As filed with the Securities and Exchange Commission on November 6, 2007

File No: 333-144704

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

UNITED REFINING ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	42-1732420
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

823 Eleventh Avenue

New York, New York 10019

(212) 956-5803

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Catsimatidis

Chairman of the Board and Chief Executive Officer

823 Eleventh Avenue

New York, New York 10019

(212) 956-5803

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas S. Ellenoff, Esq. Martin R. Bring, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 370 Lexington Avenue New York, NY 10017 (212) 370-1300 (212) 370-7889—Facsimile	Steven M. Skolnick, Esq. Lowenstein Sandler PC 65 Livingston Avenue Roseland, New Jersey 07068 (973) 597-2500 (973) 597-2400—Facsimile

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Unit (1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant (2)	28,750,000	$20.00	$575,000,000	$17,652.50
Shares of Common Stock included as part of the Units (2)	28,750,000	—	—	— (3)
Warrants included as part of the Units (2)	28,750,000	—	—	— (3)
Shares of Common Stock underlying the Warrants included in the Units (2)(4)	28,750,000	$14.00	$402,500,000	$12,356.75
Representative’s Unit Purchase Option	1	$100	$100	— (3)
Units underlying the Representative’s Unit Purchase Option (“Representative’s Units”) (4)	1,250,000	$25.00	$31,250,000	$959.38
Shares of Common Stock included as part of the Representative’s Units (4)	1,250,000	—	—	— (3)
Warrants included as part of the Representative’s Units (4)	1,250,000	—	—	— (3)
Shares of Common Stock underlying the Warrants included in the Representative’s Units (4)	1,250,000	$14.00	$17,500,000	$537.25
Total			$1,026,250,100	$31,505.88(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 3,750,000 units, and 3,750,000 shares of common stock and 3,750,000 warrants underlying such units, which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated November 6, 2007

PRELIMINARY PROSPECTUS

United Refining Energy Corp.

$500,000,000

25,000,000 units

United Refining Energy Corp. is a newly organized Business Combination Company™, or BCC™. A BCC™ is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or any other similar business combination, an unidentified operating business or assets. We intend to focus on identifying a prospective target business in the energy industry, with a particular focus on businesses or assets involved in the refining of petroleum products, but will not be limited to pursuing acquisition opportunities only within that industry. If we have entered into a definitive agreement but anticipate that we will not be able to consummate a business combination within 24 months of the date of this prospectus, we shall seek stockholder approval to extend the period of time to consummate a business combination by an additional six (6) months for the purpose of consummating such business combination. In order to extend the period of time to 30 months, (i) a majority of our outstanding shares of common stock and a majority of the shares of common stock voted by the public stockholders must approve an amendment to our amended and restated certificate of incorporation extending our corporate life to 30 months from the date of this prospectus and (ii) public stockholders owning no more than one share less than 30.0% of the shares of common stock sold in this offering may have voted against the proposed amendment and exercised their redemption rights, as described in this prospectus. The 30 month period will be referred to throughout this prospectus as the extended period and the proposal to so amend our amended and restated certificate will be referred to throughout this prospectus as a proposal to approve the extended period. We do not have any specific merger, capital stock exchange, asset acquisition or other similar business combination under consideration and have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit is being sold at a purchase price of $20.00 per unit and consists of:

•	one share of our common stock; and

•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $14.00. Each warrant will become exercisable on the later of our completion of a business combination or                     , 2008 [one year from the date of this prospectus], and will expire on                     , 2011 [four years from the date of this prospectus], or earlier upon redemption.

We were formed and organized by United Refining, Inc., our initial stockholder and to which we refer as our sponsor, a wholly-owned subsidiary of United Acquisition Corp., a Delaware corporation, which in turn is a wholly-owned subsidiary of Red Apple Group, Inc., a Delaware corporation controlled and wholly-owned by John A. Catsimatidis, our Chairman and Chief Executive Officer. United Refining, Inc. is also the parent of United Refining Company, a Pennsylvania corporation, which is the leading integrated refiner and marketer of petroleum products in western New York and northwestern Pennsylvania with revenues for the fiscal year ended August 31, 2006 in excess of $2.4 billion. United Refining Company owns and operates a medium complexity 70,000 barrel per day, or bpd, petroleum refinery in Warren, Pennsylvania where it produces a variety of products, including various grades of gasoline, ultra low sulfur diesel fuel, kerosene, No. 2 heating oil and asphalt. Operations of United Refining Company are organized into two business segments: wholesale and retail. The wholesale segment is responsible for the acquisition of crude oil, petroleum refining, supplying petroleum products to the retail segment and the marketing of petroleum products to wholesale and industrial customers. The retail segment sells petroleum products under the Kwik Fill®, Citgo®, and Keystone® brand names at a network of 371 company-operated retail units and convenience and grocery items through company-owned gasoline stations and convenience stores under the Red Apple Food Mart® and Country Fair® brand names.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol “      ” on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading , the units will continue to trade under the symbol “      ” and the common stock and warrants will be listed on the American Stock Exchange under the symbols “      ” and “      ”, respectively. The common stock and warrants comprising the units will begin separate trading ten days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our filing of a Current Report on form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 29 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$20.00	$500,000,000
Underwriting discounts and commissions (1)	$0.80	$20,000,000
Proceeds, before expenses, to us (1)	$19.20	$480,000,000

(1)	Does not include deferred underwriting compensation in the amount of $15,000,000 ($0.60 per unit), or $17,250,000 if the underwriters over-allotment option is exercised in full, payable to the underwriters, only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been redeemed into cash by those stockholders who voted against the business combination and exercised their redemption rights. If a business combination is not consummated, such deferred underwriting compensation will be forfeited by the underwriters.

Of the proceeds we receive from this offering and the private placement to be made to our sponsor prior to the consummation of this offering, $491,250,000 ($19.65 per unit) will be deposited into the trust account at [Bank of America] maintained by Continental Stock Transfer & Trust Company acting as trustee. This amount includes deferred underwriting compensation in the amount of $15,000,000 ($0.60 per unit), or $17,250,000 if the underwriters’ over-allotment option is exercised in full, payable to the underwriters, only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been redeemed by those public stockholders who voted against the business combination and exercised their redemption rights. As a result, our public stockholders will receive, subject to any valid claims by our creditors that are not covered by amounts in the trust account or indemnities provided by our sponsor, $19.65 per unit (plus a portion of the interest earned on the trust account), but net of: (i) taxes payable on interest income earned on the trust account and State of Delaware franchise taxes and (ii) up to $3,700,000 of interest income earned on the trust account released to us to fund our working capital and dissolution and liquidation expenses if we fail to consummate a business combination; provided, however, if the over-allotment option is exercised in full, we will not be permitted to draw such amounts until $1,687,500 (or a lesser amount if less than the fully over-allotment option is exercised, pro rata based on the amount of the over-allotment option exercised) of interest shall have been earned on the trust account with the resulting effect that there shall be a minimum of $19.65 per unit held in the trust account. Under Delaware law, claims of our creditors will have priority over the distribution to our stockholders of amounts held in the trust account.

We are offering the units for sale on a firm-commitment basis. Deutsche Bank Securities Inc. and Maxim Group LLC, are acting as joint bookrunning managers of the offering and are acting as the joint representatives of the underwriters, expect to deliver our securities to investors in the offering on or about [                    ], 2007.

Deutsche Bank Securities	Maxim Group LLC

The date of this prospectus is                     , 2007.

Our sponsor, United Refining, Inc. has agreed to purchase 6,125,000 warrants, or insider warrants, from us at a price of $2.00 per warrant in a private placement to be completed immediately prior to this offering. All of the proceeds received from the sale of the insider warrants (an aggregate of $12,250,000) will be placed in the trust account described below. The insider warrants will be identical to those sold in this offering except that none of the insider warrants will be transferable or salable until after we complete a business combination, are not subject to redemption if held by our sponsor or its permitted assigns and may be exercised on a “cashless” basis at any time after they become exercisable if held by our sponsor or its permitted assigns. The holder of insider warrants will not have any right to any liquidation distributions with respect to the shares underlying such insider warrants in the event we fail to consummate a business combination, in which event the insider warrants will expire worthless.

We have granted the underwriters, a 45-day option to purchase up to 3,750,000 additional units (over and above the 25,000,000 units referred to above) solely to cover over-allotments, if any. We have also agreed to sell to Deutsche Bank Securities Inc. and Maxim Group LLC, the representatives of the underwriters, for $100, as additional compensation, an option to purchase up to an aggregate of 1,250,000 units at a per unit price of $25.00. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

You should rely only on the information contained in this registration statement of which this prospectus forms a part. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data and we do not make any representation as to the accuracy of the information.

This prospectus contains forward-looking statements that involve substantial risks and uncertainties as they are not based on historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You should not place undue reliance on any forward-looking statements, which apply only as of the date of this prospectus.

“Business Combination Company TM” and “BCC TM” are service marks of Maxim Group LLC.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “our,” “company” or “our company” refer to United Refining Energy Corp.;

•

references to “business combination” mean our initial acquisition of one or more assets or operating businesses with a fair market value of at least 80.0% of our net assets held in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon held in the trust account) at the time of the acquisition through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, pursuant to which we will require that a majority of the shares of common stock voted by the public stockholders are voted in favor of the acquisition and one share less than 30.0% of the public stockholders both exercise their redemption rights and vote against the proposed acquisition;

•	references to “existing stockholder” are to our sole stockholder before this offering, which is also our sponsor, United Refining, Inc.;

•

references to “private placement” are to the sale of 6,125,000 warrants to our sponsor at a price of $2.00 per warrant, for an aggregate purchase price of $12,250,000, in a private placement that will occur immediately prior to the consummation of this offering;

•

references to “public stockholders” are to the holders of common stock sold as part of the units in this offering or acquired in the aftermarket, including any existing stockholder to the extent they acquire such shares (and solely with respect to such shares);

•

references to our “sponsor” are to United Refining, Inc., a Delaware corporation which is a wholly-owned subsidiary of United Acquisition Corp., a Delaware corporation, which in turn is a wholly-owned subsidiary of Red Apple Group, Inc., a Delaware corporation wholly-owned by John A. Catsimatidis, Chairman of our board of directors and our Chief Executive Officer;

•	references to “insider warrants” are to the warrants to purchase an aggregate of 6,125,000 shares of our common stock being purchased by our sponsor in the private placement;

•	references to a “target business” are to one or more operating businesses which, after completion of this offering, we may target for a potential business combination; and

•

unless expressly stated to the contrary, the information in this prospectus assumes that the underwriters will not exercise its over-allotment option. All share and per share information in this prospectus gives retroactive effect to a .625-for-one reverse stock split effective as of September 6, 2007.

Our Business

We are a newly organized Business Combination CompanyTM, or BCCTM. A BCCTM is a blank check company formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination of an unidentified operating business. We intend to focus on identifying a prospective target business in the energy industry throughout the world, with a particular focus on businesses or assets involved in the refining of petroleum and specialized products (such as petrochemicals) and services to the energy industry but our efforts in identifying a prospective target business will not be limited to the energy industry. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

To consummate our business combination, we may target refining, distribution and marketing companies, including the production of petroleum and other related products but our efforts in identifying a prospective target business will not be limited to such industries. As we evaluate initial business combinations, we may consider various factors such as market pricing, quality and the availability of various grades of crude oil, in addition to considering environmental factors and refinery maintenance. The combination of the above factors will be enhanced by the ability of the business to efficiently select the most profitable feedstock and product mix. We do not have a primary geographic focus, and we may seek to acquire refineries or interests in any market in which we believe we could be competitive. We may also seek to capitalize on the cost advantages of using heavy, sour crude oil rather than light, sweet crude oil as a raw material to manufacture refined products.

In implementing our business plan, we intend to leverage the extensive contacts and relationships of our officers and directors, who together have over 105 years of experience in the energy industry, to source, evaluate and manage potential investment opportunities.

•

Our Chairman and Chief Executive Officer, John A. Catsimatidis, is the Chairman of the Board and Chief Executive Officer of Red Apple Group, Inc., a diversified holding company with interests in the energy industry, supermarkets, airplanes and finance. Mr. Catsimatidis founded Red Apple Supermarkets, a single neighborhood grocery store in 1968. Through internal growth and a series of acquisitions, Mr. Catsimatidis has grown the operation, under the brand name “Gristedes,” into Manhattan’s largest supermarket chain. Mr. Catsimatidis is also currently the Chairman of the Board and Chief Executive Officer of United Refining Company, a wholly-owned subsidiary of our sponsor and an integrated refiner and marketer of petroleum products in western New York and northwestern Pennsylvania with revenues for the fiscal year ending August 31, 2006 in excess of $2.4 billion. Mr. Catsimatidis has held these positions for over 20 years, when his wholly-owned company, United Acquisition Corp., purchased United Refining Company’s parent, United Refining, Inc., which is our sponsor, while United Refining Company was in bankruptcy proceedings. Mr. Catsimatidis negotiated a plan of reorganization paying creditors 100% of their proven claims plus post-petition interest. Additionally, he served as President of United Refining Company from February 1986 until September 1996.

•

Our President and a director of our company, Myron L. Turfitt, is currently President and Chief Operating Officer of United Refining Company, and has held these positions since September 1996, and has held several executive positions at United Refining Company since 1981. Mr. Turfitt is a CPA with over 30 years of financial and operations experience in all phases of the petroleum business including exploration and production, refining and retail marketing. His experience covers both fully-integrated major oil companies and large independents.

•	Our Chief Financial Officer, James E. Murphy, is currently Chief Financial Officer of United Refining Company and has held this position since 1997. He has held other accounting and internal auditing positions with United Refining Company, including Vice President—Finance and Director of Internal Auditing. Mr. Murphy is a CPA, and prior to joining United Refining Company, had over 15 years experience in accounting and auditing with banking, public accounting and manufacturing companies.

•

Our Secretary, John R. Wagner, is currently the Vice President, General Counsel and Secretary to each of United Refining Company, United Acquisition Corp., and to certain of its subsidiaries, and has held these positions since 1997. Prior to joining United Refining Company, Mr. Wagner served as Counsel to Dollar Bank, F.S.B. from 1988 to 1997.

•

Our director, Theodore P. Nikolis, has been a director since July 2007. He is currently Senior Counsel to The Royal Bank of Scotland (LSE: RBS), and has held this position since 2005. Approximately 20 years ago, Mr. Nikolis began his involvement in the electric power sector as a project finance attorney at the firm of Chadbourne & Parke. From January 2000 to October 2005, Mr. Nikolis was a principal of Nikolis & Associates, LLC, a consulting firm focused on distressed debt providing turnaround strategies, debt restructuring, collateral sales and bankruptcy options for the maximization of asset and/or collateral value in distressed situations. From January 2003 to October 2005, Mr. Nikolis was also a member of Odysseus Energy Inc., a private equity group targeting distressed electric generating facilities. From March 1998 to January 2000, Mr. Nikolis managed the closure of Coutts & Co.’s New York office, the private banking subsidiary of NatWest. Mr. Nikolis previously managed the short term operation, financial restructuring and ultimate liquidation of over $1 billion of distressed co-generation and independent power production facilities.

•

Our director, Michael Bilirakis, has been a director since September 2007. In January 2007, Mr. Bilirakis returned to the practice of law, which he previously engaged in from 1968 to 1984, and established the Bilirakis Law Group. From January 1983 until his retirement in January 2007, Mr. Bilirakis served in the U.S. House of Representatives, where he represented the Ninth District of Florida. During his tenure, Mr. Bilirakis served on the House Energy and Commerce Committee for 22 years. From 1992 to 2006, Mr. Bilirakis served as a member of the North Atlantic Treat Organization (NATO) Parliamentary Assembly, which brings together members of the U.S. Congress with members of parliaments throughout NATO to facilitate awareness and understanding of key security issues and to provide transparency of NATO policies.

Our officers and directors have extensive relationships in the energy industry and our management team has substantial expertise in energy industry operations, as well as in identifying, negotiating, financing and structuring energy industry-related acquisitions. While we intend to focus on potential acquisition targets in the energy industry, we may also pursue opportunities in other industries involving businesses outside of management’s expertise. The discussion in this prospectus relating to the energy industry may be irrelevant if we pursue acquisition opportunities outside of this industry.

Our Sponsor

Our sponsor is United Refining, Inc., a Delaware corporation, which is a wholly-owned subsidiary of United Acquisition Corp., a Delaware corporation, which in turn is a wholly-owned subsidiary of Red Apple Group, Inc., a Delaware corporation. Red Apple Group, Inc. is wholly-owned by John A. Catsimatidis, Chairman of our board of directors and our Chief Executive Officer. Red Apple Group, Inc. is a diversified company with a wide variety of operations in the refining industry. In addition, Red Apple Group, Inc., through certain of its subsidiaries and affiliates, also operates supermarkets including Gristede’s in New York, has substantial real estate holdings, operates an airplane leasing company and publishes the Hellenic Times, the largest Greek American newspaper printed in the United States. Below is a depiction of the relationships between some of these companies and us.

We were established by United Refining, Inc. because it perceives our company as an attractive investment opportunity that allows it to explore a larger number of opportunities in the energy industry than would otherwise be available to United Refining, Inc. and in a manner that would not entail substantial changes to its capital structure. United Refining, Inc. has decided to establish, invest in (such as the private placement of 6,125,000 warrants at a price of $2.00 per warrant immediately prior to this offering, and dedicate resources (such as office space, utilities, administrative services and loans in the aggregate principal amount of $300,000 in payment of initial transaction expenses) to us because United Refining, Inc. believes that we will allow it to participate in acquisitions in the energy industry in a non-dilutive and debt-free manner to United Refining, Inc.

Conflicts

Our directors and officers may have similar legal obligations relating to presenting business opportunities to multiple entities as a result of the directors’ and officers’ multiple affiliations. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity. We cannot assure you that any of the conflicts mentioned herein will be resolved in our favor.

Each of our directors and officers have, or may come to have, to a certain degree, other fiduciary obligations. Messrs. Catsimatidis, Turfitt, Murphy and Wagner are officers of both our sponsor, United Refining, Inc., and its wholly-owned subsidiary, United Refining Company, which operates a refinery in Warren, Pennsylvania, and our company. Mr. Catsimatidis also serves as a member of the board of directors of United Refining, Inc., United Refining Company and our company. Under Delaware law, each of these individuals may have fiduciary duties to us and to the other companies. These fiduciary duties include the duty of loyalty, which requires that an officer or director must exercise his or her powers in good faith in the best interests of the corporation he or she serves and not in the director’s or officer’s own interest or in the interest of another person or an organization with which the officer or director is associated. As a result of our sponsor’s significant ownership stake in us and our common management, there are certain potential conflicts of interest, including potential competition as to acquisition targets and, after an acquisition has been consummated, potential competition and business relationships with each other. As set forth below, we will have the first opportunity to consider our initial business combination meeting our 80.0% threshold requirements in any industry or business except with respect to transactions primarily involving the purchase of retail operations or the sale or lease of real estate in connection therewith.

The discretion of our officers and directors, some of whom are also officers and/or directors of other companies, including our sponsor, in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. Investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among their various business activities, including those related to United Refining, Inc. In addition to his business activities, Mr. Catsimatidis is involved, and may increase his involvement, in various charitable, civic and political activities, including his considering whether to become a possible candidate for the mayor of New York City in November 2009. These activities could further limit his ability to devote time to our affairs and could affect our ability to consummate a business combination.

•

Our officers and directors may, in the future, become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

In the course of their business activities for United Refining, Inc. or any of the other companies diagramed above, our common officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as to such other company. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For this reason, we have entered into a business opportunity right of first refusal agreement with each of such companies, the terms of which are discussed further below.

•

Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed or by us in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may compete with us.

•

Since United Refining, Inc. owns shares of our common stock and insider warrants that will be released from escrow only if a business combination is successfully completed and owns warrants which will expire worthless if a business combination is not consummated, our board of directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The financial interests of United Refining, Inc. may influence the motivation of our common officers and directors in identifying and selecting a target business, timely completing a business combination and securing the release of United Refining, Inc.’s stock from escrow.

•

Approximately $12,275,000 of United Refining, Inc.’s investment in us will be lost if we do not consummate a business combination. This amount is comprised of consideration paid for the founding shares (which do not have liquidation rights) and insider warrants. These amounts are in addition to (i) a maximum of $15,000 in fees and expenses for our dissolution and liquidation, which United Refining, Inc. has agreed to pay in the event we do not have sufficient funds outside of the trust account to pay for such expenses, and (ii) claims made against the trust account by creditors who have not executed waivers of claims.

•

Because it is possible that our chairman and one or more of our independent directors may continue to serve on our board of directors after the consummation of our initial business combination, and such individuals may be paid fees for their services, the financial interest of such individuals may influence their motivation when determining whether a particular business combination is on our shareholders’ best interest and securing payment of such fees.

•

Upon consummation of the offering, United Refining, Inc. will own 20.0% of our common stock, which significant ownership interest may dissuade potential acquirers from seeking control of us after we complete our initial business combination and buying our common stock at a price that our stockholders may deem beneficial.

Right of First Refusal

Commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination or our dissolution and liquidation, we have agreed with each of Red Apple Group, Inc., a company owned and controlled by John A. Catsimatidis, Chairman of our board of directors and our Chief Executive Officer, its wholly-owned subsidiary United Acquisition Corp., its wholly-owned subsidiary and our existing stockholder and sponsor, United Refining, Inc. and its wholly-owned subsidiary, United Refining Company, to share business opportunities as follows:

•

We will have the first opportunity to consider any business opportunities meeting our 80.0% threshold requirements in any industry or business except with respect to transactions primarily involving the purchase of retail operations or the sale or lease of real estate in connection therewith.

•

United Refining, Inc. Red Apple Group, Inc., United Acquisition Corp. and United Refining Company will have the first opportunity to consider any business opportunities with respect to transactions primarily involving the purchase of retail operations or the sale or lease of real estate in connection therewith.

Decisions by us to release any of the above-named companies to pursue any specific business opportunity other than with respect to transaction primarily involving the purchase of retail operations or the sale or lease of real estate in connection therewith will be made by a majority of our independent directors.

We have entered into the business opportunity right of first refusal agreement in order to (i) provide greater certainty to the process by which we manage any potential conflict of interest and (ii) provide each of our and each of the other companies’ management with guidelines to permit each of them to fully and properly discharge their respective duties to each of us and the other companies. United Refining, Inc., Red Apple Group, Inc., United Acquisition Corp. and United Refining Company have further agreed, for the period commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination or our liquidation, that they will not form, invest in or become affiliated with a blank check or blind pool company operating in or intended to acquire a business in the energy industry as well as other industries.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers and directors or our sponsor and any of their potential contacts or relationships regarding a potential business combination. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate. While we intend to focus on potential acquisition targets in the energy industry, with a particular focus on businesses or assets involved in the refining of petroleum products, we may also pursue opportunities in other industries. If an attractive acquisition opportunity is identified in another industry prior to the time we identify an acquisition opportunity in the energy industry, we may pursue such other opportunity. There is no time or date certain or monetary milestone associated with when we may begin looking for acquisition opportunities outside of the energy industry. If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus and in our amended and restated certificate of incorporation, we will liquidate our trust account and any other assets to our public stockholders.

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business (or businesses) whose fair market value is at least equal to 80.0% of our net assets held in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon, net of taxes payable, held in the trust account) at the time of such acquisition. If we acquire less than 100.0% of one or more target businesses in our initial business combination, the aggregate fair market value of the interest or assets we acquire must equal at least 80.0% of our assets held in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon held in the trust account) at the time of such acquisition. Consequently, initially we may have the ability to complete only a single business combination, although this may entail our acquisition of one or more individual assets, properties or entities.

While we do not intend to pursue a business combination with any company that is affiliated with our existing stockholder, executive officers or directors, we are not prohibited from pursuing such a transaction. In the event we seek to complete a business combination with such a company, we would obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, or FINRA, and is reasonably acceptable to the representatives of the underwriters, that such a business combination is fair to our stockholders from a financial point of view. Generally, such opinion is rendered to a company’s board of directors and investment banking firms may take the view that stockholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

In the event we ultimately determine to simultaneously acquire several assets or properties and such assets or properties are owned by different sellers, we may need for each of such sellers to agree that our purchase is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the multiple assets or properties into a single operating entity.

Our business combination may take the form of a joint venture wherein we acquire less than a 100.0% ownership interest in certain properties, assets or entities. We intend to pursue a transaction in which our stockholders would continue to own a controlling interest of our company. However, we could pursue a transaction, such as a reverse merger or other similar transaction, in which we issue a substantial number of new shares and, as a result, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. In such case, the remaining ownership interest may be held by third parties who may or may not have been involved with the properties, assets or entities prior to our acquisition of such ownership interest. With a joint venture, we will face additional risks, including the additional costs and time required to investigate and otherwise conduct due diligence on potential joint venture partners and to negotiate joint venture agreements. Moreover, the subsequent management and control of a joint venture will entail risks associated with multiple owners and decision makers.

We may further seek to acquire a target business that has a fair market value significantly in excess of 80.0% of our net assets held in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon, net of taxes payable, held in the trust account). In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities, and the Company may effect a business combination using the proceeds of such offering rather than using the amounts held in the trust account. In the case of a business combination funded with assets other than the trust account assets, the proxy materials disclosing the business combination for which we would seek stockholder approval would disclose the terms of the financing as well and, if required by law, regulation or a rule of the American Stock Exchange, we would seek stockholder approval of such financing. In the absence of a requirement by law, regulation or a rule of the American Stock Exchange, we would not seek separate stockholder approval of such financing inasmuch as the financing portion of any business combination would be disclosed in the proxy materials and would be a consideration of the stockholder approval process for the business combination under consideration. There are no prohibitions on our ability to raise funds privately or through loans that would allow us to acquire a company with a fair market value in an amount greater than 80.0% of our net assets held in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon, net of taxes payable, held in the trust account) at the time of the acquisition. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Private Placement

Prior to the date of this prospectus, our sponsor will purchase an aggregate of 6,125,000 warrants, which we refer to as the insider warrants, from us at a price of $2.00 per warrant in a private placement pursuant to Regulation D of the Securities Act of 1933, as amended. The insider warrants will be identical to those sold in this offering, except that: (i) the insider warrants will not have a claim to the funds held in the trust account, (ii) the insider warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (iii) the insider warrants will be nonredeemable so long as they are held by our sponsor or its permitted assigns and (iv) the insider warrants are exercisable (a) on a “cashless” basis at any time after they become exercisable, if held by our sponsor or its permitted assigns and (b) in the absence of an effective registration statement covering the shares of common stock underlying the warrants.

All of the gross proceeds from the sale of the 6,125,000 warrants in the private placement, or $12,250,000, will be deposited into the trust account. Until the day following consummation of a business combination, the insider warrants may only be transferred in certain limited circumstances, and the transferees receiving such insider warrants will be subject to the same sale restrictions imposed on the initial purchaser and its member transferees.

Our executive offices are located at 823 Eleventh Avenue, New York, New York, 10019, and our telephone number at that location is (212) 956-5803.

The Offering

Securities offered:	25,000,000 units, at $20.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

Trading commencement and separation of common stock and warrants:

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants shall trade separately on the 10th day following the earlier to occur of: (i) the expiration of the underwriters’ over-allotment option or (ii) its exercise in full.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Current Report on Form 8-K after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated information reflecting the exercise of the over-allotment option. For more information, see “Description of Securities—Units.”

Following the date that the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any securityholder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent securityholder owning common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Common stock:

Number outstanding before this offering:	6,250,000 shares

Number to be outstanding after this offering:	31,250,000 shares

Warrants:

Number outstanding before this offering and private placement:	0 warrants

Number to be outstanding after this offering and private placement:	31,125,000 warrants

Exercisability:	Each warrant is exercisable for one share of common stock.

Exercise price:	$14.00

None of the warrants may be exercised until after the consummation of our business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Exercise period:

The warrants will be exercisable only if we provide for an effective registration statement covering the shares of common stock underlying the warrants. The warrants will become exercisable on the later of:

•	the completion of a business combination , or

•	[ ], 2008 [one year from the effective date of the registration statement]

The warrants will expire at 5:00 p.m., New York City time, on [                    ], 2011 [four years from the effective date of the registration statement] or, in the event our stockholders approve the extended period, on                     , 2012 [four years and six months from the effective date of the registration statement] or earlier upon redemption.

Redemption:	We may redeem the outstanding warrants without the consent of the representative or any third party (including any warrants issued upon exercise of the representative’s unit purchase option):

•	in whole and not in part,

•	at a price of $0.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days prior written notice of redemption, and

•

if, and only if, the last sales price of our common stock equals or exceeds $28.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

The redemption provisions for our warrants have been established at a price which is intended to provide warrant holders a premium to the initial warrant exercise price and to provide a degree of liquidity to cushion the market reaction, if any, to our redemption call. There can be no assurance, however, that the price of the common stock will exceed $28.50 or the warrant exercise price of $14.00 after we call the warrants for redemption and the price may in fact decline as a result of the limited liquidity following any such call for redemption.

None of the warrants issued in the private placement are redeemable while held by the initial stockholder or its permitted assigns.

Private Placement:

Our sponsor has agreed to purchase 6,125,000 warrants, or insider warrants, prior to the consummation of the offering at the price of $2.00 per warrant for a total of $12,250,000, all of which are to be financed from the sponsor’s funds and not from borrowed funds. The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of a business combination. We do not believe the sale of the warrants will result in a compensation expense because they are being sold at or above fair market value. If we do not complete a business combination that meets the criteria described in this prospectus, then the $12,250,000 purchase price of the insider warrants will become part of the amount payable to our public stockholders upon the liquidation of our trust account and the insider warrants will become worthless. See “Proposed Business—Effecting a business combination—Liquidation if no business combination” below.

The insider warrants have terms and provisions that are identical to the warrants being sold in this offering, respectively, except that (i) the insider warrants will not have a claim to the funds held in the trust account, (ii) the insider warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (iii) the insider warrants will be nonredeemable so long as they are held by our sponsor or its permitted assigns and (iv) the insider warrants are exercisable on a “cashless” basis at any time after they become exercisable if held by our sponsor or its permitted assigns. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes, while remaining in escrow.

If any of our officers or directors or our sponsor acquire units or warrants for their own account in the open market, any such warrants or the warrants included in those units will be redeemable. If our other outstanding warrants are redeemed and the price of our common stock rises following such redemption, the holder of the insider warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although there is no assurance the price of our common stock would increase following a warrant redemption. We have elected to make the insider warrants non-redeemable in order to provide the sponsor a potentially longer exercise period for those warrants because it will bear a higher risk than that of public due to the fact the insider warrants are subject to transfer restrictions and to a longer holding period than that of the public warrantholders, and also to loss of investment upon liquidation, as described in the preceding paragraph. If the price of our common stock declines in periods subsequent to a warrant redemption and the sponsor who initially acquired these insider warrants from us continues to hold the insider warrants, the value of those insider warrants still held by the sponsor may also decline.

Proposed AMEX symbols for our:

Units:	“ ”

Common stock:	“ ”

Warrants:	“ ”

Offering proceeds to be held in trust:

Of the proceeds we receive from this offering and the private placement to be made prior to the consummation of this offering to our sponsor, $491,250,000 ($19.65 per unit), or $564,937,500 if the over-allotment option is exercised in full, will be deposited into the trust account at [Bank of America] maintained by Continental Stock Transfer & Trust Company acting as trustee. Of this amount, up to $476,250,000 ($547,687,500 if the underwriters’ over-allotment option is exercised in full) may be used by us for the purpose of effecting a business combination and up to $15,000,000 ($0.60 per unit), or $17,250,000 if the underwriters’ over-allotment option is exercised in full, will be payable to the underwriters if a business combination is consummated and then only with respect to those units as to which the component shares have not been redeemed by those stockholders who voted against the business combination and exercised their redemption rights.

We believe that the inclusion in the trust account of the underwriters’ deferred underwriting compensation and the proceeds of the private placement in the trust account is a benefit to our public stockholders because additional proceeds will be available for distributions to investors if we liquidate our trust account prior to our completing a business combination. The proceeds held in the trust account will not be released to us until the earlier of the completion of our business combination or our dissolution liquidation; provided, however, we plan to draw the following amounts from the interest income earned on the trust account prior to, or upon consummation of, a business combination or our dissolution and liquidation: (i) taxes payable on interest income earned on the trust account and State of Delaware franchise taxes and (ii) up to an aggregate of $3,700,000 of interest income for working capital purposes. However, to the extent the underwriters’ over-allotment option is exercised in full and funds held in trust are less that $19.65 per share, we will not be permitted to draw such amounts until $1,687,500 (or a lesser amount if less than the full over-allotment option is exercised, pro rata based on the amount of the over-allotment exercise) of interest shall have been earned on the trust account with the result effect that there shall be a minimum of $19.65 per unit held in the trust account. Unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. Expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $150,000 after the payment of the expenses relating to this offering) plus up to $3,700,000 of interest income earned on the trust account and released to us to fund our working capital.

It is possible that we could use a portion of the funds not in the trust account to make a deposit or down payment to fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would liquidate the company and liquidate our trust account.

Limited payments to insiders:

Prior to the completion of a business combination, there will be no fees, reimbursements, cash payments or compensation of any kind, including the issuance of any securities of the company, made to our sponsor or our officers and directors other than:

•	repayment of an aggregate of $300,000 in loans bearing no interest made by our sponsor to cover offering expenses;

•

reimbursement for any expenses incident to the offering and finding a suitable business combination. Given the amount of time it may take to identify a prospective target and take all the steps necessary to consummate a business combination and the fact that a prospective target is not limited to any particular geographic region, we cannot predict at this time with any degree of certainty the amount of expenses to be incurred by our officers and directors in connection with a business combination that we will ultimately reimburse; and

•

payment to United Refining, Inc., our sponsor, of $7,500 per month for office space and certain general and administrative services, including but not limited to receptionist, secretarial and general office services. Our sponsor and certain of its affiliates share office space and share the cost of secretarial, reception, telecommunication, equipment, supplies, and such other office-related items as they deem appropriate at a cost of approximately $80,000 per month. As we expect our activities in seeking and consummating a business combination will require use of a portion of the office space and these various services, we have agreed to pay 9.4% of such cost, or $7,500 per month, with the balance being the obligation of our sponsor or such affiliates.

Our sponsor has entered into a business opportunity right of first refusal agreement with us:

Commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination or our dissolution and liquidation, we have agreed with each of Red Apple Group, Inc., a company owned and controlled by John A. Catsimatidis, Chairman of our board of directors and our Chief Executive Officer, its wholly-owned subsidiary United Acquisition Corp., its wholly-owned subsidiary and our existing stockholder and sponsor, United Refining, Inc. and its wholly-owned subsidiary, United Refining Company, to share business opportunities as follows:

•

We will have the first opportunity to consider any business opportunities meeting our 80.0% threshold requirements in any industry or business except with respect to transactions primarily involving the purchase of retail operations or the sale or lease of real estate in connection therewith.

•

Red Apple Group, Inc., United Acquisition Corp., United Refining, Inc. and United Refining Company will have the first opportunity to consider any business opportunities with respect to transactions primarily involving the purchase of retail operations or the sale or lease of real estate in connection therewith.

Decisions by us to release any of the above-named companies to pursue any specific business opportunity other than with respect to transaction primarily involving the purchase of retail operations or the sale or lease of real estate in connection therewith will be made by a majority of our independent directors.

We have entered into a business opportunity right of first refusal agreement in order to (i) provide greater certainty to the process by which we manage any potential conflict of interest and (ii) provide each of our and each of the other companies’ management with guidelines to permit each of them to fully and properly discharge their respective duties to each of us and the other companies.

Stockholders must approve business combination:

We will seek stockholder approval before we effect our business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required to approve the extended period or the initial business combination, our initial stockholder has agreed to vote the shares of common stock owned by it immediately prior this offering in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our existing stockholder, directors and executive officers have agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of the extended period and a business combination submitted to our stockholders for approval. Accordingly, our initial stockholder will not be able to exercise redemption rights with respect to any potential business combination.

We are not aware of any present intention on the part of our sponsor, officers or directors to make any purchases in this offering or in the aftermarket. Although we do not know for certain the factors that would cause our sponsor, officers or directors to purchase our securities, we believe that some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears that a substantial number of public stockholders are voting against a proposed business combination, and (iv) their interest in the target business once the target business has been identified.

Although our sponsor, officers and directors have no current intentions to make such purchases, the sponsor and directors and officers are not prohibited from purchasing shares of our common stock in the open market and/or in privately negotiated transactions. Any such privately negotiated transaction with a stockholder would include a contractual acknowledgement that such stockholder, although still a holder of record of our common stock, is no longer the beneficial owner thereof and therefore agrees to vote such shares of common stock as directed by the sponsor, directors or officers, as the case may be. In the event the sponsor, directors or officers purchase shares in privately negotiated transactions from stockholders who have already cast votes against a proposal to approve the extended period or the proposed acquisition, as the case may be, and requested redemption of their shares, such selling stockholders would be required to revoke their prior votes against the proposal to approve the extended period or the proposed acquisition, as the case may be, and to revoke their prior elections to redeem their shares and to cast new votes in favor of the proposal to approve the extended period or the proposed acquisition, as the case may be. The revocation of prior negative votes and substitution therefor of votes in favor of the proposal to approve the extended period or the proposed acquisition, as the case may be, would have the effect of reducing redemptions and increasing votes in favor of the proposal to approve the extended period or the proposed acquisition, as the case may be, thereby making it more likely that the proposal to approve the extended period or a proposed business combination, as the case may be, would be approved.

We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning no more than one share less than 30.0% of the shares of common stock sold in this offering both vote against the business combination and exercise their redemption rights on a cumulative basis with the stockholders who previously exercised their redemption rights in connection with the stockholder vote required to approve the extended period. In addition, we will not proceed with a business combination unless the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination is approved by a majority of our outstanding shares of common stock.

Voting against the proposal to approve the extended period or the business combination alone will not result in redemption of a stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must also exercise its redemption rights described below. Our threshold for redemption rights has been established at 30.0% in order for our offering to be competitive with the recent trend of other blank check companies currently in the market, although historically blank check companies have used a 20.0% threshold. We have increased the threshold to reduce the risk of a small group of stockholders exercising undue influence on the approval process.

This structural change is consistent with many other current filings with the SEC and it will increase the likelihood of an approval of any proposed business combination by making it easier for us to consummate a business combination with which public stockholders may not agree. However, the 30.0% threshold entails certain risks described under the headings, “Risk Factors—Unlike most other blank check offerings, we allow our public stockholders holding one share less than 30.0% of the shares of common stock sold in this offering to exercise their redemption rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your redemption rights” and “—Unlike most other blank check offerings, we allow our public stockholders holding up to one share less than 30.0% of the shares of common stock sold in this offering to exercise their redemption rights. The ability of a larger number of our public stockholders to exercise their redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.” For more information, see the section entitled “Proposed Business—Effecting a Business Combination—Opportunity for stockholder approval of a business combination.”

For purposes of seeking approval of the majority of the shares of common stock voted by the public stockholders, non-votes will have no effect on the proposal to approve the extended period or approval of a business combination once a quorum is obtained. We intend to give prior written notice of any meeting at which a vote shall be taken to approve the extended period or business combination during a period of not less than 10 days nor more than 60 days prior to such meeting.

Even if less than 30.0% of the public stockholders exercise their redemption rights on a cumulative basis, we may be unable to consummate a business combination if such redemption leaves us with funds less than a fair market value at least equal to 80.0% of our assets held in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon, net of taxes payable, held in the trust account) at the time of such acquisition, which amount is required as a condition to the consummation of our initial business combination. In such event, we may be forced to find additional financing to consummate such business combination, consummate a different business combination or dissolve and liquidate. This may limit our ability to effectuate the most attractive business combination available to us.

Possible extension of time to consummate a business combination to 30 months:

Unlike other blank check companies, if we have entered into a definitive agreement but anticipate that we will be unable to consummate a business combination within 24 months from the date of this prospectus, we shall seek to extend the time period within which we must complete our business combination to avoid being required to liquidate to 30 months, by calling a special meeting of our stockholders for the purpose of soliciting their approval for such extension.

If holders of 30.0% or more of the shares of common stock sold in this offering vote against the proposed extension to 30 months and elect to redeem their shares for a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24 month period, we will be required to liquidate with the amount remaining in the trust account returned to all public stockholders. Subject to the foregoing, approval of the extension to 30 months will require the affirmative vote of the majority of our outstanding shares of common stock and a majority of our public stockholders.

If we receive stockholder approval for the extended period and holders of 30.0% or more of the shares of common stock sold in this offering do not vote against the extended period and choose to redeem in connection with the vote for the extended period, we will then have an additional six (6) months in which to complete the initial business combination. As a result of an approval of the extension, we may be able to hold your funds in the trust account for up to 30 months.

A stockholder’s election to redeem his shares of common stock will only be honored if the extended period is approved. Stockholders who vote against the extended period and exercise their redemption rights will not be able to vote on the initial business combination. All other stockholders will be able to vote on the initial business combination.

If at the end of such 30 month period we have not effected a business combination, we will dissolve as promptly as practicable and liquidate the proceeds of the trust account as set forth in this prospectus.

Redemption rights for stockholders voting to reject the extended period or a business combination

Public stockholders voting against a proposal to approve the extended period (which proposal is approved) or a business combination that is approved will be entitled to redeem their common stock for $19.65 (plus a portion of the interest earned on the trust account) but net of: (i) taxes payable on interest income earned on the trust account and State of Delaware franchise taxes and (ii) up to $3,700,000 of interest income released to us to fund our working capital; provided, however, if the underwriters’ over-allotment option is exercised in full, we will not be permitted to draw such amounts until $1,687,500 (or a lesser amount if less than the full over-allotment option is exercised, pro rata based on the amount of the over-allotment option exercised) of interest income shall have been earned on the trust account with the resulting effect that there shall be a minimum of $19.65 per share held in the trust account. If a proposal to approve the extended period or a business combination, as the case may be, is approved, stockholders that vote against the proposal to approve the extended period or a business combination and elect to redeem their shares of common stock to cash will be entitled to receive their pro-rata portion of the $15,000,000 ($0.60 per share) of deferred underwriting discount held in the trust account along with interest accrued thereon. However, the ability of stockholders to receive $19.65 per share is subject to any valid claims by our creditors not covered by amounts held in the trust account or the indemnity provided by our sponsor.

Public stockholders will not be entitled to their pro rata share of the trust account simply by voting against the proposal to approve the extended period or the business combination; each stockholder must also affirmatively exercise its redemption rights in order to receive its pro rata share of the trust account. However, if public stockholders of 30.0% or more of our shares of common stock on a cumulative basis vote against the proposal to approve the extended period or the business combination and elect to redeem their shares of common stock, our corporate life will not be extended and we will not proceed with such business combination, as the case may be. Public stockholders that redeem their stock into their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold.

Whether the redemption threshold is exceeded will be determined by adding the percentage of public stockholders that redeem their shares of common stock in connection with the approval of the extended period to the percentage of public stockholders that redeem their shares of common stock in connection with a proposed business combination. In the event that 30.0% or more of the public stockholders vote against a proposal to approve the extended period and exercise their redemption rights, our corporate life will not be extended and our company’s existence will be terminated if we cannot consummate a business combination within 24 months from the date of this prospectus. If the extended period is approved and less than 30.0% of our public stockholders vote against the extended period and exercise their redemption rights (or if we never solicit stockholder approval of an extended period), then we shall proceed with a business combination if, in addition to other necessary approvals discussed elsewhere in this prospectus, the number of public stockholders voting against the proposed business combination and exercising their redemption rights does not exceed 30.0% of the number of shares sold in this offering on a cumulative basis with the stockholders who previously exercised their redemption rights in connection with the proposal to approve the extended period, if applicable.

An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement prior to the vote taken with respect to a proposal to approve the extended period or a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the proposal to approve the extended period or the business combination and the amendment to our amended and restated certificate of incorporation is approved and filed with the Secretary of State of Delaware or the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the proposal to approve the extended period or the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposal to approve the extended period or a proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the extended period or the business combination to tender his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. Traditionally, in order to perfect redemption rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to redeem. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the extended period or the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares prior to the meeting. The need to deliver shares is a requirement of redemption regardless of the timing of when such delivery must be effectuated. However, in the event we require holders seeking to exercise redemption rights to tender their shares prior to the meeting and the proposal to approve the extended period or the proposed business combination is not consummated (and therefore we would not be obligated to redeem the tendered shares), this may result in an increased cost to stockholders when compared to the traditional process if the tendering broker passes the cost on to the redeeming holder.

Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for redemption and subsequently decided prior to the meeting not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to redeem their shares who elect redemption will be distributed promptly after the filing of the amendment to our amended and restated certificate of incorporation with the Secretary of State of Delaware or the completion of a business combination. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise any warrants they still hold.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus unless a proposal to approve the extended period is approved, in which case we will have 30 months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their redemption rights with respect to a proposed business combination would not be entitled to redeem their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder.

Our existing stockholder is not entitled to redeem any of its shares of common stock acquired prior to this offering into a pro rata share of the trust account. However, if our existing stockholder acquires shares of common stock in or after this offering it will be entitled to a pro rata share of the trust account upon our dissolution and liquidation in the event we do not consummate a business combination within the required time period. The existing stockholder will waive its right to receive any share of the trust account upon such liquidation of the trust account with respect to the shares of common stock owned by it immediately prior to this offering, including the shares of common stock underlying the insider warrants.

Dissolution and liquidation if no business combination:

If we have not consummated a business combination by                     , 2009 [24 months from the date of this prospectus], or                     , 2010 [30 months from the date of this prospectus], in the event our stockholders approve the extended period our corporate existence will cease as a matter of law except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of dissolution in accordance with Section 281(b) of the Delaware General Corporation Law and promptly distribute only to our public stockholders $19.65 per share (plus a portion of the interest earned on the trust account) but net of: (i) taxes payable on interest income earned on the trust account and State of Delaware franchise taxes and (ii) up to $3,700,000 of interest income released to us to fund our working capital and dissolution and liquidation expenses and a pro rata share of any remaining assets, subject to any valid claims by our creditors that are not covered by amounts held in the trust account or the indemnity provided by our sponsor.

Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281 of the Delaware General Corporation Law will require us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust account to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent 10 years due to the speculative nature of such an assumption. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. To date, we do not have waiver agreements in place with respect to any party that is currently providing services to us; however, prior to or after the consummation of this offering, we expect to receive the written waiver from our outside legal counsel, the representative, the representative’s outside legal counsel and other service providers. In order to protect the amounts held in the trust account, our sponsor has agreed to indemnify us, in an amount not to exceed $25,000,000, for claims of creditors, vendors, service providers and target businesses that have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. In the event creditors’ claims exceed our sponsor’s $25,000,000 indemnification obligation, creditors that have not executed a waiver agreement may seek recourse against the trust account. The only obligations not covered by such indemnity are with respect to claims of creditors, vendors, service providers and target businesses that have executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. Despite these obligations, we cannot assure you the sponsor will be able to satisfy those obligations, if required to do so. In the event the proceeds held in the trust account are reduced and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take action on our behalf against our sponsor to enforce its indemnification obligations to us as and when we deem appropriate, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $19.65, plus interest then held in the trust account.

We anticipate the distribution of the funds in the trust account to our public stockholders will occur within 10 business days from the date our corporate existence ceases.

Our sponsor and existing stockholder, United Refining, Inc., has waived its rights to participate in any liquidation distribution with respect to all shares of common stock owned by it prior to this offering, including the common stock underlying the insider warrants. In addition, if we liquidate, the underwriters have agreed to waive their rights to the $15,000,000 of deferred underwriting compensation plus interest earned thereon deposited in the trust account held for their benefit. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment for such expenses.

Amended and restated certificate of incorporation:

As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended (without the affirmative vote of at least 95.0% of our outstanding common stock) prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek redemption of their shares if they do not approve of the extended period or of a business combination. While we have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, they are intended to protect our stockholders by requiring a supermajority vote in favor of such a change in order for it to become effective. We view these provisions, which are contained in Article Sixth of our amended and restated certificate of incorporation, as obligations to our stockholders and our officers and directors have agreed they will not propose, or vote in favor of, any amendment to these provisions other than in connection with a business combination.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until                     , 2009 [24 months from the date of this prospectus] or, if our stockholders have approved the extended period, by                     , 2010 [30 months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. Under Delaware law, the approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination would require the affirmative vote of a majority of the shares of common stock outstanding. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. Any vote to extend our corporate life to continue perpetually in connection with a business combination will be effective only if the business combination is approved. We view this provision terminating our corporate existence on                     , 2009 [24 months from the date of this prospectus] or, if our stockholders approve the extended period, by                     , 2010 [30 months from the date of this prospectus] as an obligation to our stockholders and our officers and directors have agreed they will not propose, or vote in favor of, any amendment to this provision other than in connection with the proposal to approve the extended period or in connection with a business combination.

Escrow of existing stockholder’s shares and private placement warrants:

On the consummation of this offering, our existing stockholder will place the shares of common stock it owned prior to this offering and the insider warrants purchased in the private placement into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to family members and trusts for estate planning purposes, while remaining subject to the escrow agreement), the shares of common stock will not be transferable during the escrow period and will not be released from escrow until the earlier of one year after the consummation of a business combination or three years from the date of this prospectus (but in no event less than one year after the consummation of a business combination), unless we were to engage in a transaction after the initial business combination that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. Subject to certain limited exceptions (such as transfers to family members and trusts for estate planning purposes, while remaining subject to the escrow agreement), the insider warrants will not be transferable during the escrow period and will not be released from escrow until one day after the consummation of a business combination. If we are forced to liquidate, all of the existing stockholder’s shares will be cancelled. For more information, see the section entitled “Principal Stockholders.”

Underwriters’ purchase option:

We have also agreed to sell to the representatives of the underwriters for $100, as additional compensation, an option to purchase up to a total of 1,250,000 units, with the warrants issued as part of such units exercisable at $14.00 per share. The units issuable upon exercise of this option are identical to the other units offered by this prospectus. This option is exercisable at $25.00 per unit, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The exercise price and the number of units issuable upon exercise of the option may be adjusted in certain circumstances.

Determination of Offering Amount:

In consultation with our underwriters, we determined the size of this offering based on our beliefs concerning the capital that could be successfully raised given market conditions. Based upon the net proceeds of this offering and the private placement, we believe we will have the ability to consider a broad range of potential target businesses possessing the scale of operations and developed infrastructure that will allow us to execute a business plan which will leverage our skills and resources. In addition, we currently have no restrictions on our ability to seek additional funds through the sale of our securities or through loans. As a consequence, we could seek to acquire a target business that has a fair market value significantly in excess of 80.0% of our net assets held in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon, net of taxes payable, held in the trust account) at the time of the acquisition. The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities for, or valuation of, operating companies in general.

Risks

In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 29 of this prospectus. Some of our other risks include the following:

•

We are a recently incorporated development stage company with no operating results to date. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to effect a business combination.

•

We have no available cash and working capital and our sponsor has only committed to advance us funds necessary to complete this offering. Our ability to continue as a going concern is thus dependent on funds raised in this offering.

•

The discretion of our officers and directors in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

•

If we are unable to find a suitable target business that would result in a business combination, the funds being held in the trust account may not be returned to you until after                     , 2009 [24 months from the date of this prospectus] or                     , 2010 [30 months from the date of this prospectus] in the event you vote in favor of a proposal to approve the extended period.

•

If we are forced to liquidate before a business combination and distribute the trust account in liquidation, our public stockholders may receive significantly less than $19.65 per share and our warrants will expire worthless.

•

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders will be less than the approximately $19.65 per share held in trust.

•

Our ability to effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our officers, directors and others, who may not continue with us following a business combination.

•

Our officers, directors and their affiliates currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

Initially, we may only be able to complete one business combination, which may cause us to be solely dependent on a single asset or operation. By consummating a business combination with only a single asset or operation, our lack of diversification may subject us to numerous economic and competitive developments.

•	Investors in this offering have no basis to evaluate the merits or risks of a business combination as we have not yet selected any target business with which to complete a business combination.

•

We are not required to use all or any of the amount in the trust account for our initial business combination as long as we consummate an initial business combination with one or more target businesses with a fair market value equal to at least 80.0% of our net assets held in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon, net of taxes payable, held in the trust account) at the time of the acquisition. We may use any remaining proceeds held in the trust account for working capital, including director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target business, make other acquisitions and pursue our growth strategy.

Summary Financial Data

(in thousands, except for per share data)

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	August 31, 2007
	Actual	As Adjusted (1)
Balance Sheet Data:
Working capital/(deficiency)	($237,036)	$480,722,934
Total current assets	22,702	491,422,935
Total current liabilities	259,738	10,700,001
Value of common stock which may be redeemed to cash (2)	—	147,374,980
Stockholders’ equity	22,935	333,347,954

(1)	The “as adjusted” information gives effect to: (i) the sale of units in this offering including the application of the related gross proceeds, the sale of the additional founders’ warrants and the payment of expenses related to these transactions and (ii) the repayment of loans in the aggregate principal amount of $200,000 made by our sponsor prior to the consummation of this offering. The “as adjusted” working capital includes $15,000,000 being held in the trust account, net of $4,499,999 due to possible common stock redemption, representing net deferred underwriting compensation. In addition, the “as adjusted” working capital and total current liabilities includes a portion of the legal fees ($200,000) related to the offering that is being deferred and will be paid, without contingency, from interest earned from the trust account released to us for working capital purposes.
(2)	If the business combination is consummated, public stockholders who voted against the business combination and exercised their redemption rights, up to one share less than 30.0% of the aggregate number of shares of common stock sold in this offering (7,499,999 shares) would be entitled to receive $19.65 per share (plus a portion of the interest accrued on the trust account) but net of: (i) taxes payable on interest income earned on the trust account and State of Delaware franchise taxes and (ii) up to $3,700,000 of interest income released to us to fund our working capital. However, the ability of stockholders to receive $19.65 per share is subject to any valid claims by our creditors not covered by amounts held in our trust account or the indemnity provided by our sponsor.

The “as adjusted” working capital and total assets amounts include the $476,050,000 held in the trust account for our benefit, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If we have not consummated a business combination by             , 2009 [24 months from the date of this prospectus] or, if our stockholders approve the extended period, by             , 2010 [30 months from the date of this prospectus], our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (including an additional $15,000,000 representing the underwriters’ deferred underwriting compensation plus interest thereon held in the trust account, plus all other accrued interest, net of taxes payable on the interest income and State of Delaware franchise taxes and amounts disbursed for working capital purposes) plus any remaining net assets, subject to our obligations under Delaware law to provide for claims of creditors. Our existing stockholder has agreed to waive its rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination and subsequent liquidation with respect to the shares of common stock owned by them immediately prior to this offering, including the shares of common stock underlying the insider warrants.

We will not proceed with a business combination if public stockholders owning 30.0% or more of the shares of common stock sold in this offering on a cumulative basis vote against the proposal to approve the extended period and the business combination and exercise their redemption rights. Accordingly, we may effect a business combination if public stockholders owning up to one share less than 30.0% of the shares of common stock sold in this offering on a cumulative basis exercise their redemption rights. If this occurred and a business combination is completed, we could be required to redeem to cash from the trust account up to approximately 7,499,999 shares of common stock, at an initial per-share redemption price of approximately $19.65 plus a portion of the interest accrued on the trust account (net of: (i) taxes payable on interest income earned on the trust account and State of Delaware franchise taxes and (ii) up to $3,700,000 of interest income released to us to fund our working capital, including a pro rata share of the accrued interest earned on the underwriters’ deferred underwriting compensation; provided, however, if the underwriters’ over-allotment option is exercised in full, we will not be permitted to draw such amounts until $1,687,500 (or a lesser amount if less than the full over-allotment option is exercised, pro rata based on the amount of the over-allotment option exercised) of interest shall have been earned on the trust account). The expected redemption price per share is greater than each stockholder’s initial pro rata share of the trust account of $19.05, which amount does not include $0.60 per share that represents the portion of the deferred underwriting compensation the underwriters have agreed to forego for each share of common stock that is redeemed. Accordingly, the total deferred underwriting compensation payable to the underwriters in the event of a business combination will be reduced by $0.60 for each share that is redeemed. The balance of the expected redemption price will be paid from proceeds held in the trust account which are payable to us upon the consummation of a business combination. Even if less than 30.0% of the public stockholders exercise their redemption rights on a cumulative basis, we may be unable consummate a business combination if such redemption leaves us with funds less than a fair market value equal to at least 80.0% of our net assets in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon, net of taxes payable, held in the trust account) at the time of the acquisition.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial conditions or results of operating may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Current Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses or assets with a particular focus on businesses or assets involved in the refining of petroleum products, but will not be limited to pursuing acquisition opportunities only within that industry. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective target business with respect to a business combination. We will not generate any revenues or income until, at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur. We have no present revenue and will not generate any revenues until, at the earliest, after the completion of a business combination. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than would typically be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering there has been no public market for our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the result of a negotiation between the underwriters and us. The factors that were considered in making these determinations include:

•	the history and prospects of similarly structured “blank check” companies;

•	our management and their experience in the industry;

•	the actual and proposed offering of those companies, including the structure and size of the offerings;

•	our capital structure;

•	the general conditions of the securities markets at the time of the offering;

•

an assessment by management of the funds necessary to complete an acquisition in the energy industry with a particular focus on operating businesses or assets involved in the refining of petroleum products; and

•	other factors deemed relevant.

Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete a business combination may prove inaccurate, in which case we may not have sufficient funds to consummate a business combination and we would be forced to either find additional financing or liquidate or we many have too great an amount in the trust account to identify a prospect having a fair market value of at least 80.0% of our net assets held in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon, net of taxes payable, held in the trust account).

We may not be able to consummate a business combination within the required timeframe, in which case, we will be forced to liquidate.

Pursuant to our amended and restated certificate of incorporation, we will continue in existence only until 24 months from the consummation of this offering or, in the event our stockholders approve the extended period, then only until 30 months from the consummation of this offering. If we fail to consummate a business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating. We may not be able to find a suitable target business within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business. We view these provisions as obligations to our stockholders and our officers and directors have agreed they will not propose, or vote in favor of, any amendment to this provision other than in connection with the proposal to approve the extended period or in connection with a business combination. In addition, we will not support, directly or indirectly, or in any way endorse or recommend, that stockholders approve an amendment or modification to such provision if it does not appear we will be able to consummate a business combination within the foregoing time periods. Our existing stockholder has waived its rights to participate in any liquidation distribution with respect to the shares of common stock owned by them prior to this offering, including the shares of common stock underlying the insider warrants. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation, which we currently estimate to be up to $15,000, from our remaining assets outside of the trust account. In addition, our sponsor has agreed to indemnify us for all claims of creditors, in an amount not to exceed $25,000,000, to the extent that we fail to obtain valid and enforceable waivers from vendors, service providers, prospective target business or other entities in order to protect the amounts held in trust.

Unlike other blank check companies, we are permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend the date before which we must complete an initial business combination to 30 months. As a result, your funds may be held in the trust account for up to thirty months.

Unlike other blank check companies, if we have entered into a definitive agreement but anticipate that we will not be able to consummate a business combination within 24 months of the date of this prospectus, we shall seek to extend the date before which we must complete our business combination, to avoid being required to liquidate, beyond the 24 months to 30 months by calling a special meeting of our stockholders for the purpose of soliciting their approval for such extension. If the proposal for the extension to 30 months is approved by our stockholders, we will have an additional 6 months within which to complete our initial business combination. As a result we may be able to hold your funds in the trust account for up to 30 months and thus delay the receipt by you of your funds from the trust account on redemption in connection with a proposed business combination or liquidation.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to redeem their respective shares of common stock into cash upon the approval of the extended period the stockholder voted against and the filing of an amendment to our amended and restated certificate of incorporation with the Secretary of State of Delaware or upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind in the trust account.

If we are forced to liquidate before the completion of a business combination and distribute the trust account, our public stockholders may receive significantly less than $19.65 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, target businesses, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the $19.65 per share held in the trust account, plus interest (net of any taxes due on such interest and franchise taxes payable to the State of Delaware, which taxes shall be paid from the trust account, and any other amounts released to us described elsewhere in this prospectus), due to claims of such creditors. Our sponsor has agreed to indemnify and hold us harmless, in an amount not to exceed $25,000,000, against liabilities, claims, damages and expenses to which we may become subject as a result of any claim by any target business, prospective target business, vendor or other entity owed money by us for services rendered or products sold to us to the extent necessary to ensure that such claims do not reduce the amount in the trust account. We cannot assure you that our sponsor will be able to satisfy those obligations. The indemnification provisions are set forth in the insider letter executed by our sponsor. In the event creditors’ claims exceed our sponsor’s $25,000,000 indemnification obligation, creditors that have not executed a waiver agreement may seek recourse against the trust account.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

Our disinterested independent directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

Our sponsor has agreed to indemnify and hold us harmless, in an amount not to exceed $25,000,000, against liabilities, claims, damages and expenses to which we may become subject as a result of any claim by any target business, prospective target business, vendor or other entity owed money by us for services rendered or products sold to us to the extent necessary to ensure that such claims do not reduce the amount in the trust account. In the event that the proceeds in the trust account are reduced and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take action on our behalf against our sponsor to enforce its indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. If our independent directors choose not to enforce the indemnification obligations of our sponsor, the amount of funds in the trust account available for distribution to our public stockholders may be reduced and the per share liquidation distribution could be less that the initial $19.65 per share.

If we are forced to liquidate before a business combination, our warrants will expire worthless.

If we are unable to complete a business combination and are forced to liquidate the trust account, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants ill expire worthless. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Effecting a business combination—Liquidation if no business combination.”

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months or, if a public stockholder approves the extended period, then the full 30 months, before receiving liquidation distributions.

We have 24 months or, in the event our stockholders approve the extended period, we have 30 months in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought redemption of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act of 1933 with respect to the common stock issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $28.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse to us.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares of common stock underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants and therefore the warrants could expire worthless.

Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the Warrant Agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares of common stock underlying the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with our undertaking, we cannot assure that we will be able to do so. If we are not able to do so, holders will be unable to exercise their warrants and we will not be required to net-cash settle any such warrant exercise and therefore the warrants could expire worthless. Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock underlying the unit. In addition, we have agreed to use our reasonable efforts to register the shares of common stock underlying the warrants under the blue sky laws of the states of residence of the existing warrantholders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the shares of common stock issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares of common stock underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Unlike most other blank check offerings, we allow our public stockholders holding up to one share less than 30.0% of the shares sold in this offering on a cumulative basis to exercise their redemption rights if they vote against a proposed business combination presented to stockholders for their approval. This higher threshold will make it easier for us to consummate a business combination with which you may not agree.

When we seek stockholder approval of the extended period or a business combination, we will offer each public stockholder (but not our existing stockholder with respect to any shares it owned prior to the consummation of this offering) the right to have his, her or its shares of common stock redeemed for cash if the stockholder votes against the business combination (on a cumulative basis with the stockholders who previously exercised their redemption rights in connection with the stockholder vote required to approve the extended period) and the business combination is approved and consummated. We will consummate the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning 30.0% or more of the shares sold in this offering do not vote against the business combination and exercise their redemption rights on a cumulative basis with the stockholders who previously exercised their redemption rights in connection with the stockholder vote required to approve the extended period. Most other blank check companies have a redemption threshold of 20.0%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of stockholders to exercise their redemption rights, it will be easier for us to consummate an initial business combination with a target business which you may believe is not suitable for us.

Unlike most other blank check offerings, we allow our public stockholders holding up to one share less than 30.0% of shares of common stock sold in this offering on a cumulative basis to exercise their redemption rights if they vote against a proposed business combination presented to stockholders for their approval. The ability of a larger number of our stockholders to exercise their redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

Unlike most other blank check offerings which have a 20.0% threshold, we allow our public stockholders holding up to one share less than 30.0% of the shares sold in this offering to exercise their redemption rights (on a cumulative basis with the stockholders who previously exercised their redemption rights in connection with the stockholder vote required to approve the extended period). However, we still must acquire a business or assets with a fair market value equal to at least 80.0% of our net assets held in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest accrued thereon held, net of taxes payable, in the trust account). Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their redemption rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

Exercise of redemption rights must be effected pursuant to a specific process which may take time to complete and may result in the expenditure of funds by stockholders seeking redemption.

A stockholder requesting redemption of his, her or its shares of common stock for cash may do so at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposal to approve the extended period or a proposed business combination. A stockholder would have from the time we send out our proxy statement through the vote on a proposal to approve the extended period or the business combination to tender (either electronically or through the delivery of physical stock certificates) his shares of common stock if he, she or it wishes to seek to exercise his, her or its redemption rights, a period which is expected to be not less than 10 days nor more than 60 days. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. There may be additional mailing and other nominal charges depending on the particular process used to tender common stock. Although we believe the time period, costs and other potential burdens associated with the tendering process are not onerous for an average investor, this process may result in additional burdens for stockholders, including mis-delivery or any other defect in the tendering process.

Additionally, if a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until twenty four months from the date of this prospectus or until thirty months from the date of this prospectus in the event our stockholders approve the extended period. If the extended period or the initial business combination is not approved or completed for any reason, public stockholders voting against such extended period or our initial business combination, as the case may be, who exercised their redemption rights would not be entitled to redeem their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. In such case, they would then have to comply with the tendering process again for any vote against a subsequent business combination.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus (or by 30 months from the date of this prospectus in the event our stockholders approve the extended period). If we have not completed a business combination by such date and amended this provision in connection therewith, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust account to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us. In the event of our liquidation, we may have to adopt a plan to provide for the payment of claims that may potentially be brought against us, which could result in the per-share liquidation amount to our stockholders being significantly less than $19.65.

In certain circumstances, our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing itself and our company to claims of punitive damages.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our existence by operation of law, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If the net proceeds of this offering not being placed in the trust account together with interest earned on the trust account available to us are insufficient to allow us to operate for at least the next 24 months (or 30 months in the event our stockholders approve the extended period), we may not be able to complete a business combination.

We currently believe that, upon consummation of this offering, the funds available to us outside of the trust account together with up to $3,700,000 of interest earned on the trust account that may be released to us will be sufficient to allow us to operate for at least the next 24 months (or 30 months in the event our stockholders approve the extended period), assuming that a business combination is not consummated during that time. Based upon the experience of the members of our board and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, and a review of budgets publicly disclosed by blank-check companies, we determined that this was an appropriate approximation of the expenses. If costs are higher than expected we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential target businesses. In such event, we would need to obtain additional funds from our initial stockholder or another source to continue operating. Of the $150,000 not held in the trust account, plus the $3,700,000 of net interest income, we anticipate that up to $1,050,000 will be reserved for working capital purposes. We could use a portion of these funds to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target business. We could also use a portion of these funds as a down payment, “reverse break-up fee” (a provision in a merger agreement designed to compensate the target for any breach by the buyer which results in a failure to close the transaction), or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with others on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise) or if we agree to a reverse break-up fee and subsequently were required to pay such fee as a result of our breach of the merger agreement, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to any other potential target businesses. In such event, we would need to obtain additional funds from our initial stockholders or another source to continue operations.

Our current officers and directors may resign upon consummation of a business combination.

Upon consummation of a business combination, the role of our existing officers and directors in the target business cannot presently be fully ascertained. While it is possible that one or more of our existing officers and directors will remain in senior management or as directors following a business combination, we may employ other personnel following the business combination. If we acquire a target business in an all cash transaction, it would be more likely that our existing officers and our directors would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company, following a business combination, it may be less likely that our existing officers or directors would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement.

Negotiated retention of officers and directors after a business combination may create a conflict of interest.

If, as a condition to a potential business combination, our existing officers negotiate to be retained after the consummation of the business combination, such negotiations may result in a conflict of interest. The ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that our existing officers and directors remain if it is believed that it is in the best interests of the combined company after the consummation of the business combination. Although we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

There may be tax consequences associated with our acquisition, holding and disposition of target companies and assets.

We may incur significant taxes in connection with effecting acquisitions; holding, receiving payments from, and operating target companies and assets; and disposing of target companies and assets.

Because any target business with which we attempt to complete a business combination will be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, the pool of prospective target businesses may be limited.

In accordance with the requirements of United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. GAAP, and audited in accordance with U.S. generally accepted auditing standards, a likely possibility if we consider a business combination with a proposed target business operating in the international energy industry, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses.

We may consummate a business combination with a company in the energy industry, with a particular focus on businesses or assets involved in the refining of petroleum products, but will not be limited to pursuing acquisition opportunities only within that industry. As we have not currently selected any target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the industry to target business’ operations.

We may consummate a business combination with a company in the energy industry, with a particular focus on businesses or assets involved in the refining of petroleum products, but will not be limited to pursing acquisition opportunities only within that industry. We may also pursue opportunities in other industries involving businesses outside of management’s expertise. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately consummate a business combination. As we have not yet identified a prospective target business, investors in this offering has no current basis to evaluate the possible merits or risks of the target business’ operations until we provide proxy materials to our stockholders in connection with a proposed business combination. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. Fore a more complete discussion of our selection of a target business, see the section below entitled “Effecting a business combination—We have not identified a target business.”

Because of our limited resources and the significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to complete a business combination.

Based on publicly available information, approximately 129 similarly structured blank check companies have completed initial public offerings since August 2003, and numerous others have filed registration statements. Of these companies, only 38 companies have consummated a business combination, while 27 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations and another seven will be liquidating. Accordingly, there are approximately 57 blank check companies with approximately $10.4 billion in the trust account that have filed registration statements and are or will be seeking to enter into a business combination. We have identified two blank check companies with approximately $259.25 million in trust that are seeking to complete a business combination in the energy industry. In addition, a number of blank check companies may consummate their business combinations in any industry they choose. This, compounded with the fact that we consider business combinations is other sectors, will subject us to competition from a considerable number of other companies seeking to consummate a business combination within any of our target sectors, which, in turn, will result in an increased demand for privately-held companies in these industries.

Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, the fact that only 65 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly-held blank check companies like ours.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to the energy industry. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target businesses that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses. Also, our obligation to redeem for cash the shares of common stock in certain instances may reduce the resources available for a business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We cannot assure you we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you we will be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with an unidentified target business, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited in the trust account. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule.

Since we have not yet selected any target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business’ operations and investors will be relying on management’s ability to source business transactions.

Because we have not yet identified a prospective target business, investors in this offering currently have no basis to evaluate the possible merits or risks of the target business. Although our management will evaluate the risks inherent in a particular target business, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target business. Except for the limitation that a target business have a fair market value of at least 80.0% of our net assets held in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon, net of taxes payable, held in the trust account) at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to source business transactions, evaluate their merits, conduct or monitor diligence and conduct negotiations. For a more complete discussion of our selection of a target business, see the section below entitled “Proposed Business—Effecting a Business Combination—We Have Not Identified a Target Business.”

We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 75,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 10,125,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares of common stock upon full exercise of our outstanding warrants and the unit purchase option granted to the representatives of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the effective date of the registration statement, we are likely to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed Business—Effecting a Business Combination—We have Not Identified a Target Business.”

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete a business combination. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;

•	covenants that limit our ability to pay dividends on our common stock, to acquire capital assets or make additional acquisitions; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We may in the future enter into joint venture arrangements, which are risky since our joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturers’ financial condition and disputes between us and our co-venturer’s.

We may in the future co-invest with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a target business, partnership, joint venture or other entity. In such circumstances, we may not be in a position to exercise sole decision-making authority regarding a target business, partnership, joint venture or other entity. Investments in partnerships, joint ventures or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become insolvent or fail to fund their share of required capital contributions. In addition, we will face additional risks, including the additional costs and time required to investigate and otherwise conduct due diligence on potential joint venture partners and to negotiate joint venture agreements. Moreover, the subsequent management and control of a joint venture will entail risks associated with multiple owners and decisions makers. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and distract our officers and/or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners or co-venturers might result in subjecting assets owned by the partnership or joint venture to additional risk. We may also, in certain circumstances, be liable for the actions of our third-party partners or co-venturers. For example, in the future we may agree to guarantee indebtedness incurred by a partnership, joint venture or other entity. Such a guarantee may be on a joint and several basis with our partner or co-venturer in which case we may be liable in the event such party defaults on its guaranty obligation.

Our officers and directors may allocate their time to other businesses and ventures, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. These conflicts could impair our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses and ventures. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors, including acting as executive officers of our corporate shareholder, and are not obligated to contribute any specific number of hours per week to our affairs. In addition to his business activities, Mr. Catsimatidis is also involved, and may increase his involvement, in various charitable, civic and political activities, including his considering whether to become a possible candidate for the mayor of New York City in November 2009. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs and ventures, it could limit their ability to devote time to our affairs and ventures and could impair our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Management—Conflicts of interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our officers, directors and their affiliates currently are, and may in the future become affiliated with, entities engaged in business activities that are similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our officers, directors or their affiliates has been or currently is a principal of, or affiliated or associated with, a blank check company. However, all of our officers and directors currently are, and may in the future become affiliated with, additional entities, including other refining entities, that are engaged in business activities similar to those intended to be conducted by us. In particular, John A. Catsimatidis, Myron Turfitt, James E. Murphy and John Wagner are the Chairman, Chief Executive Officer and President, Chief Financial Officer and General Counsel and Secretary, respectively, of our sponsor, United Refining, Inc. Due to these existing affiliations, they and our other directors may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause additional conflicts of interest.

Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, as well as a business opportunity right of first refusal agreement we will enter into with our corporate shareholder prior to the closing of this offering, see the section below entitled “Management—Conflicts of interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, including our officers, directors and others who may not continue with us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. Our key personnel will also be officers, directors, and/or members of other entities, to whom we anticipate we will have access on an as needed basis, although there are no assurances that any such personnel will be able to devote either sufficient time, effort or attention to us when we need it. None of our key personnel, including our executive officers will have entered into employment or consultant agreements with us. Further, although we presently anticipate that our officers will remain associated in senior management, advisory or other positions with us following a business combination, some or all of the management associated with a target business may also remain in place. As such, our key personnel may not continue to provide services to us after the consummation of a business combination if we are unable to negotiate employment or consulting agreements with them in connection with or subsequent to the business combination, the terms of which would be determined at such time between the respective parties. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

We will have only limited ability to evaluate the management of the target business.

While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues which may adversely affect our operations.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our existing stockholder, directors or officers, which may raise potential conflicts.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated (as defined in Rule 405 of the Securities Act) with our existing stockholder, directors or officers, which may raise potential conflicts. Also, the completion of a business combination between us and an entity owned by a business in which one of our directors or officers may have an interest could enhance their prospects for future business from such client. To minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with our existing stockholder unless we obtain an opinion from an independent investment banking firm that is a member of the FINRA and is reasonably acceptable to the representative of the underwriters that the business combination is fair to our stockholders from a financial point of view. For a more detailed discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled “Management—Directors and Executive Officers” and “Certain Relationships and Related Transactions.”

Our existing stockholder currently owns shares of our common stock which will not participate in the liquidation of the trust account and a conflict of interest may arise in determining whether a particular target business is appropriate for a business combination.

Our existing stockholder has waived its right to receive distributions with respect to those shares of common stock upon the liquidation of the trust account if we are unable to consummate a business combination. Additionally, our sponsor has agreed to purchase 6,125,000 warrants directly from us in a private placement transaction prior to the consummation of the offering at a purchase price of $2.00 per warrant for a total purchase price of $12,250,000. The shares of common stock acquired prior to this offering and any warrants owned by our sponsor will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and our directors, who control and own our sponsor, may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our officers’ discretion, and the discretion of our directors, in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest and as a result of such conflicts management may choose a target business that is not in the best interests of our stockholders.

Since our existing stockholder will lose its entire investment in us if a business combination is not consummated and may be required to pay costs associated with our liquidation, our existing stockholder may purchase shares of our common stock from stockholders who would otherwise choose to vote against the extended period or a proposed business combination and exercise their redemption rights in connection with such proposal to approve the extended period or proposed business combination.

Our existing stockholder owns shares of our common stock (which were purchased for an aggregate of $25,000) that will be worthless if we do not consummate a business combination. In addition, our existing stockholders purchased warrants exercisable for our common stock (for an aggregate of $12,250,000), which will also be worthless if we do not consummate a business combination. We believe the current equity value for the shares owned by our existing shareholder is significantly lower than the $125,000,000 total value calculated at the $20.00 per unit offering price because (i) the units being sold in this offering include a warrant which the existing stockholder did not receive, (ii) the offering may not succeed and even if it does succeed, the holders of these shares will not be able to sell or transfer them while such shares remain in escrow, except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes) and (iii) these shares are not entitled to any proceeds in case we liquidate if we do not consummate a business combination. In addition, in the event we are forced to liquidate, our sponsor has agreed to advance us the entire amount of the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment for such expenses.

Given the interest that our existing stockholder has in a business combination being consummated, it is possible that our existing stockholder will acquire securities from public stockholders (in the open market and/or in privately negotiated transactions) who have elected to redeem their shares of our common stock in order to change their vote and insure that the extended period and/or the business combination will be approved (which could result in the extended period or a business combination being approved even if, after the announcement of the proposal to approve the extended period or the business combination, 30.0% or more of our public stockholders would have elected to exercise their redemption rights on a cumulative basis, or more than 50.0% of our public stockholders would have voted against the proposal to approve the extended period or the business combination, but for the purchases made by our existing stockholder). Any privately negotiated transaction with a stockholder would include a contractual acknowledgement that such stockholder, although still the record holder of our common stock, is no longer the beneficial owner thereof and therefore agrees to vote such shares of common stock as directed by our existing stockholder. In the event our existing stockholder purchases shares in privately negotiated transactions from public stockholders who have already cast votes against a proposal to approve the extended period or a proposed business acquisition and requested redemption of their shares, such selling stockholders would be required to revoke their prior votes against the proposal to approve the extended period or the proposed acquisition and to revoke their prior elections to redeem their shares and to cast new votes in favor of the proposal to approve the extended period or the proposed acquisition. The revocation of prior negative votes and substitution therefor of votes in favor of the proposal to approve the extended period or the proposed acquisition would have the effect of reducing redemptions and increasing votes in favor of the extended period or proposed acquisition, as the case may be, thereby making it more likely that the extended period and/or a proposed business combination would be approved.

The requirement that we complete a business combination by                     , 2009 [24 months from the date of this prospectus] or                     , 2010 [30 months from the date of this prospectus] in the event our stockholders approve the extended period may give potential target businesses leverage over us in negotiating a business combination.

We will liquidate and promptly distribute only to our public stockholders the amount in our trust account (subject to our obligations under Delaware law for claims of creditors) plus any remaining net assets if we do not effect a business combination by                     , 2009 [24 months from the date of this prospectus] or                     , 2010 [30 months from the date of this prospectus] in the event our stockholders approve the extended period. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any target business. This risk will increase as we get closer to the time limits referenced above.

The requirement that we complete a business combination by                     , 2009 [24 months from the date of this prospectus] or                     , 2010 [30 months from the date of this prospectus] in the event our stockholders approve the extended period may motivate our officers and directors to approve a business combination during that time period so that they may get their out-of-pocket expenses reimbursed.

Each of our officers and directors may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The funds for such reimbursement will be provided from the money not held in trust. In the event that we do not effect a business combination by                     , 2009 [24 months from the date of this prospectus] or                     , 2010 [30 months from the date of this prospectus] in the event our stockholders approve the extended period, then any expenses incurred by such individuals in excess of the money being held outside of the trust account will not be repaid as we will liquidate at such time. On the other hand, if we complete a business combination within such time period, those expenses will be repaid by the target business. Consequently, our officers, who are also our directors, may have an incentive to complete a business combination other than just what is in the best interest of our stockholders.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company and such lack of experience could adversely affect our ability to consummate a business combination.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and could result in our having to liquidate our trust account. If we liquidate, our public stockholders could receive less than the amount they paid for our securities, causing them to incur significant financial losses.

Other than with respect to the business combination, our officers, directors, securityholders and their respective affiliates may have a pecuniary interest in certain transactions in which we are involved, and may also compete with us.

Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us.

Initially, we may only be able to complete one business combination, which will cause us to be solely dependent on a single asset or property.

The net proceeds from this offering and the private placement (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon held in the trust account) will provide us with approximately $491,250,000 which will be held in the trust account and may be used by us to complete a business combination. We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans. As a consequence, we could seek to acquire a target business that has a fair market value significantly in excess of 80.0% of our net assets held in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon, net of taxes payable, held in the trust account) at the time of the acquisition. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. However, should our management elect to pursue more than one acquisition of target businesses simultaneously, our management could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Furthermore, even if we complete the acquisition of more than one target business at substantially the same time, there can be no assurance that we will be able to integrate the operations of such target businesses. Accordingly, the prospects for our ability to effect our business strategy may be:

•	solely dependent upon the performance of a single business; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Furthermore, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or businesses is contingent upon the simultaneous closings of the other acquisitions.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the private placement will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business to acquire, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in the course of searching for a suitable target business that we can afford to acquire, or the obligation to redeem for cash a significant number of shares of common stock from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that any additional financing will be available to us on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If we are unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would liquidate the trust account, resulting in a loss of a portion of your investment. In addition, if we consummate a business combination, we may require additional financing to fund continuing operations and/or growth. The failure to secure additional financing if required could have a material adverse effect on our ability to continue to develop and grow, even if we consummate a business combination. Neither our sponsor nor any of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination. For a more complete discussion regarding the liquidation of our trust account if we cannot consummate a business combination, see “Proposed Business—Effecting a Business Combination—Liquidation if no Business Combination.”

Our existing stockholder controls a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, and after giving effect to the private placement, our existing stockholder will own 20.0% of our issued and outstanding common stock (assuming it does not purchase units in this offering). This ownership interest, together with any other acquisitions of our shares of common stock (or warrants which are subsequently exercised), could allow the existing stockholder to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our initial business combination. The interests of our existing stockholder and your interests may not always align and taking actions which require approval of a majority of our stockholders, such as selling the Company, may be more difficult to accomplish.

We could be liable for up to the amount of the purchase price of the insider warrants plus interest to our sponsor who will purchase the insider warrants in a private placement conducted concurrently with this offering.

We have agreed to sell in a private placement occurring immediately prior to the consummation of the offering 6,125,000 insider warrants to our sponsor. This private placement is being made in reliance on an exemption from registration under the Securities Act. This exemption requires that there be no general solicitation of investors with respect to the sales of the insider warrants. If this offering were deemed to be a general solicitation with respect to the insider warrants, the offer and sale of such securities would not be exempt from registration and the purchasers of those securities could have a right to rescind their purchases. Rescinding purchasers could seek to recover the purchase price paid, with interest, or if they no longer own the securities, to receive damages. The insider warrants purchase agreement contains provisions under which the purchasers waive any and all rights to assert present or future claims, including the right of rescission, against us with respect to their purchase of the insider warrants and agree to indemnify and hold us and the underwriters harmless from all losses, damages or expenses that relate to claims or proceedings brought against us or the underwriters by the purchasers of the insider warrants, although it is unclear whether these waivers and indemnifications would be enforceable.

If we redeem our public warrants, the insider warrants, which are non redeemable, could provide the purchasers thereof with the ability to realize a larger gain than the public warrant holders.

The warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

•	in whole and not in part,

•	at a price of $0.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our common stock equals or exceeds $28.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the warrants (including those warrants to be sold to our sponsor in a private placement prior to this offering) unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

As a result of the insider warrants not being subject to the redemption features that our publicly-held warrants are subject to, holders of the insider warrants, or their permitted transferees, could realize a larger gain than our public warrant holders in the event we redeem our public warrants.

Our sponsor paid an aggregate of $25,000, or approximately $0.004 per share, for its 6,250,000 shares of common stock issued and outstanding prior to this offering and the private placement and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our existing stockholder acquired its shares of common stock at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29.8% or $5.96 per share (the difference between the pro forma net tangible book value per share of $14.04, and the initial offering price of $20.00 per unit), not including the effect of certain offering costs for which payment is deferred until consummation of as business transaction.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, we will be issuing warrants to purchase up to 25,000,000 shares of common stock. In addition, we (a) will sell to the sponsor warrants to purchase up to 6,125,000 shares of common stock immediately prior to the consummation of this offering, (b) have agreed to issue up to an additional 3,750,000 warrants to purchase additional shares of common stock if the underwriters’ over-allotment option is exercised in full and (c) have agreed to grant to the representatives of the underwriters a unit purchase option to purchase up to 1,250,000 shares of common stock and warrants to purchase up to an additional 1,250,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares of common stock underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we have applied to have our securities listed on the American Stock Exchange, as of the date of this prospectus, there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Once listed on the American Stock Exchange, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

The American Stock Exchange may delist our securities, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

We will seek to have our securities approved for listing on the American Stock Exchange upon consummation of this offering. We cannot assure you that our securities will be listed and, if listed, will continue to be listed on the American Stock Exchange. Additionally, it is likely that the American Stock Exchange would require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our initial business combination. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;

•	reduced liquidity with respect to our securities;

•

a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

•	limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to American Stock Exchange rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If our common stock becomes subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

If at any time our securities are no longer listed on a national securities exchange, including the American Stock Exchange, or the Nasdaq Stock Market or we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to these “penny stock” rules. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to the transaction prior to sale;

•

provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•

obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our existing stockholder exercises its registration rights, and/or if the representatives of the underwriters elect to exercise their unit purchase option, it may have an adverse effect on the market price of our common stock and the existence of the registration rights and the purchase option may make it more difficult to effect a business combination.

Our existing stockholder is entitled to require us to register the resale of their shares of common stock at any time after the date on which their shares of common stock are released from escrow, which, except in limited circumstances, will not be before the earlier of one year from the consummation of a business combination or three years from the date of this prospectus. If our existing stockholder exercises its registration rights with respect to all of its shares of common stock beneficially owned by it as of the date of this prospectus, then there will be an additional 6,250,000 shares of common stock eligible for trading in the public market. Further, prior to the consummation of the offering, the sponsor will purchase in a private placement 6,125,000 insider warrants that are identical to the warrants being sold in this offering, except that (i) the insider warrants will not have a claim to the funds held in the trust account, (ii) the insider warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (iii) the insider warrants will be nonredeemable so long as they are held by our sponsor or its permitted assigns and (iv) the insider warrants are exercisable (a) on a “cashless” basis at any time after they become exercisable, if held by our sponsor or its permitted assigns and (b) in the absence of an effective registration statement covering the shares of common stock underlying the warrants. If all of the insider warrants are exercised, there will be an additional 6,125,000 shares of our common stock eligible for trading in the public market.

In addition, we have agreed to sell to the representatives of the underwriters a unit purchase option to purchase up to a total of 1,250,000 units identical to those units offered by this prospectus except the unit purchase option has a per unit price of $25.00. Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggyback” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. If this unit purchase option is exercised, and all of the underlying warrants are also exercised, there will be an additional 2,500,000 shares of our common stock eligible for trading in the public market. The presence of these additional numbers of securities eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination, or we may be required to incur additional expenses if we are unable to liquidate after the expiration of the allotted time periods.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940, as amended. To this end, the proceeds held in the trust account may be invested by the trust account agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, liquidation and return of the funds held in this trust account to our public stockholders.

If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the Investment Company Act of 1940, as amended, which would require additional expenses for which we have not budgeted.

Uncertainties in management’s assessment of a target business could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our initial acquisition, uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities (including environmental liabilities) of, acquisition or other transaction candidates could cause us not to realize the benefits anticipated to result from an acquisition.

The potential loss of key customers, management and employees of a target business could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our initial acquisition, the potential loss of key customers, management and employees of an acquired business could cause us not to realize the benefits anticipated to result from an acquisition.

The lack of synergy from an acquisition could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our initial acquisition, the inability to achieve identified operating and financial synergies anticipated to result from an acquisition or other transaction could cause us not to realize the benefits anticipated to result from an acquisition.

The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Our directors may not be considered “independent” and we thus may not have the benefit of independent directors examining our financial statements and the priority of expenses incurred on our behalf subject to reimbursement.

Our existing stockholder holds an aggregate of 6,250,000 shares of common stock which it purchased at our inception for a purchase price of approximately $0.004 per share, which is significantly lower than the offering price. No salary or other compensation will be paid to our officers or directors for services rendered by them on our behalf prior to or in connection with a business combination. Although we believe that one of the members of our board of directors is “independent” under the rules of the American Stock Exchange, because our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, it is likely that state securities administrators would take the position that we do not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not any directors are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

We may not obtain an opinion from an unaffiliated, independent investment banking firm as to the fair market value of the target business or that the price we are paying for the business is fair to our stockholders.

We are not required to obtain an opinion from an unaffiliated, independent investment banking firm that either the target business we select has a fair market value in excess of 80.0% of our net assets held in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon, net of taxes payable, held in the trust account) at the time of the acquisition or that the price we are paying is fair to stockholders unless (i) our board is not able to independently determine that a target business has a sufficient market value or (ii) there is a conflict of interest with respect to the transaction. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value, and the price for which comparable businesses have recently been sold. If our board is not able to independently determine whether the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of FINRA with respect to the satisfaction of such criteria. If no opinion is obtained, our stockholders will be relying on the judgment or our board of directors. Even if such opinion is obtained, stockholders may not be permitted to rely on such opinion.

Provisions in our charter documents and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our charter and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. As a result, at a given annual meeting only a minority of the board of directors may be considered for election. Since our “staggered board” may prevent our stockholders from replacing a majority of our board of directors at any given annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders. Moreover, our board of directors has the ability to designate the terms of and issue new series of preferred stock.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Uninsured claims and litigation could adversely impact our operating results.

After a business combination, we expect to have insurance coverage against operating hazards, including product liability claims and personal injury claims related to our products, to the extent deemed prudent by our management and to the extent insurance is available, but no assurance can be given that the nature and amount of that insurance will be sufficient to fully indemnify us against liabilities arising out of pending and future claims and litigation. This insurance has deductibles or self-insured retentions and contains certain coverage exclusions. The insurance does not cover damages from breach of contract by us or based on alleged fraud or deceptive trade practices. Insurance and customer agreements do not provide complete protection against losses and risks, and our results of operations could be adversely affected by unexpected claims not covered by insurance.

We may re-incorporate in another jurisdiction in connection with a business combination, and the laws of such jurisdiction will likely govern all of our material agreements and we may not be able to enforce our legal rights.

In connection with a business combination, we may relocate the home jurisdiction of our business from Delaware to another jurisdiction. If we determine to do this, the laws of such jurisdiction would likely govern all of our material agreements. We cannot assure you that the system of laws and the enforcement of existing laws in such jurisdiction would be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Any such reincorporation and the international nature of the energy industry will likely subject us to foreign regulation.

Risks Related to Our Target Businesses

The energy industry is highly competitive.

There is intense competition in the energy industry, including in the petroleum refining, distribution, marketing and related industries. Fully integrated companies engaged on a national and international basis compete in many segments of the energy industry, on scales that may be much larger than ours. Large oil companies, because of the diversity and integration of their operations, larger capitalization and greater resources, may be better able to withstand volatile market conditions, compete on the basis of price, and more readily obtain crude oil and feedstocks in times of shortage and to bear the economic risks inherent in all phases of the energy industry.

The price volatility of crude oil, other feedstocks and refined products depends upon many factors that are beyond our control and could adversely affect our profitability.

If we consummate a business combination with a target company in the business of refining crude oil, we anticipate that our earnings, profitability and cash flows will depend on the margin above fixed and variable expenses (including the cost of refinery feedstocks, such as crude oil) at which we are able to sell refined products. Refining margins historically have been volatile, and are likely to continue to be volatile, as a result of a variety of factors, including fluctuations in the prices of crude oil. Prices of crude oil, other feedstocks and refined products depend on numerous factors beyond our control, including:

•	changes in global and local economic conditions;

•	demand for fuel products, especially in the United States, China and India;

•	U.S. government regulations;

•	worldwide political conditions, particularly in significant oil-producing regions such as the Middle East, West Africa and Venezuela;

•	terrorist attacks;

•	utilization rates of U.S. refineries;

•	the level of foreign and domestic production of crude oil and refined products;

•	development and marketing of alternative and competing fuels; and

•	local factors, including market conditions, weather conditions and the level of operations of other refineries and pipelines in our markets.

A large, rapid increase in crude oil prices could adversely affect our operating margins if the increased cost of raw materials could not be passed to our customers on a timely basis, and would adversely affect our sales volumes if consumption of refined products, particularly transportation fuels, were to decline as a result of such price increases. The prices which we may obtain for refined products are also affected by regional factors, such as local market conditions and the operations of competing refiners of petroleum products, as well as seasonal factors influencing demand for such products.

If our expectations about trends in the prices of crude oil relative to refined products are inaccurate, our ability to implement our business plan profitably could be negatively affected.

If we consummate a business combination with a target company in the business of refining crude oil, we may be adversely affected by the price differential between crude oil and refined products, which is referred to as the crack spread. The crack spead has been widening above historical levels since 2000, partly due to relatively high demand for refined products and limited refining capacity. We will evaluate opportunities in the energy industry, and in particular in the refining sector, based in part on our expectations regarding trends in the price of crude oil relative to the price of refined products. Should our expectations about these trends be inaccurate, our ability to implement our business plan could be negatively affected.

If the price differential between heavy, sour crude oil and light, sweet crude oil returns to historical levels, our ability to implement our business plan could be negatively affected.

If we consummate a business combination with a target company in the business of refining crude oil, our business may be adversely affected by differences between heavy, sour crude oils and light, sweet crude oils. Heavy, sour crude oils generally provide more profitable refining margins than light, sweet crude oils. Since 2000, the price differential between light, sweet crude oil and heavy, sour crude oil has been widening from historical levels due to the relatively high demand for light crude oil and an increased supply of heavy crude oil. We believe that this widening is part of a fundamental shift in both the light/heavy and sweet/sour differentials, and that these differentials are likely to remain above levels seen prior to 2000 because of increased global production of heavier, higher-sulfur crude oil combined with the fact that the industry does not have adequate refining capacity capable of processing these heavier, higher-sulfur crude oils. However, should actual price trends differ and light/heavy and sweet/sour differentials revert to levels observed prior to 2000, our ability to take advantage of this trend could be negatively affected.

Significant declines in the price of crude oil may disrupt the supply of heavy, sour crude oil and cause a narrowing of the price differentials between heavy, sour crude oil and light, sweet crude oil.

If we consummate a business combination with a target company in the business of refining crude oil, our business may be adversely affected by the increased costs of extracting heavy, sour crude oil and a disruption of this supply. Heavy, sour crude oil is generally costlier to extract and process than light, sweet crude oil. Significant declines in the overall price of crude oil could disrupt the supply of certain heavy, sour crude oils should the price declines be large enough that continuing to produce those heavy, sour crude oils becomes unprofitable. In addition, any resulting scarcity of supply of certain types of heavy, sour crudes could cause light/heavy and sweet/sour differentials to narrow. If we effect a business combination with a target whose operations are dependent on access to heavy, sour crudes, such a disruption could negatively affect our business.

If adequate infrastructure does not exist or is not built to provide us access to heavy, sour crude oil, our ability to effect a business combination in the energy industry could be negatively affected.

If we consummate a business combination with a target company in the oil refining or a related industry, the profitability of any business we acquire may be dependent upon the availability of existing or future infrastructure providing uninterrupted access to supplies of heavy, sour crude oil. This could include, but is not limited to, existing and proposed pipelines for the conveyance of heavy crude oils between producing areas globally. Furthermore, if infrastructure were proposed that would provide our facilities with access to heavy, sour crude oil, we might choose to upgrade or expand our facilities in order to process or otherwise use this heavy crude oil. If a subsequent delay or a failure to build the proposed infrastructure then prevented us from obtaining adequate supplies of heavy crude oil, our ability to implement our business plan could be negatively affected.

We may be subject to interruptions of supply as a result of relying on pipelines for transportation of crude oil and refined products.

If we consummate our initial business combination with a target business in the energy industry, our business may rely heavily on pipelines to receive and transport crude oil and refined products. We could experience an interruption of supply or delivery, or an increased cost of receiving and transporting crude oil and refined products if operation of these pipelines is disrupted because of accidents, natural disasters, governmental regulation, terrorism, other third-party action or other events beyond our control. Our prolonged inability to use any of the pipelines that transport crude oil or refined products could have a material adverse effect on our business, financial condition and results of operations. Furthermore, the nature of our business or our business plan may require that we upgrade or supplement inbound pipelines, which could require us to make substantial additional capital expenditures.

If we were to acquire refining assets or a company with agreements to purchase refining assets, it is highly unlikely that the proxy materials provided to our stockholders would include historical financial statements and, accordingly, investors will not have historical financial statements on which to rely in making their decision whether to vote for the acquisition.

If we were to acquire refining assets or a company with agreements to purchase refining assets, it is highly unlikely that the proxy statement we would send to stockholders would, unless otherwise required by applicable law or regulations, contain historical financial statements with respect to the operation of the assets. Although we would provide such historical financial statements if required by applicable law or regulations, such historical financial statements are not often required. Instead, the proxy statement we would send to our stockholders would contain the same information that would typically be provided in the prospectus for an initial public offering of a start-up energy company, such as: (i) historical and prevailing market rates for refining assets on the basis of type, age and proposed employment; (ii) our expectations of future market trends and proposed strategy for employment of the refining assets; (iii) our anticipated operational (overhead) expenses; and (iv) the valuation of the refining assets generally (i.e., whether they are new buildings and the type of refining asset), all of which, in turn, depend on the sector of the energy industry in which we consummate a business combination. Thus, you would not necessary be able to rely on historical financial statements when deciding whether to approve a business combination involving the acquisition of refining assets or a company with agreements to purchase refining assets.

To the extent our business combination consists of the acquisition of assets that do not have historical financial information, we will determine whether such business combination has a fair market value of at least 80.0% of our net assets held in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon, net of taxes payable, held in the trust account) at the time of such acquisition based on the value of the assets, as determined by the advice of our advisors consistent with industry practice. Such valuation will factor in, among other things, the revenue stream generated from ongoing operations and analysis of recent public transactions providing valuation criteria based on the Nelson Complexity Index and/or valuation based on dollar value per barrel of crude thruput capacity.

Our profitability may be limited if we cannot obtain necessary permits and authorizations to modify our purchased assets.

If we consummate our initial business combination with a target company in the business of refining crude oil, our profitability may be linked to our ability to upgrade the refinery to process a heavier, higher-sulfur content crude oil or to yield lighter, higher-margin products. Our profitability also may be dependent on our ability to expand the capacity of the refinery. If we are unable to obtain the necessary permits and authorizations to effect an upgrade or expansion, or if the costs of making changes to or obtaining these permits or authorizations exceed our estimates, our profitability could be negatively affected.

The profitability of the target business we acquire may be limited if we cannot secure an engineering, procurement and construction (“EPC”) contractor to perform upgrades or expansions.

The profitability of the target business we acquire may be linked to our ability to upgrade and expand its business. In order to implement an upgrade or expansion, we expect to hire an EPC contractor. Due to a recent surge in construction projects across the energy industry, we may experience difficulties in securing an EPC contractor in a timely fashion to execute our proposed projects. If we are unable to contract an EPC contractor to effect an upgrade or expansion in a timely fashion, our profitability could be negatively affected.

If we consummate our initial business combination with a target business in the refining industry, we may experience difficulties in marketing some of our products.

Our ability to market the products of a target business we acquire may depend on:

•	obtaining the financing necessary to develop our feedstock, such as crude oil, to the point where production is suitable for sale;

•	the proximity, capacity and cost of pipelines and other facilities for the transportation of crude oil and refined products;

•	the quantity and quality of the refined products produced; and

•	the availability of viable purchasers willing to buy our refined products.

If we experienced a catastrophic loss and our insurance was not adequate to cover such loss, it could have a material adverse affect on our operations.

If we consummate our initial business combination and acquire ownership and operation of refineries or related storage and other facilities, our business could be affected by a number of risks, including mechanical failure, personal injury, loss or damage, business interruption due to political conditions in foreign countries, hostilities, labor strikes, adverse weather conditions and catastrophic disasters, including environmental accidents. All of these risks could result in liability, loss of revenues, increased costs and loss of reputation. We intend to maintain insurance, consistent with industry standards, against these risks on business assets we may acquire upon completion of our initial business combination. However, we cannot assure you that we will be able to adequately insure against all risks, that any particular claim will be paid out of our insurance, or that we will be able to procure adequate insurance coverage at commercially reasonable rates in the future. Our insurers will also require us to pay certain deductible amounts, before they will pay claims, and insurance policies will contain limitations and exclusions, which, although we believe will be standard for the refining industry, may nevertheless increase our costs and lower our profitability.

Additionally, any changes to environmental and other regulations or changes in the insurance market may also result in increased costs for, or decreased availability of, insurance we would currently anticipate purchasing against the risks of environmental damage, pollution and other claims for damages that may be asserted against us.

Our inability to obtain insurance sufficient to cover potential claims or the failure of insurers to pay any significant claims, could have a material adverse effect on our profitability and operations.

The dangers inherent in the refining and marketing of petroleum products could cause disruptions and could expose us to potentially significant losses, costs or liabilities.

Businesses involved in the refining, distribution and marketing of petroleum products and related activities are subject to significant hazards and risks inherent in refining operations and in transporting and storing crude oil, intermediate products and refined products. These hazards and risks include, but are not limited to, the following:

•	natural disasters, fires, or explosions;

•	spills and pipeline ruptures;

•	third-party interference;

•	disruptions of electricity deliveries; and

•	mechanical failure of equipment at our refinery or third-party facilities.

Any of the foregoing could result in production and distribution difficulties and disruptions, environmental pollution, personal injury or wrongful death claims and other damage to our property and the property of others. There is also risk of mechanical failure and equipment shutdowns both in the ordinary course of operations and following unforeseen events.

We may have environmental liabilities as a result of our ownership or operation of contaminated properties or relating to exposure to hazardous or toxic materials.

We could be subject to claims and may incur costs arising out of human exposure to hazardous or toxic substances relating to our operations, our properties, our buildings or to the sale, distribution or disposal of any products containing any hazardous or toxic substances and produced in connection with our business.

Properties or facilities owned, leased or operated in conjunction with the energy industry may be contaminated due to energy or other historical industrial uses at or near the property. Regulators may impose clean-up obligations if contamination is identified on a property, and third parties or regulators may make claims against owners or operators of properties for personal injuries, property damage or natural resource damage associated with releases of hazardous or toxic substances. Even if the business we purchase did not cause the contamination or release, certain environmental laws hold current and previous owners or operators of real property liable for the costs of cleaning up contamination regardless of whether they knew of or were responsible for the contamination. These environmental laws also may impose liability on any person who arranges for the disposal or treatment of hazardous substances, regardless of whether the affected site is or was ever owned or operated by such person.

Finally, it is possible that a target business we purchase may have historical liabilities relating to previous operations or the previous ownership of real property or facilities. While we may be able to structure a transaction to leave those types of liabilities with the seller, it may not be possible to do so as a legal or practical matter. As a result, we may ultimately have liability for environmental matters that do not relate to businesses we operate.

We will be subject to significant environmental, safety and other governmental regulations and may incur significant costs to comply with these regulations.

The oil refining, distribution and marketing industry and related activities are subject to extensive and increasingly stringent environmental protection, safety and other related foreign, federal, state and local laws, rules, regulations and treaties. We cannot assure you that we will be able to comply with all laws, rules, regulations and treaties following a business combination. If we are unable to adhere to these requirements, or if we are unable to obtain or maintain compliance with our environmental permits we could be subject to civil or criminal penalties and fines and to material restrictions on our business and operations. The costs of complying with these requirements and any adverse operational impact of compliance could have a material adverse effect on our profitability and operations. Certain segments of the energy industry are also subject to the payment of royalties, and the level of taxation of the energy industry tends to be high compared with that of other commercial activities.

Hazards inherent in refining operations will require continual oversight and control.

If we consummate our initial business combination, we may be engaged in transporting and refining potentially toxic materials in the course of our business. There is a risk of leaks or spillages of crude oil, petroleum products and other potentially hazardous materials at operating sites and during transportation. If operational risks materialized, it could result in loss of life, damage to the environment or loss of production. We will attempt to conduct our activities in such a manner that there is no or minimal damage to the environment. However, these risks will require continual oversight and control.

Conservation measures and technological advances could reduce demand for crude oil and refined products.

Fuel conservation measures, alternative fuel requirements, increasing consumer demand for alternatives to oil and gas, technological advances in fuel economy and energy generation devices could reduce demand for crude oil and refined petroleum products. We cannot predict when or whether there will be any change in demand for these products, and any major changes may have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may be adversely affected to the extent we are unable to address any perceived trade-off between the increasing demand for global access to energy and the protection or improvement of the natural environment.

If the increasing demand for alternative fuels lowers the demand for transportation fuels, our profitability could be negatively affected.

Rising crude oil and refined products prices are increasing the economic feasibility and demand for alternative fuels like ethanol and bio-diesel. New technologies are being developed to further increase the feasibility and enhance the performance of these fuels. Additionally, energy security concerns, agricultural interests, environmental activists, and others are increasing the visibility of alternative fuels as a substitute for transportation fuels. Should these trends continue and the demand for alternative fuels continue to rise, consequently lowering the demand for petroleum-based transportation fuels, our profitability could be negatively affected.

Foreign currency fluctuations could adversely affect our business and financial results.

Crude oil prices are generally set in U.S. dollars while sales of refined products may be in a variety of currencies. If we consummate a business combination with a target business with operations outside of the United States, our business will be subject to risks of fluctuations in foreign currency exchange rates. In certain markets, we may also experience difficulty in converting local currencies to U.S. dollars, or the market for redemption of local currency into other currencies may deteriorate or cease to exist.

In addition, a target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Following our initial business combination, we may engage in hedging transactions in an attempt to mitigate exposure to price fluctuations in oil and other petroleum products; these attempts may not be successful.

Following our initial business combination, we may engage in short sales and utilize derivative instruments such as options, futures, forward contracts, interest rate swaps, caps and floors, to hedge against exposure to fluctuations in the price of crude oil, refined petroleum products and other energy portfolio positions, as well as foreign currency exchange and interest rates. Hedging transactions may not be as effective as we intend in reducing our exposure to these fluctuations and any resulting volatility in our cash flows, and if we incorrectly assess market trends and risks, may result in a poorer overall performance than if we had not engaged in any such hedging transactions.

Compliance with governmental regulations and changes in laws and regulations and risks from investigations and legal proceedings could be costly and could adversely affect operating results.

The oil industry is subject to regulation and intervention by governments throughout the world in such matters as exploration and production interests, environmental protection controls, controls over the development and decommissioning of a field (including restrictions on production) and, possibly, nationalization, expropriation, cancellation or non-renewal of contract rights. The oil and gas industry is also subject to the payment of royalties and taxation, which tend to be high compared with those payable in respect of other commercial activities and operates in certain tax jurisdictions which have a degree of uncertainty relating to the interpretation of, and changes to, tax law. As a result of new laws and regulations or other factors, we could be required to curtail or cease certain operations.

A target business’ operations in the U.S. and internationally can be impacted by expected and unexpected changes in the legal and business environments in which we could operate, as well as the outcome of ongoing government and internal investigations and legal proceedings.

Changes that could impact the legal environment include new legislation, new regulation, new policies, investigations and legal proceedings and new interpretations of the existing legal rules and regulations. In particular, changes in export control laws or exchange control laws, additional restrictions on doing business in countries subject to sanctions, and changes in laws in countries identified by management for immediate focus. Changes that impact the business environment include changes in accounting standards, changes in environmental laws, changes in tax laws or tax rates, the resolution of audits by various tax authorities, and the ability to fully utilize our tax loss carryforwards and tax credits. Compliance related issues could limit our ability to do business in certain countries.

These changes could have a significant financial impact on our future operations and the way we conduct, or if we conduct, business in the affected countries.

Demand for refining services is expected to be substantially dependent on the level of expenditures by the oil industry. A substantial or an extended decline in oil prices could result in lower expenditures by the oil industry and reduce our revenue.

Demand for refining services is expected to be substantially dependent on the level of expenditures by the oil and gas industry for the exploration, development and production of crude oil reserves, which are sensitive to oil prices and generally dependent on the industry’s view of future oil prices. Oil prices have historically been volatile and are affected by numerous factors, including:

•	demand for energy, which is affected by worldwide population growth and general economic and business conditions;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels for oil;

•	oil and gas production by non-OPEC countries;

•	political and economic uncertainty and socio-political unrest;

•	the level of worldwide oil exploration and production activity;

•	the cost of exploring for, producing and delivering oil and gas;

•	technological advances affecting energy consumption; and

•	weather conditions.

Fluctuations in oil prices could adversely affect refining activity and our revenues, cash flows and profitability.

Upon consummation of a business combination, it is likely that our operations will be materially dependent upon the level of activity in oil production. Both short-term and long-term trends in oil prices affect the level of such activity. Oil prices and, therefore, the level of refining activity can be volatile. Worldwide military, political and economic events, including initiatives by the Organization of Petroleum Exporting Countries, may affect both the demand for, and the supply of, oil. Weather conditions, governmental regulation (both in the United States and elsewhere), levels of consumer demand, the availability of pipeline capacity and other factors beyond our control may also affect the supply of and demand for refined petroleum products. Fluctuations during the last few years in the demand and supply of oil have contributed to, and are likely to continue to contribute to, price volatility. This would likely result in a corresponding decline in the demand for refining services and could have a material adverse effect on our revenues, cash flows and profitability if we consummate a business combination in that sector. Lower oil prices could also cause our potential customers to seek to terminate, renegotiate or fail to honor our contracts; affect the fair market value of any refining assets we may acquire which in turn could trigger a writedown for accounting purposes; affect our ability to retain skilled personnel which may be employees of any acquisition candidate; and affect our ability to obtain access to capital to finance and grow our businesses. There can be no assurances as to the future level of demand for our services or future conditions in the oil and refinery services industries.

Excess production capacity and lower future demand could adversely impact a target business' results of operations.

We believe oil storage inventory levels are an indicator of the relative balance between supply and demand. High or increasing storage or inventories generally indicate that supply is exceeding demand and that energy prices are likely to soften. Low or decreasing storage or inventories are an indicator that demand is growing faster than supply and that energy prices are likely to rise. Measures of maximum production capacity compared to demand (excess production capacity) are also an important factor influencing energy prices and spending by oil and natural gas exploration companies. When excess production capacity is low compared to demand, energy prices tend to be higher and more volatile reflecting the increased vulnerability of the entire system to disruption. This could adversely affect a target business’ results of operations.

Seasonal and adverse weather conditions, conservational measures and technical advances adversely affect demand for our services and operations after a business combination.

Weather can also have a significant impact on demand as consumption of energy is seasonal and any variation from normal weather patterns, cooler or warmer summers and winters, can have a significant impact on demand. After a business combination, adverse weather conditions, such as hurricanes in the Gulf of Mexico, may cause supply disruptions and result in a loss of revenue and damage to our equipment and facilities, which may or may not be insured.

Fuel conservation measures, alternative fuel requirements, increasing consumer demand for alternatives to oil, technological advances in fuel economy and energy generation devices could reduce demand for oil and gas. We cannot predict the impact of the changing demand for oil and gas services and products, and any major changes may have a material adverse effect on our business, financial condition, results of operations and cash flows.

Changes in economic conditions may adversely affect our operating results.

After a business combination, our ability to forecast the size of and changes in the worldwide oil industry, and our ability to forecast our customers’ activity levels and demand for our products and services, may impact management of any service and distribution activities we then own, staffing levels and cash and financing requirements. Unanticipated changes in our customers’ requirements could impact costs, creating temporary shortages or surpluses of equipment and people and demands for cash or financing.

International and political events could adversely affect our results of operations and financial condition.

A significant portion of our post business combination revenue may be derived from non-United States operations, which exposes us to risks inherent in doing business in each of the countries in which we transact business. The occurrence of any of the risks described below could have a material adverse effect on our results of operations and financial condition. Operations in countries other than the United States are subject to various risks peculiar to each country. With respect to any particular country, these risks may include:

•	expropriation and nationalization of our assets in that country;

•	political and economic instability; civil unrest, acts of terrorism, force majeure, war, or other armed conflict;

•	natural disasters, including those related to earthquakes and flooding;

•	inflation; currency fluctuations, devaluations, and conversion restrictions;

•	confiscatory taxation or other adverse tax policies;

•	governmental activities that limit or disrupt markets, restrict payments, or limit the movement of funds; governmental activities that may result in the deprivation of contract rights; and

•	governmental activities that may result in the inability to obtain or retain licenses required for operation.

Due to the unsettled political conditions in many oil-producing countries and countries in which we may operate, our revenue and profits are subject to the adverse consequences of war, the effects of terrorism, civil unrest, strikes, currency controls, and governmental actions. Countries where we may operate that have significant amounts of political risk include: Afghanistan, Algeria, Indonesia, Iran, Iraq, Nigeria, Russia, and Venezuela. In addition, military action or continued unrest in the Middle East could impact the supply and pricing for oil and gas, disrupt our operations in the region and elsewhere, and increase our costs for security worldwide.

Our facilities and our employees could come under threat of attack in some countries where we may operate, including Iraq and Saudi Arabia. In addition, we may become subject to the risk related to loss of life of our personnel and our subcontractors in these areas. We are also subject to the risks that our employees, joint venture partners, and agents outside of the United States may fail to comply with applicable laws.

Military action, other armed conflicts, or terrorist attacks could limit or disrupt markets and our operations.

Military action in Iraq, military tension involving North Korea and Iran, as well as the terrorist attacks of September 11, 2001 and subsequent terrorist attacks, threats of attacks, and unrest, have caused instability or uncertainty in the world's financial and commercial markets and have significantly increased political and economic instability in some of the geographic areas in which we may operate a target business. Acts of terrorism and threats of armed conflicts in or around various areas in which we may operate, such as the Middle East and Indonesia, could limit or disrupt markets and our operations, including disruptions resulting from the evacuation of personnel, cancellation of contracts, or the loss of personnel or assets.

Such events may cause further disruption to financial and commercial markets and may generate greater political and economic instability in some of the geographic areas in which we may operate. In addition, any possible reprisals as a consequence of the war and ongoing military action in Iraq, such as acts of terrorism in the United States or elsewhere, could materially and adversely affect us in ways we cannot predict at this time.

Income taxes could adversely affect a target business’ operations.

A target business may have operations in countries other than the United States. Consequently, we could be subject to the jurisdiction of a significant number of taxing authorities. The income earned in these various jurisdictions is taxed on differing bases, including net income actually earned, net income deemed earned, and revenue-based tax withholding. The final determination of our tax liabilities involves the interpretation of local tax laws, tax treaties, and related authorities in each jurisdiction, as well as the significant use of estimates and assumptions regarding the scope of future operations and results achieved and the timing and nature of income earned and expenditures incurred. Changes in the operating environment, including changes in tax law and currency/repatriation controls, could impact the determination of our tax liabilities for a tax year.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward looking statements. Such forward-looking statements include statements regarding, among others, (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict,” “shall” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

•	our status as a development stage company;

•	our liquidation prior to a business combination;

•	the reduction of the proceeds held in the trust account due to third party claims;

•	our selection of a prospective target business or asset;

•	our issuance of our capital shares or incurrence of debt to complete a business combination;

•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;

•	our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;

•	conflicts of interest of our officers and directors;

•	potential current or future affiliations of our officers and directors with competing businesses;

•	our ability to obtain additional financing if necessary;

•	the control by our existing stockholder of a substantial interest in us;

•	the adverse effect the outstanding warrants and options may have on the market price of our common shares;

•	the existence of registration rights with respect to the securities owned by our existing stockholder;

•	the lack of a market for our securities;

•	our being deemed an investment company;

•	our dependence on our key personnel;

•	our dependence on a single company after our business combination;

•	business and market outlook;

•	our growth as a whole;

•	our and our customers’ business strategies;

•	environmental, permitting and other regulatory risks;

•	foreign currency fluctuations and overall political risk in foreign jurisdictions;

•	operating and capital expenditures by us and the energy industry;

•	our competitive position;

•	outcomes of legal proceedings;

•	expected results of operations and/or financial position;

•	future effective tax rates; and

•	compliance with applicable laws.

These risks and others described under “Risk Factors” are not exhaustive.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over- Allotment Option	With Over-Allotment Option Exercised
Offering gross proceeds
Offering	$500,000,000	$575,000,000
Private Placement	12,250,000	12,250,000

Total gross proceeds	$512,250,000	$587,250,000

Offering expenses (1)
Underwriting discount (2)	$20,000,000	$23,000,000
Deferred underwriting compensation (3)	15,000,000	17,250,000
Legal fees and expenses (4)	650,000	650,000
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	75,000	75,000
SEC registration fee	31,500	31,500
FINRA registration fee	75,500	75,500
AMEX listing fee	85,000	85,000
Miscellaneous expenses	58,000	58,000

Total offering expenses	$36,050,000	$41,300,000

Net proceeds
Not held in trust	$150,000	$150,000

Held in the trust account for our benefit	476,050,000	545,800,000

Total net proceeds	$476,200,000	$545,950,000

Adjustments
Deferred underwriting compensation to be held in trust (3)	$15,000,000	$17,250,000

Interest income to be held in trust (5)	—	1,687,500

Deferred legal fees (4)	200,000	200,000
Total held in trust—$19.65 per unit (98.25%)	$491,250,000	$564,937,500

	Amount	Percentage
Estimated use of net proceeds not held in the trust account ($150,000) and up to $3,700,000 of interest income earned on the trust account released to us to fund working capital purposes (6)
Legal, accounting and other expenses attendant to structuring and negotiation of a business combination	1,400,000	36.3%
Due diligence of prospective target businesses	1,000,000	26.0%
Legal and accounting fees relating to SEC reporting obligations	220,000	5.7%
Administrative fees ($7,500 per month for 24 months) (7)	180,000	4.7%
Working capital, director and officer liability insurance premiums and reserves (including deferred legal fees (4), potential deposits, down payments or funding of a “no-shop” provision in connection with a particular business combination and liquidation obligations and reserves, if any)	1,050,000	27.3%

Total (6)	$3,850,000	100.0%

(1)	A portion of the offering expenses, including the SEC registration fee, FINRA filing fee, AMEX listing fees and legal and accounting fees have been paid from the $300,000 in loans we received from our sponsor, as further described below. These funds will be repaid out of the net proceeds of this offering.
(2)	Represents 4.0% of the gross proceeds from the sale of the 25,000,000 units in this offering ($20,000,000) and 4.0% of the gross proceeds from the sale of the 3,750,000 units subject to the underwriters’ over-allotment option ($23,000,000 assuming the underwriters exercise their over-allotment option in full).
(3)	Represents 3.0% of the gross proceeds from the sale of the 25,000,000 units in this offering ($15,000,000) and 3.0% of the gross proceeds from the sale of the 3,750,000 units subject to the underwriters’ over-allotment option ($17,250,000 assuming the underwriters exercise their over-allotment option in full) that the underwriters have agreed to deposit into the account and forfeit (including the interest accrued thereon) in the event we do not consummate a business combination. Upon the consummation of a business combination, such deferred discount shall be released to the underwriters and then only with respect to those units as to which the component shares have not been redeemed. If we do not complete a business combination and the trust account is liquidated, these amounts will be distributed to our public stockholders.
(4)	Includes a portion of the legal fees ($200,000) related to the offering that is being deferred and will be paid, without contingency, from interest income earned from the trust account released to us for working capital purposes.
(5)	If the over-allotment option is exercised in full, we will not be permitted to draw on the interest income earned on the trust account until $1,687,500 (or a lesser amount if less than the fully over-allotment option is exercised, pro rata based on the amount of the over-allotment option exercised) of interest shall have been earned on the trust account with the resulting effective that there shall be a minimum of $19.65 per unit held in the trust account.
(6)	We expect to fund our operating expenses from interest income earned on the trust account and the initial $150,000 of net proceeds not held in the trust account. An aggregate of $3,700,000 of the interest income earned on the trust account will be released to us to fund our working capital requirements; provided, however, if the underwriters’ over-allotment option is exercised in full, we will not be permitted to draw such amounts until $1,687,500 (or a lesser amount if less than the full over-allotment option is exercised) of interest shall have been earned on the trust account with the resulting effect that there shall be a minimum of $19.65 per share held in the trust account. We shall not be entitled to draw upon the interest income earned on the $15,000,000 in deferred underwriting compensation ($17,250,000 if the over-allotment option is exercised in full), which will be payable to the underwriters, net of taxes payable, if a business combination is consummated, but which will be forfeited by the underwriters if a business combination is not consummated.
(7)	In the event our stockholders approve the extended period, we shall be obligated to pay up to an additional $45,000 in administrative fees pursuant to our agreement with our sponsor.

Of the net proceeds of this offering and the private placement, an aggregate of $491,250,000 (or $564,937,500 if the over-allotment option is exercised in full) including (i) $12,250,000 from the purchase of insider warrants and (ii) $15,000,000 (or $17,250,000 if the underwriters’ over-allotment option is exercised in full) of the underwriters’ deferred underwriting compensation will be deposited into the trust account at [Bank of America], maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or as part of any liquidation of our trust account. To the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state, local or franchise tax obligations related thereto. However, to the extent the over-allotment is exercised in full and funds held in trust are less that $19.65 per share, the first $1,687,500 of interest earned on amounts held in the trust account (net of taxes payable) will be used to bring the amount held in trust up to an aggregate of $491,250,000 ($19.65 per share). The proceeds held in the trust account (exclusive of any funds held for the benefit of the underwriters or used to pay public stockholders who have exercised their redemption rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination or, if there are insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business combination. In the event there are funds remaining in the trust account after satisfaction of all of such obligations, such funds may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time. All amounts held in the trust account will be released on closing of our initial business combination with a target business having a fair market value of at least 80.0% of our net assets held in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon held in the trust account) at the time of the acquisition, subject to a majority of our public stockholders voting in favor of the business combination and less than 30.0% of the public stockholders voting against the business combination and electing to exercise their redemption rights on a cumulative basis.

We have agreed to pay a monthly fee of $7,500 to United Refining, Inc., our sponsor, for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination and (ii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation. Our sponsor and certain of its affiliates share office space and share the cost of secretarial, reception, telecommunication, equipment, supplies, and such other office-related items as they deem appropriate at a cost of approximately $80,000 per month. As we expect our activities in seeking and consummating a business combination will require use of a portion of the office space and these various services, we have agreed to pay 9.4% of such cost, or $7,500 per month, with the balance being the obligation of our sponsor or such affiliates.

We intend to use the $150,000 of net proceeds not held in the trust account, plus $3,700,000 of interest income earned on the trust account, for due diligence, legal, accounting, fees and expenses of the acquisition including investment banking fees, and other expenses, including structuring and negotiating business combination, as well as a possible down payment, reverse break up fees (a provision in a merger agreement which requires a payment to the target company if the financing for an acquisition is not obtained), lock-up or “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses), if necessary, to bear the costs of liquidation if in the event we are unable to effect a business combination by                     , 2009 [24 months from the date of this prospectus] or                 , 2010 [30 months from the date of this prospectus] in the event the stockholders approve the extended period. While we do not have any current intention to use these funds as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, if we were to enter into such a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target business. We believe that the interest income will be sufficient to cover the foregoing expenses.

To the extent that our capital stock or debt securities are used in whole or in part as consideration to effect a business combination, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations. In the event that third party indebtedness is used as consideration, our officers and directors would not be personally liable for the repayment of such indebtedness.

We may not use all of the proceeds in the trust account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business(es) that we acquire on the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target business, to make other acquisitions and to pursue our growth strategy.

In the event that third party indebtedness is used to pay a portion of the expenses of this offering, our sponsor would be liable for the repayment of such indebtedness. Our sponsor has advanced to us a total of $300,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fees, FINRA registration fees, AMEX filing fees and legal and audit fees and expenses. The loan will be payable without interest upon the consummation of this offering. The loan will be repaid out of the proceeds of this offering.

The proceeds held in the trust account may be invested by the trust account agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Although the rate of interest to be earned on the trust account will fluctuate through the duration of the trust account, and although we are unable to state the exact amount of time it will take to complete a business combination, we anticipate the interest that will accrue on the trust account, even at an interest rate of 4.0% (up to $3,700,000 interest income, net of taxes payable on all interest income earned on the trust account), during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. While we cannot assure you the trust account will yield this rate, we believe such rate is representative of that which we may receive. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. Notwithstanding our belief that we are not required to comply with the requirements of such act, we will not liquidate and distribute the trust account to holders of our common stock sold in this offering until after our existence terminates by operation of law on                     , 2009 [24 months from the date of this prospectus] or                 , 2010 [30 months from the date of this prospectus] in the event the stockholders approve the extended period and, consequently, we may be deemed to be an investment company and thus required to comply with such act. The interest income derived from investment of these net proceeds during this period that is not otherwise returned to public stockholders who vote against a proposal to approve the extended period or a business combination will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. We do not believe that the fees and expenses for due diligence, legal, accounting, acquisition, down payment, lock-up or other activities related to this offering or our business combination will exceed $3,850,000 in the aggregate, comprised of $150,000 of net proceeds not held in the trust account plus up to $3,700,000 of interest income earned on the trust account and released to us to fund our working capital. Based upon the experience of the members of our board and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, and a review of budgets publicly disclosed by blank-check companies, we determined that this was an appropriate approximation of the expenses. If costs are higher than expected we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential target businesses. In such case, we would need to obtain additional funds from our initial stockholders or another source to continue operations. We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months or 30 months in the event the stockholders approve the extended period, assuming that a business combination is not consummated during that time.

Other than the $7,500 per month general and administrative services fees described above and the reimbursable out-of-pocket expenses incurred in connection with a business combination, no compensation of any kind (including finders, consulting or other similar fees or the issuance of any securities of the company) will be paid to any of our sponsor, existing officers, directors or stockholder, or any of their affiliates, prior to, or for any services that they render in order to effectuate, or in connection with the consummation of the business combination. However, such persons will receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in the trust account and currently allocated in the above table to “Legal, accounting and other expenses,” “Due diligence of prospective target businesses” and “Working capital.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder (but not our existing stockholder with respect to any shares of our common stock owned by it immediately before this offering or underlying the insider warrants purchased in the private placement) will be entitled to receive funds from the trust account (including interest earned on such stockholder’s portion of the trust account, net of taxes payable and amounts disbursed for working capital purposes described elsewhere in this prospectus) only in the event of our liquidation of the trust account as part of our liquidation upon our failure to complete a business combination, or if such public stockholder redeems his shares of common stock into cash in connection with a proposal to approve the extended period or a business combination that the public stockholder voted against and which we actually approve and consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. Our existing stockholder is not entitled to redeem any of its shares of common stock acquired prior to this offering, in this offering or after this offering into a pro rata share of the trust account.

Upon the consummation of a business combination, the underwriters will be entitled to receive their deferred underwriting compensation plus any accrued interest thereon, net of taxes payable. In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to such deferred underwriting compensation plus any accrued interest thereon; and (ii) that the deferred underwriting compensation will be distributed on a pro-rata basis among the public stockholders along with any accrued interest thereon.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At August 31, 2007, our net tangible book value was a deficiency of ($237,036), or approximately ($0.038) per share of common stock. After giving effect to the sale of 25,000,000 shares of common stock included in the units in this offering (but excluding shares issuable upon exercise of the warrants included in the units and the warrants issued in the private placement), and the deduction of deferred underwriting compensation (as decreased by $4,499,999 subject to redemption) and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 7,499,999 shares of common stock which may be redeemed for cash) at August 31, 2007 would have been $333,347,954 or $14.04 per share, representing an immediate increase in net tangible book value of $14.074 per share to the existing stockholder and an immediate dilution of $5.96 per share or 29.8% to new investors not exercising their redemption rights.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units (actual dilution to new investors on a per-share basis may be significantly higher as a result of the exercise of these warrants, particularly if cashless exercise is utilized):

Public offering price		$20.00
Net tangible book value before this offering	$(0.038)
Increase attributable to new investors	14.074

Pro forma net tangible book value after this offering		14.04

Dilution to new investors		$5.96

For purposes of presentation, our pro forma net tangible book value after this offering is $14.04 because if the extended period is approved or if we effect a business combination, the redemption rights of the public stockholders may result in the redemption into cash of up to one share less than 30.0% of the aggregate number of the shares of common stock sold in this offering on a cumulative basis at a per-share redemption price equal to $19.65 (of which $0.60 represents the underwriters’ deferred underwriting compensation) plus their pro rata share of any interest earned on the trust account (net of taxes payable) not previously distributed to us.

The following table sets forth information with respect to our existing stockholder and the new investors:

	Shares Purchased (1)		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholder	6,250,000	20.00%	$25,000	0.01%	$0.004
New investors (2)	25,000,000	80.00%	$500,000,000	99.99%	$20.000

	31,250,000	100.00%	$500,025,000	100.00%

(1)	Assumes: (i) the sale of 25,000,000 units in this offering but not the exercise of 25,000,000 warrants to purchase shares of our common stock sold as part of such units and (ii) no exercise of the underwriters’ over-allotment option.
(2)	Does not include 6,125,000 shares of common stock issuable upon exercise of the warrants issued in the private placement.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering and private placement	$(237,036)
Net proceeds from this offering and sale of insider warrants	491,400,000
Offering costs paid in advance and excluded from net tangible book value before this offering	259,971
Less: Underwriters fees, net of $4,499,999 subject to redemption ($15,000,000 x one share less than 30.0%) and deferred legal fees of $200,000	(10,700,001)
Less: Proceeds held in the trust account subject to redemption for cash ($19.65 × 7,499,999)	(147,374,980)

$333,347,954

Denominator:
Shares of common stock outstanding prior to this offering	6,250,000
Shares of common stock included in the units offered	25,000,000
Less: Shares of common stock subject to redemption (25,000,000 × one share less than 30.0%)	(7,499,999)

23,750,001

CAPITALIZATION

The following table sets forth our capitalization at August 31, 2007 and as adjusted to give effect to the sale of our units in this offering and the sale of insider warrants in the private placement, and the application of the estimated net proceeds derived from the sale of our units:

	August 31, 2007
	Actual	As Adjusted (1)
Notes payable to our sponsor (2)	$200,000	$—
Common Stock , $.0001 par value, -0- and, 7,499,999 shares which are subject to possible redemption, shares at redemption value (3)	0	147,374,980
Underwriter’s Fee Payable (4) and deferred legal fees of $200,000 (6)	0	10,700,001

	$200,000	$158,074,981

Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares of common stock authorized; none issued or outstanding	—	—
Common stock, $.0001 par value, 75,000,000 shares of common stock authorized; 6,250,000 shares of common stock issued and outstanding; 31,250,000 shares of common stock issued and outstanding (1)	625	2,374
Additional paid in capital (5)	24,375	333,347,645
Deficit accumulated during the development stage	(2,065)	(2,065)

Total stockholders’ equity	$22,935	$333,347,954

Total capitalization	$222,935	$491,422,935

(1)	Assumes liability to the underwriters of the deferred discount out of the proposed offering of $15,000,000 being held in the trust account, net of $4,499,999 which is subject to possible redemption, and excludes the payment of $100 from the representatives of the underwriters for their unit purchase option, proceeds from the sale of units under the unit purchase option and proceeds from exercise of any warrant. If no shares were redeemed for cash in connection with the proposal to approve the extended period or our initial business combination, the deferred discount payable would be $15,000,000.
(2)	Notes payable to our sponsor is payable on the earlier of December 31, 2008 or on the consummation of this offering.
(3)	Includes 7,499,999 shares of common stock which are subject to possible redemption. If we approve the extended period and/or consummate a business combination, the redemption rights afforded to our public stockholders (but not to our sponsor, nor to our sponsor or any of our officers and directors to the extent that they purchase any shares of common stock in this offering or the aftermarket) may result in the redemption into cash of up to one share less than 30.0% of the aggregate number of shares of common stock sold in this offering on a cumulative basis at a per share redemption price equal to the amount in the trust account, inclusive of any interest thereon (net of any taxes payable and amounts permitted to be disbursed for working capital purposes).
(4)	Represents the underwriters’ deferred discount of 3.0% of the gross proceeds, or $0.60 per unit ($15,000,000 less $4,499,999 due to the possible redemption of up to one share less than 30.0% of the aggregate number of shares of common stock sold in this offering on a cumulative basis).
(5)	The as adjusted column includes $12,250,000 payable prior to the consummation of the offering from the purchase of insider warrants.
(6)	Includes a portion of the legal fees ($200,000) related to the offering that is being deferred and will be paid, without contingency, from interest income earned from the trust account released to us for working capital purposes.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a newly organized Business Combination CompanyTM, or BCCTM. A BCCTM is a blank check company formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination of an unidentified operating business. We intend to focus on identifying a prospective target business in the energy industry throughout the world, with a particular focus on businesses or assets involved in the refining of petroleum and specialized products (such as petrochemicals) but our efforts in identifying a prospective target business will not be limited to the energy industry. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt, or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;

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will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we incur substantial debt, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	covenants that limit our ability to acquire capital assets or make additional acquisitions;

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•	our inability to pay dividends on our common stock;

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using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

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limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and other disadvantages compared to our competitors who have less debt.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units in this offering and the sale of insider warrants in the private placement will be approximately $491,250,000 (or $564,937,500 if the underwriters’ over-allotment option is exercised in full), after giving effect to $150,000 of net proceeds not held in the trust account. This entire amount will be held in trust. The proceeds held in the trust account (exclusive of any funds held for the benefit of the underwriters or used to pay public stockholders who have exercised their redemption rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination or, if there are insufficient funds not held in trust, to pay other expenses relating to such transaction such as reimbursement to insiders for out-of-pocket expenses, third party due diligence expenses or potential finders fees, in each case only upon the consummation of a business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account (excluding the amount held in the trust account representing a portion of the underwriters’ discount plus interest accrued thereon, net of taxes payable) as well as any other net proceeds not expended will be used to finance our operations, which may include the operations of the target business(es) we acquire on the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time.

We believe that, upon consummation of this offering, the funds not held in trust, plus up to an aggregate of $3,700,000 in interest income on the trust account, net of taxes payable, which we will be permitted to withdraw from the trust account for working capital purposes will be sufficient to allow us to operate for at least the next 24 months or 30 months in the event our stockholders approve the extended period, assuming that a business combination is not consummated during that time. However, to the extent the over-allotment is exercised in full and funds held in trust are less that $19.65 per share, the first $1,687,500 of interest earned on the trust account will be used to bring the amount held in trust up to an aggregate of $564,937,500 ($19.65 per share). Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the property and asset locations that represent prospective target businesses, reviewing corporate, title, environmental, and financial documents and material agreements regarding prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We estimate that we will incur approximately $1,000,000 of expenses for the due diligence and investigation of a target business (including activities by outside parties and our directors and officers), $1,400,000 of expenses for legal, accounting and other expenses attendant to the structuring and negotiating of a business combination, $180,000 for administrative fees (approximately $7,500 per month for 24 months), $220,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $1,050,000 for general working capital that will be used for miscellaneous expenses (including the payment of deferred legal fees) and reserves including the cost of liquidation, which we currently estimate to be up to $15,000 if our corporate existence terminates on                     , 2009 [24 months from the date of this prospectus] or                 , 2010 [30 months from the date of prospectus] in the event our stockholders approve the extended period, and including approximately $150,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us.

We believe there should be sufficient funds available either outside of the trust account, made available to us out of the net interest earned on the trust account and released to us as working capital to fund the costs and expenses associated with our liquidation if our corporate existence terminates on                     , 2009 [24 months from the date of this prospectus] or                 , 2010 [30 months from the date of prospectus] in the event our stockholders approve the extended period, although we cannot give any assurances thereof. Our sponsor has agreed to indemnify us for these expenses (currently anticipated to be no more than approximately $15,000) to the extent there are insufficient funds available from the proceeds not held in the trust account and interest released to us, as described above under “The Offering—Liquidation If No Business Combination” but only to the extent necessary to ensure there is $19.65 per share held in the trust account.

We have agreed to pay a monthly fee of $7,500 to United Refining, Inc., our sponsor, for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination and (ii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation. Our sponsor and certain of its affiliates share office space and share the cost of secretarial, reception, telecommunication, equipment, supplies, and such other office-related items as they deem appropriate at a cost of approximately $80,000 per month. As we expect our activities in seeking and consummating a business combination will require use of a portion of the office space and these various services, we have agreed to pay 9.4% of such cost, or $7,500 per month, with the balance being the obligation of our sponsor or such affiliates.

As of the date of this prospectus, our sponsor has advanced an aggregate of $300,000 to us for payment of offering expenses on our behalf. The loan will be payable without interest on the earlier of December 31, 2008 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering.

We have agreed to sell to the representatives of the underwriters, for $100, an option to purchase up to a total of 1,250,000 units. The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $8.44 per unit, using an expected life of five years, volatility of 48.85%, and a risk-free rate of 4.95%. The expected volatility of approximately 48.85% was estimated by management based on evaluation of the historical volatilities of public entities in the energy/refining industry. Because we do not have a trading history, we needed to estimate the potential volatility of the unit price, which will depend on a number of factors that cannot be ascertained at this time. We used these companies because management believes that the volatility of these companies is a reasonable benchmark to use in estimating the expected volatility for our units. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we dissolve and liquidate, the option will become worthless. For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled, “Underwriting—Purchase Option.”

The public warrants, the insider warrants, the underwriter’s unit purchase option and the warrants included in the underwriter’s unit purchase option are not subject to net cash settlement in the event we are unable to maintain an effective 1933 Act registration statement. We must use best efforts to file and maintain the effectiveness of the registration statement for the warrants set forth above as well as the securities issuable upon exercise of the underwriter’s unit purchase option. Except for the insider warrants, all such warrants are only exercisable to the extent we are able to maintain such effectiveness. The unit purchase option (but not the underlying warrants), however, may be exercised by means of cashless exercise. We shall not be obligated to deliver any warrants underlying the unit purchase option unless the registration statement with respect to such warrants is effective. If a holder of public warrants or the holder of the underwriter’s unit purchase option, or warrants underlying the underwriter’s unit purchase option, does not, or is not able to, exercise such warrants, underwriter’s unit purchase option or warrants underlying such underwriter’s unit purchase option, as applicable, such warrants, underwriter unit purchase option or underlying warrants, as applicable, will expire worthless. This expiration would result in such holders paying the full unit purchase price solely for the shares of common stock underlying such units. Since we are not required to net cash settle the warrants or the unit purchase option, liability classification is not required under EITF 00-19. We will therefore account for the warrants and the unit purchase option as equity.

PROPOSED BUSINESS

Introduction

We are a newly organized Business Combination Company™, or BCCTM. A BCC™ is a blank check company formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination of an unidentified operating business. We intend to focus on identifying a prospective target business in the energy industry throughout the world, with a particular focus on businesses or assets involved in the refining of petroleum and specialized products (such as petrochemicals) and services to the energy industry but our efforts in identifying a prospective target business will not be limited to the energy industry. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

We intend to focus our efforts on target businesses with one or more of the following characteristics:

Suitable companies operating in or providing services to the energy industry may include:

•	Refining, distribution and marketing companies, including the production of petroleum and other related products.

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As we evaluate initial business combinations, we may consider various factors such as market pricing, quality and the availability or various grades of crude oil, in addition to considering environmental factors and refinery maintenance. The combination of the above factors will be enhanced by the ability of the business to efficiently select the most profitable feedstock and product mix. We do not have a primary geographic focus, and we may seek to acquire refineries or interests in any market in which we believe we could be competitive. We may also seek to capitalize on the cost advantages of heavy, sour crude oil to light, sweet crude oil as a raw material to manufacture refined products.

•	Energy service companies, including drilling, construction, pipeline, terminal and contracting businesses.

While we intend to focus on potential acquisition targets in the energy industry, we may also pursue opportunities in other industries involving businesses outside of management’s expertise. The discussion below relating to the energy industry may be irrelevant if we pursue acquisition opportunities outside of this industry.

Overview and Market Opportunity: Refining/Petrochemical Sector

Refining is the process of separating hydrocarbons present in crude oil and converting them into marketable finished petroleum products, such as gasoline and diesel fuel. Crude oil is a raw material that is commonly referred to in terms of “heavy” or “light” and “sweet” or “sour”. The more viscous crude oils are “heavier” and those with high sulfur content are called “sour” (as opposed to low-sulfur “sweet” crude). The heavier and/or more sour the crude, the more difficult and time consuming it is to change into usable refined products. The type of crude oil that is used in the refining process is typically referred to as feedstock. Refiners generate profits based on the spread between the type of crude they acquire and the products into which it is converted and the price at which they can sell the finished product. Typically, the heavier and more sour the crude, the cheaper the feedstock. Refiners that are configured to convert and desulphurize the heavier feedstocks into refined products can take advantage of the less expensive feedstock, resulting in incremental gross margin opportunities. This is referred to as a refiner’s complexity. Generally, the higher the complexity and more flexible the feedstock slate, the better positioned the refinery is to make a profit.

According to the Energy Information Administration, or EIA, worldwide crude oil demand is expect to grow by 1.4% per annum through 2030. The historical and projected growth in worldwide crude oil demand and consumption can be attributed to rapid growth of the global economy due to globalization and international trade. Production from OPEC and other crude oil producing countries has increased in response. However, in order to meet the growing demand, these nations have incrementally produced heavier and more sour crude oil that is more expensive and time consuming to refine. These events, coupled with new environmental regulations requiring lower sulfur fuel specifications, have led to increased demand for extracting lighter and sweeter crude oil as well as the capacity to refine heavier and more sour crudes. Furthermore, the need to upgrade refineries to meet these new environmental regulations has put further pressure on capacity as refiners go offline to upgrade to meet the new rules and regulations.

We believe that decreased refining capacity, coupled with increased crude oil demand, especially for lighter and sweeter crudes, will create attractive acquisition opportunities. We believe opportunities exist to acquire existing refineries that are in need of refurbishment or upgrades to meet worldwide demand and environmental regulation. Our sponsor and our directors and officers’ combined extensive experience in operating, upgrading and determining the feedstock of refineries will enable us to enhance future operating efficiencies of an acquired entity through upgrades, modifications or new feedstock mixes.

We believe that given our management’s prior experience, the energy industry will provide us with the best opportunity to consummate a business combination. Our management team is experienced in sourcing, structuring, financing and consummating acquisitions, and has extensive contacts and sources with public and private companies, private equity and venture funds, investment bankers, attorneys and accountants from which to generate substantial acquisition opportunities.

To date, our efforts have been limited to organizational activities. We do not have any specific business combination under consideration, nor have we had any discussions with any target business regarding a possible business combination. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers and directors and any of their potential contacts or relationships regarding a potential business combination.

We have not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates within any segment of the energy industry or outside the energy industry, or the likelihood or probability of success of any proposed business combination. In addition, we have not compiled a database of entities that are suitable acquisition candidates. We cannot assure you that we will be able to locate a target business meeting the criteria described above in these segments or that we will be able to engage in a business combination with a target business on favorable terms. At the first meeting of the board of directors promptly following the closing of this offering, we intend to establish policies and procedures for seeking and evaluating appropriate business acquisition candidates. As part of our intended processes, we may create a contact database indicating the materials received by any potential target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidate was either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to move forward with any particular acquisition candidate.

Management and Board Expertise

Our executive officers and directors have extensive experience in the energy industry as managers, principals, advisors or directors of companies operating in or providing services to the energy industry. In addition, they collectively comprise a formidable pool of expertise covering the key areas of the energy industry, with experience in negotiating and structuring transactions in the areas in which we will attempt to compete. They jointly have more than 105 years of total experience in sourcing, structuring, financing and consummating acquisitions and have contacts and sources with public and private companies, private equity and venture funds, investment bankers, attorneys and accountants from which to generate substantial acquisition opportunities. Prior to the consummation of a business combination, we intend to leverage the industry experience of our executive officers, including their extensive contacts, relationships and access to acquisition opportunities, by focusing our efforts on identifying a prospective target business or businesses in the energy industry, and the refining sector in particular, and negotiating the terms of such transaction.

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Our Chairman and Chief Executive Officer, John A. Catsimatidis, is the Chairman and Chief Executive Officer of Red Apple Group, Inc., a diversified holding company with interests in the energy industry, supermarkets, airplanes and finance. Mr. Catsimatidis founded Red Apple Supermarkets, a single neighborhood grocery store in 1968. Through internal growth and a series of acquisitions, Mr. Catsimatidis has grown the operation, under the brand name “Gristedes,” into Manhattan’s largest supermarket chain. Mr. Catsimatidis is also currently the Chairman of the Board and Chief Executive Officer of United Refining Company, a wholly-owned subsidiary of our sponsor and an integrated refiner and marketer of petroleum products in western New York and northwestern Pennsylvania with revenues for the fiscal year ended August 31, 2006 in excess of $2.4 billion. Mr. Catsimatidis has held these positions for over 20 years, when his wholly-owned company, United Acquisition Corp., purchased United Refining, Inc., United Refining Company’s parent and our sponsor, while United Refining Company was in bankruptcy proceedings. Mr. Catsimatidis negotiated a plan of reorganization in bankruptcy proceedings, where creditors received 100% of their proven claims plus post-petition interest. He also served as President of United Refining Company from February 1986 until September 1996.

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Our President and a director of our company, Myron L. Turfitt, is currently President and Chief Operating Officer of United Refining Company, and has held these positions since September 1996, and has held several executive positions at United Refining Company since 1981. Mr. Turfitt is a CPA with over 30 years of financial and operations experience in all phases of the petroleum business including exploration and production, refining and retail marketing. His experience covers both fully-integrated major oil companies and large independents.

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Our Chief Financial Officer, James E. Murphy, is currently Chief Financial Officer of United Refining Company and has held this position since 1997. He has held other accounting and internal auditing positions with United Refining Company, including Vice President—Finance and Director of Internal Auditing. Mr. Murphy is a CPA, and prior to joining United Refining Company, had over 15 years experience in accounting and auditing with banking, public accounting and manufacturing companies.

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Our Secretary, John R. Wagner, is currently the Vice President, General Counsel and Secretary to each of United Refining Company, United Acquisition Corp., and certain of its subsidiaries, and has held these positions since 1997. Prior to joining United Refining Company, Mr. Wagner served as Counsel to Dollar Bank, F.S.B. from 1988 to 1997.

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Our director, Theodore P. Nikolis, has been a director since July, 2007. He is currently Senior Counsel to The Royal Bank of Scotland (LSE: RBS), and has held this position since 2005. Approximately 20 years ago, Mr. Nikolis began his involvement in the electric power sector as a project finance attorney at the firm of Chadbourne & Parke. From January 2000 to October 2005, Mr. Nikolis was a principal of Nikolis & Associates, LLC, a consulting firm focused on distressed debt providing turnaround strategies, debt restructuring, collateral sales and bankruptcy options for the maximization of asset and/or collateral value in distressed situations. From January 2003 to October 2005, Mr. Nikolis was also a member of Odysseus Energy Inc., a private equity group targeting distressed electric generating facilities. From March 1998 to January 2000, Mr. Nikolis managed the closure of Coutts & Co.’s New York office, the private banking subsidiary of NatWest. Mr. Nikolis previously managed the short term operation, financial restructuring and ultimate liquidation of over $1 billion of distressed co-generation and independent power production facilities.

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Our director, Michael Bilirakis, has been a director since September 2007. In January 2007, Mr. Bilirakis returned to the practice of law, which he previously engaged in from 1968 to 1984, and established the Bilirakis Law Group. From January 1983 until his retirement in January 2007, Mr. Bilirakis served in the U.S. House of Representatives as a representative of the Ninth District of Florida. During his tenure,

Mr. Bilirakis served on the House Energy and Commerce Committee for 22 years. From 1992 to 2006, Mr. Bilirakis served as a member of the North Atlantic Treat Organization (NATO) Parliamentary Assembly, which brings together members of the U.S. Congress with members of parliaments throughout NATO to facilitate awareness and understanding of key security issues and to provide transparency of NATO policies.

Subsequent to the consummation of a business combination, we believe that the strengths of our officers and directors, particularly their extensive operations experience in the energy industry, will be valuable with respect to operating any business we may acquire.

Effecting a Business Combination

General

We were formed for the purpose of acquiring, merging with, engaging in a capital stock exchange with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination of an unidentified operating business. We intend to focus on identifying a prospective target business in the energy industry throughout the world, with a particular focus on businesses or assets involved in the refining of petroleum and specialized products (such as petrochemicals) and services to the energy industry but our efforts in identifying a prospective target business will not be limited to the energy industry. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.

Subject to the requirement that our business combination must be with a target business having a fair market value that is at least 80.0% of our net assets held in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon, net of taxes payable, held in the trust account) at the time of such acquisition, there are no limitations on the type of investments we can make or the percentage of our total assets that may be invested in any one investment. Accordingly, other than the requirement that our business combination must be with a target business having a fair market value that is at least 80.0% of our net assets held in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon, net of taxes payable, held in the trust account) at the time of such acquisition, our investment policies may be changed from time to time at the discretion of our board of directors, without a vote of our stockholders. Additionally, no limits have been set on the concentration of investments in any location or product type.

Our business combination may take the form of a joint venture wherein we acquire less than a 100.0% ownership interest in certain properties, assets or entities. We intend to pursue a transaction in which our stockholders would continue to own a controlling interest of our company. However, we could pursue a transaction, such as a reverse merger or other similar transaction, in which we issue a substantial number of new shares and, as a result, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. In such case, the remaining ownership interest may be held by third parties who may or may not have been involved with the properties, assets or entities prior to our acquisition of such ownership interest. With a joint venture, we will face additional risks, including the additional costs and time required to investigate and otherwise conduct due diligence on potential joint venture partners and to negotiate joint venture agreements. Moreover, the subsequent management and control of a joint venture will entail risks associated with multiple owners and decision makers.

We have not identified a target business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates has taken any action to identify or contact a potential business combination candidate or is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset or stock acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target business, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination on favorable terms.

Subject to the limitation that a target business have a fair market value of at least 80.0% of our net assets held in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon, net of taxes payable, held in the trust account) at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable asset or property, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of such financially unstable property or asset. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

While we have not yet identified any candidates for a business combination, we believe that there are numerous acquisition candidates for us to target. Following the consummation of the offering, we expect to generate a list of potential target opportunities from a host of different sources. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community who are aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts, who may present solicited or unsolicited proposals. Any finder or broker would only be paid a fee upon the consummation of a business combination. The fee to be paid to such persons would be a percentage of the fair market value of the transaction with the percentage to be determined in an arm’s length negotiation between the finder or broker and us based on market conditions at the time we enter into an agreement with such finder or broker. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions on any formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis, in which event their compensation (which would be equal to a percentage of the fair market value of the transaction as agreed upon at the time of such engagement or agreement with a party that brings us an unsolicited proposal, as the case may be) may be paid from the offering proceeds not held in trust. Target businesses also will be brought to our attention by our officers and directors, through their network of joint venture partners and other industry relationships located in the United States and elsewhere that regularly, in the course of their daily business activities, see numerous varied opportunities. Target businesses may also be brought to our attention by unaffiliated sources such as brokers or others as a result of being solicited by us through calls or mailings. Unaffiliated sources, such as brokers may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. In no event will any of our existing officers, directors or stockholders or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or any other form of compensation, including the issuance of any securities of the company, prior to, or for any services they render, in order to effectuate the consummation of a business combination. Furthermore, we have adopted a policy prohibiting our existing officers, directors and stockholder, or any entity with which they are affiliated, from receiving any finder’s fee or other compensation from a target company for services rendered in connection with a business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our business combination must be with a target business having a fair market value that is equal to at least 80.0% of our net assets held in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon, net of taxes payable, held in the trust account) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting prospective target businesses. We have not conducted any specific research on the energy industry to date with respect to potential acquisition candidates nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business combination. Since we have not yet analyzed the businesses available for acquisition nor have we identified a target business, we have not established any other specific attributes or criteria (financial or otherwise) for the evaluation of prospective target businesses. We intend to pursue a transaction in which our stockholders would continue to own a controlling interest of our company. However, we could pursue a transaction, such as a reverse merger or other similar transaction, in which we issue a substantial number of new shares and, as a result, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. In evaluating a prospective target business, our management will consider, among other factors, the following factors likely to affect the performance of the investment:

•	earnings and growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	financial condition and results of operation;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	breadth of services offered;

•	degree of current or potential market acceptance of the services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, a review of all relevant financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all owners of any prospective target business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective business or owner refused to execute such agreement, it is unlikely we would continue negotiations with such business or owner.

At the first meeting of the board of directors promptly following the closing of this offering, we intend to establish policies and procedures for seeking and evaluating appropriate business acquisition candidates. As part of our intended processes, we may create a contact database indicating the materials received by any potential target candidates, when such materials were evaluated, the parties primarily responsible for such evaluation and the reasons such candidate was either rejected or the issues that, upon initial evaluation, require further investigation. As the evaluation process progresses, numerous other factors, which are expected to vary with each potential candidate we evaluate, are expected to be relevant to a final determination of whether to move forward with any particular acquisition candidate.

While we intend to focus on potential acquisition targets in the energy industry, we may also pursue opportunities in other industries. If an attractive acquisition opportunity is identified in another industry prior to the time we identify an acquisition opportunity in the energy industry, we may pursue such other opportunity. There is no time or date certain or monetary milestone associated with when we may begin looking for acquisition opportunities outside of the energy industry. If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus and in our amended and restated certificate of incorporation, we will liquidate our trust account and any other assets to our public stockholders. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses outside the energy industry. To the extent relevant, we will utilize the above-referenced criteria in our search for prospective target businesses.

In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. Fundamentally, however, we believe that, following an initial transaction, we could learn of, identify and analyze acquisition targets in the same way after an initial transaction as we will before an initial transaction. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our securityholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. While we may pay fees or compensation to third parties for their efforts in introducing us to a potential target business, in no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation, including in the form of the company’s securities, for services rendered to us or in connection with the consummation of the initial business combination.

Fair market value of target business

The initial target business that we acquire must have a fair market value equal to at least 80.0% of our net assets held in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon, net of taxes payable, held in the trust account) at the time of such acquisition, subject to the redemption rights described below, although we may acquire a target business whose fair market value significantly exceeds 80.0% of our net assets held in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon, net of taxes payable, held in the trust account). To accomplish this, we may seek to raise additional funds through credit facilities or other secured financings or a private offering of debt or equity securities if such funds are required to consummate such a business combination, although we have not entered into any such fund raising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of the business combination.

Prior to entering into an agreement for a target business, the fair market value of such target business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an independent investment banking firm which is a member of FINRA and is reasonably acceptable to the representative of the underwriters, stating whether the fair market value meets the 80.0% of net assets held in the trust account at the time of the acquisition threshold. If such an opinion is obtained, we anticipate distributing copies, or making a copy of such opinion available, to our stockholders. We will not be required to obtain an opinion from a third party as to the fair market value if our board of directors independently determines that the target business complies with the 80.0% threshold unless there is a conflict of interest with respect to the transaction. Our officers and directors have experience evaluating target businesses based upon generally accepted financial standards and have performed such evaluations for transactions valued in the range contemplated by this offering. Satisfaction of the 80.0% threshold is determined by calculating the fair market value of what our stockholders receive in the business combination and comparing it to 80.0% of the net assets held in trust at the time of the acquisition. Whether assets or stock of a target business is acquired, such assets or stock would be evaluated based upon generally accepted financial standards in order to determine if the fair market value of such assets or stock equals at least 80.0% of our net assets held in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon, net of taxes payable, held in the trust account) at the time of the acquisition.

To the extent that our business combination consists of the acquisition of assets that do not have historical financial information, and they are refining assets, we will determine whether such business combination has a fair market value of at least 80.0% of the amount in our trust account based on the value of the assets, as determined by the advice of our advisors consistent with industry practice. Such valuation will factor in, among other things, the revenue stream generated from ongoing operations and analysis of recent public transactions providing valuation criteria based on the Nelson Complexity Index and/or valuation based on dollar value per barrel of crude thruput capacity.

Possible lack of business diversification

Our business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, we expect to have the ability to effect only a single business combination, although this process may entail the simultaneous acquisitions of several businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to complete several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity or asset, our lack of diversification may:

•

subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we may need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

Limited ability to evaluate the target business’s management

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While our current officers and directors may remain associated in senior management or advisory positions with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management, if any.

Opportunity for stockholder approval of business combination

Prior to the completion of our business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend the corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life. Under Delaware law, the approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination would require the affirmative vote of a majority of the shares of common stock outstanding. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and, if applicable, historical financial statements of a target business.

In connection with the stockholder vote required to approve any business combination, our existing stockholder has agreed to vote all of its shares of common stock owned by it prior to this offering in accordance with a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our existing stockholder and our officers and directors have also agreed that if they acquire shares of common stock in or following completion of this offering, they will vote such acquired shares of common stock in favor of a business combination. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30.0% of the shares of common stock sold in this offering exercise their redemption rights on a cumulative basis. Voting against the extended period or the business combination alone will not result in redemption of a stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described below.

Upon the completion of our business combination, unless required by Delaware law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Redemption rights

At the time we seek stockholder approval of the extended period or of the initial business combination, we will offer to each public stockholder (but not to our existing stockholder, nor to any of our officers and directors to the extent that they receive shares of common stock prior to this offering, or purchase any shares of common stock in this offering or the aftermarket) the right to have such stockholder’s shares of common stock redeemed for cash if the stockholder votes against the extended period or the business combination and the amendment to our amended and restated certificate of incorporation is approved and filed with the Secretary of State of Delaware or the business combination is approved and completed. Our existing stockholder is not entitled to redeem any of its shares of common stock acquired prior to this offering, in this offering or after this offering into a pro rata share of the trust account. The actual per-share redemption price will be equal to the amount in the trust account, which shall include $12,250,000 from the purchase of the insider warrants by our sponsor, inclusive of any interest income earned on the trust account (but net of: (i) taxes payable on the interest income and State of Delaware franchise taxes and (ii) up to $3,700,000 of interest income released to us to fund our working capital; provided, however, if the over-allotment option is exercised in full, we will not be permitted to draw such amounts until $1,687,500 (or a lesser amount if less than the full over-allotment option is exercised, pro rata based on the amount of the over-allotment option exercised) of interest shall have been earned on the trust account), divided by the number of shares of common stock sold in this offering. Without taking into account interest earned on the trust account or taxes payable on such interest, the initial per-share redemption price would be approximately $19.65 or $0.35 less than the per-unit offering price of $20.00. Because the initial per share redemption price is $19.65 per share (plus any interest earned on the trust account but net of: (i) taxes payable on the interest income and State of Delaware franchise taxes and (ii) up to $3,700,000 of interest income released to us to fund our working capital; provided, however, if the over-allotment option is exercised in full, we will not be permitted to draw such amounts until $1,687,500 (or a lesser amount if less than the fully over-allotment option is exercised, pro rata based on the amount of the over-allotment option exercised) of interest shall have been earned on the trust account), which may be lower than the market price of the common stock on the date of the redemption, there may be a disincentive on the part of public stockholders to exercise their redemption rights.

If a business combination is approved, stockholders that vote against the extended period or the business combination and elect to redeem their shares of common stock for cash will be entitled to receive their pro-rata portion of the $15,000,000 ($.60 per share) of the underwriters’ deferred underwriting compensation held in the trust account along with any accrued interest thereon, net of taxes payable thereon.

Whether the redemption threshold is exceeded will be determined by adding the percentage of public stockholders that redeem their shares of common stock in connection with the approval of the extended period to the percentage of public stockholders that redeem their shares of common stock in connection with a proposed business combination. In the event that 30.0% or more of the public stockholders vote against a proposal to approve the extended period and exercise their redemption rights, our corporate life will not be extended and our company’s existence will be terminated if we cannot consummate a business combination within 24 months from the date of this prospectus. If the extended period is approved and less than 30.0% of our public stockholders vote against the extended period and exercise their redemption rights (or if we never solicit stockholder approval of an extended period), then we shall proceed with a business combination if, in addition to other necessary approvals discussed elsewhere in this prospectus the number of public stockholders voting against the proposed business combination and exercising their redemption rights does not exceed 30.0% of the number of shares sold in this offering on a cumulative basis with the stockholders who previously exercised their redemption rights in connection with the proposal to approve the extended period, if applicable.

An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement prior to the vote taken with respect to the extended period or a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the extended period or the business combination and the amendment to our amended and restated certificate of incorporation is approved and filed with the Secretary of State of Delaware or the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the extended period or the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for the extended period or any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the extended period or the business combination to tender his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. Traditionally, in order to perfect redemption rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to redeem. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the extended period or the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares prior to the meeting. The need to deliver shares is a requirement of redemption regardless of the timing of when such delivery must be effectuated. However, in the event we require holders seeking to exercise redemption rights to tender their shares prior to the meeting and the extended period is not approved or the proposed business combination is not consummated (and therefore we would not be obligated to redeem the tendered shares), this may result in an increased cost to stockholders when compared to the traditional process if the tendering broker passes the cost on to the redeeming holder.

Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for redemption and subsequently decided prior to the meeting not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to redeem their shares who elect redemption will be distributed promptly after the filing of an amendment to our amended and restated certificate of incorporation with the Secretary of State of Delaware or the completion of a business combination, as the case may be. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise any warrants they still hold.

If, notwithstanding a stockholder’s vote, the extended period is approved or the proposed business combination is consummated, then such stockholder will be entitled to receive $19.65 per share plus interest earned on the trust account (net of: (i) taxes payable on the interest earned on the trust account and State of Delaware franchise taxes and (ii) up to $3,700,000 of interest income released to us to fund our working capital) as of date which is two business days prior to the filing of an amendment to our amended and restated certificate of incorporation with the Secretary of State of Delaware or the proposed consummation of the business combination. If a stockholder exercises his redemption rights, then he will be exchanging his shares of our common stock for cash and will no longer own these shares of common stock.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until twenty four months from the date of this prospectus or until thirty months from the date of this prospectus in the event our stockholders approve the extended period. If the extended period is not approved or the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their redemption rights would not be entitled to redeem their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the extended period they voted against is approved and an amendment to our amended and restated certificate of incorporation is filed with the Secretary of State of Delaware or the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation. If a stockholder redeems his shares of common stock, he will still have the right to exercise the warrants received as part of the units purchased in the offering in accordance with the terms hereof. If the extended period is not approved or the proposed business combination is not consummated then a stockholder’s shares will not be redeemed for cash, even if such stockholder elected to redeem.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until                     , 2009 [24 months from the date of this prospectus]. This provision may not be amended except in connection with a proposal to approve the extended period or the consummation of a business combination. If we have not completed a business combination by such date, as extended, our corporate existence will cease except for the purposes of winding up our affairs liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate existence on                     , 2009 [24 months from the date of this prospectus] or                     , 2010 [30 months from the date of this prospectus] in the event the stockholders approve the extended period as an obligation to our stockholders and our officers and directors have agreed they will not propose, or vote in favor of, any amendment to these provisions other than in connection with a proposal to approve the extended period or the consummation of a business combination.

A liquidation after our existence terminates by operation of law would occur in the event that a business combination is not consummated within 24 months of the date of this prospectus or within 30 months of the date of this prospectus in the event our public stockholders approve the extended period. In the event we liquidate after termination of our existence by operation of law on                     , 2009 [24 months from the date of this prospectus] or                     , 2010 [30 months from the date of this prospectus] in the event our stockholders approve the extended period, we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution.

Our existing stockholder has waived its right to participate in any distribution with respect to shares of common stock owned by it immediately prior to this offering or upon our dissolution and liquidation if we fail to consummate a business combination, including the common stock underlying the insider warrants. There will be no distribution with respect to our warrants which will expire worthless. We expect that all costs associated with the implementation and completion of our liquidation will be funded by any remaining net assets outside of the trust account although we cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, our sponsor has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) in the case of a liquidation after our termination of existence by operation of law on                     , 2009 [24 months from the date of this prospectus] or                     , 2010 [30 months from the date of this prospectus] in the event our stockholders approve the extended period and has agreed not to seek repayment for such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $19.65 (of which approximately $0.60 per share is attributable to the underwriters’ deferred underwriting compensation), or $0.35 less than the per-unit offering price of $20.00. Assuming an interest rate of 4.0% on the funds in the trust account, if we consummate a business combination within approximately five months after the consummation of this offering, upon the exercise of a stockholder’s redemption right a stockholder will not receive a full return of his investment. Therefore, assuming the same interest rate of 4.0%, we would have to consummate a business combination after six months following this offering in order for a stockholder exercising his, her or its redemption rights to potentially receive equal to or more than his, her or its full invested amount. There can be no assurance that any redeeming stockholder will receive equal to or more than his, her or its full invested amount. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than approximately $19.65, plus interest (net of: (i) taxes payable on the interest income and State of Delaware franchise taxes and (ii) up to $3,700,000 of interest income released to us to fund our working capital; provided, however, if the over-allotment option is exercised in full, we will not be permitted to draw such amounts until $1,687,500 (or a lesser amount if less than the fully over-allotment option is exercised, pro rata based on the amount of the over-allotment option exercised) of interest shall have been earned on the trust account), due to claims of creditors. Although we will seek to have all vendors, service providers, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

In order to protect the amounts held in the trust account, our sponsor has agreed to indemnify us, in an amount not to exceed $25,000,000, for claims of creditors, vendors, service providers and target businesses that have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account to the extent necessary to maintain $19.65 per share in the trust account. Additionally, the underwriters have agreed to forfeit any rights or claims against the proceeds held in the trust account which includes a portion of their underwriters’ discount. Based on information we have obtained from our sponsor, we currently believe that our sponsor is of substantial means and capable of funding a shortfall in our trust account, in an amount not to exceed $25,000,000 even though we have not asked it to reserve for such an eventuality. We cannot assure you, however, the sponsor would be able to satisfy those obligations.

In the event that the proceeds in the trust account are reduced and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual per share liquidation price will not be less than $19.65 per share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. We also will have access to up to $3,850,000 (comprised of $150,000 of offering proceeds held outside of the trust account and up to $3,700,000 of interest income (net of taxes payable on the interest income and State of Delaware franchise; provided, however, if the over-allotment option is exercised in full, we will not be permitted to draw such amounts until $1,687,500 (or a lesser amount if less than the fully over-allotment option is exercised, pro rata based on the amount of the over-allotment option exercised) of interest shall have been earned on the trust account)) with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation after the termination of our existence by operation of law on                     , 2009 [24 months from the date of this prospectus] or                     , 2010 [30 months from the date of this prospectus] in the event our stockholders approve the extended period, currently estimated at up to $15,000). The insider letter specifically sets forth that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, service provider, prospective target business or other entity, the indemnification from our sponsor will not be available. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, if we do not effect a business combination by                     , 2009 [24 months from the date of this prospectus] or                 , 2010 [30 months from the date of this prospectus] in the event our stockholders approve the extended period, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after such time period and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. We have not assumed that we will have to provide for payment on any claims that may potentially be brought against us within the subsequent 10 years due to the speculative nature of such an assumption. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Our sponsor has, however, agreed to indemnify us, in an amount not to exceed $25,000,000, against claims from such vendors, service providers, prospective target businesses or other entities that have not executed waivers or that have executed waivers that are held to be invalid or unenforceable. We have an obligation to pursue indemnification from our sponsor pursuant to the terms of its agreements with us. Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $19.65 per share. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the termination of our corporate existence, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to redeem their respective shares of common stock into cash upon the approval of the extended period or a business combination which the stockholder voted against and which is filed with the Secretary of State of Delaware or which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Voting against the extended period or the business combination alone will not result in redemption of a stockholder’s shares of common stock into a pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including other blank check companies and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to the energy industry. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete with respect to large acquisitions will be limited by our available financial resources, giving a competitive advantage to other acquirers with greater resources.

Our competitors may adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, the number of entities and the amount of funds competing for suitable investment properties, assets and entities may increase, resulting in increased demand and increased prices paid for such investments. If we pay higher prices for a target business, our profitability may decrease and we may experience a lower return on our investments. Increased competition may also preclude us from acquiring those properties, assets and entities that would generate the most attractive returns to us.

Further, the following may not be viewed favorably by certain target businesses:

•

our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to redeem into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

•

the requirement to acquire assets or an operating business that has a fair market value equal to at least 80.0% of our net assets held in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon, net of taxes payable, held in the trust account) at the time of the acquisition could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination; and

•	our outstanding warrants and unit purchase option, and the potential future dilution they represent, may not be viewed favorably by certain target businesses.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 823 Eleventh Avenue, New York, New York 10019. We have agreed to pay a monthly fee of $7,500 to United Refining, Inc., our sponsor, for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination and (ii) the date on which we cease our corporate existence in accordance with our amended and restated certificate of incorporation. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have four executive officers: John A. Catsimatidis, Myron L. Turfitt, James E. Murphy and John R. Wagner. We anticipate that we will have access to the services of other personnel on an as needed basis, although there can be no assurances that any such personnel will be able to devote sufficient time, effort or attention to us when we need it. None of our officers nor any of these other personnel, all of whom we will be dependant upon prior to effecting a business combination, have entered into employment agreements with us and none are obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether we are in the process of (i) seeking a potential target business, or (ii) performing due diligence on one or more target businesses or (iii) completing the business combination for a selected target business. Our officers may spend more time than others, or no time at all, on the various phases of the acquisition process depending on their competing time requirements apart from our business and their particular areas of expertise. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

Our management will provide stockholders with audited financial statements of the properties to be acquired as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. While the requirement of having available financial information for the target business may limit the pool of potential acquisition candidates, given the broad range of target businesses we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

Legal Proceedings

There is no litigation currently pending or, to our knowledge, contemplated against us, or sponsor or any of our officers or directors in their capacities as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds:	$491,250,000 of the net offering and private placement proceeds will be deposited into the trust account at [Bank of America], maintained by American Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $476,250,000 from the net proceeds payable to us and $15,000,000 of the proceeds attributable to the underwriters’ deferred underwriting compensation.	$418,500,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds:	The $491,250,000 of net offering and private placement proceeds held in the trust account will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business:

The initial target business that we acquire must have a fair market value equal to at least 80.0% of our net assets held in the trust account (exclusive of the underwriters’ deferred underwriting compensation plus interest thereon, net of taxes payable, held in the trust account) at the time of such acquisition.

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued:	The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants shall trade separately on the 10th day following the earlier to occur of: (i) the expiration of the	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

underwriters’ over-allotment option or (ii) its exercise in full.

In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the private placement. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the over-allotment option.

Exercise of the warrants:	The warrants cannot be exercised until the later of the completion of a business combination and one year from the effective date of the registration statement and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor:

We will give our stockholders the opportunity to vote on our business combination, and in the event that a majority of the shares of common stock sold in this offering and voted at a stockholders meeting vote in favor of the proposed business combination, the business combination will be approved. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder who votes against the transaction and who follows the procedures described in this prospectus is given the right to redeem his or her shares of common stock into his or her pro

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post- effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust account or escrow account would automatically be returned to the stockholder. Unless

	Terms of Our Offering	Terms Under a Rule 419 Offering
	rata share of the trust account; provided, however, if 30.0% or more of our public stockholders both elect to redeem their shares of common stock on a cumulative basis and vote against the business combination, we will not consummate such business combination. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website. See the section appearing elsewhere in the prospectus entitled “Where You Can Find Additional Information.”	a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline:

If we are unable to complete a business combination by                     , 2009 [24 months from the date of this prospectus] or             , 2010 [30 months from the date of this prospectus] in the event our stockholders approve the extended term, our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in the prospectus. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.

If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust account or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds:	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our dissolution and liquidation upon failure to effect a business combination within the allotted time, except that to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to fund (i) taxes payable on the interest income earned on the trust account and State of Delaware franchise taxes and (ii) up to $3,700,000 of interest income for working capital; provided, however, if the over-allotment option is exercised in full, we will not be permitted to draw such amounts until $1,687,500 (or a lesser amount if less than the fully over-allotment option is exercised, pro rata based on the amount of the over-allotment option exercised) of interest shall have been earned on the trust account). While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account to our public stockholders as promptly as possible, the actual time at which our public stockholders receive their funds will be longer than the 5 business days under a Rule 419 offering. For a detailed discussion of the timing involved in a return of funds from our trust account to our public stockholders, see “Proposed Business—Liquidation if No Business Combination.”	The proceeds held in the escrow account, including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See “Risk Factors—Risks associated with our business—You will not be entitled to protections normally afforded to investors of blank check companies.” In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Interest on proceeds held in the trust account:

Up to $3,700,000 of the interest income earned on the trust account may be released to us to fund our working capital. In addition, interest earned may be disbursed to fund taxes payable on interest income earned on the trust account and State of Delaware franchise taxes. However, to the extent the over-allotment is exercised in full and funds held in trust are less that $19.65 per share, the first $1,687,500 of interest earned on amounts held in the trust account will be used to bring the amount held in trust up to an aggregate of $491,250,000 ($19.65 per share).

Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the stockholders and would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within five business days of such date.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
John A. Catsimatidis	58	Chairman of the Board of Directors and Chief Executive Officer
Myron L. Turfitt	55	President and Director
James E. Murphy	61	Chief Financial Officer
John R. Wagner	48	Secretary
Theodore P. Nikolis	52	Director
Michael Bilirakis	77	Director

John A. Catsimatidis has been our Chairman and Chief Executive Officer since inception. Mr. Catsimatidis is the Chairman of the Board and Chief Executive Officer of Red Apple Group, Inc., a diversified holding company with interests in the energy industry, supermarkets, airplanes and finance. Mr. Catsimatidis founded Red Apple Supermarkets, a single neighborhood grocery store in 1968. Through internal growth and a series of acquisitions, Mr. Catsimatidis has grown the operation, under the brand name “Gristedes,” into Manhattan’s largest supermarket chain. He is currently the Chairman of the Board and Chief Executive Officer of United Refining Company, an integrated refiner and marketer of petroleum products in western New York and northwestern Pennsylvania, and has held those positions since February 1986, when his wholly-owned company, United Acquisition Corp., purchased United Refining, Inc., United Refining Company’s parent and our sponsor, while United Refining Company was in bankruptcy proceedings. Thereafter, Mr. Catsimatidis negotiated a plan of reorganization, paying creditors 100% of proven claims plus post-petition interest, and enabling United Refining Company to emerge from bankruptcy. For the fiscal year ended August 31, 2006, United Refining Company generated revenue in excess of $2.4 billion. United Refining Company, which celebrated its 100th anniversary in 2002, also operates approximately 371 gas stations and convenience stores. While at United Refining Company, Mr. Catsimatidis has also overseen its acquisition of Country Fair, which has 73 retail locations and the increase of the refinery’s output from 65,000 barrels per day, or bpd, to 70,000 bpd. Mr. Catsimatidis has also acquired a large portfolio of commercial real estate and via R.A. Real Estate, Inc., a company wholly-owned by Mr. Catsimatidis, is currently engaged in a $500 million commercial and residential development project in Brooklyn, New York. Mr. Catsimatidis has also been involved in the airline industry since the early 1970s. His holdings in aviation have included owning commercial aircraft and, at one time, he controlled Capitol Airlines, then the 11th largest commercial airline in the United States.

Myron L. Turfitt has been our President and Director since inception. He is currently President and Chief Operating Officer of United Refining Company, and has held these positions since September 1996. Mr. Turfitt began his career at United Refining Company in July 1981 as Vice President—Accounting and Administration, a position he held until August 1983. Beginning in August 1983, Mr. Turfitt became Senior Vice President-Finance of United Refining Company until June 1987, when he was made Chief Financial Officer and Executive Vice President. He held those positions until September 1996, when he took over his current position of President and Chief Operating Officer of United Refining Company. Mr. Turfitt is a CPA with over 30 years of financial and operations experience in all phases of the petroleum business including exploration and production, refining and retail marketing. His experience covers both fully-integrated major oil companies and large independents.

James E. Murphy has been Chief Financial Officer since July 2007. Since January 1997, Mr. Murphy has served as Chief Financial Officer of United Refining Company, a wholly-owned subsidiary of our sponsor, United Refining, Inc. He previously held the position of Vice President-Finance from April 1995 to December 1996 and Director of Internal Auditing from May 1982 to April 1986. Additionally, Mr. Murphy has held other accounting and internal auditing positions during his career with United Refining Company. Mr. Murphy is a CPA and prior to joining us he had over 15 years experience in accounting and auditing with banking, public accounting and manufacturing companies.

John R. Wagner has been our Secretary since July 2007. Since August 1997, Mr. Wagner has served as Vice President, General Counsel and Secretary to each of United Acquisition Corp., parent of our sponsor, United Refining, Inc. and to its subsidiary United Refining Company. Prior to joining the United Refining family of companies, Mr. Wagner served as Counsel to Dollar Bank, F.S.B. from 1988 to August 1997.

Theodore P. Nikolis has been a director of our company since July 2007. Since October 2005, Mr. Nikolis has served as Senior Counsel to The Royal Bank of Scotland (LSE: RBS). As Senior Counsel, Mr. Nikolis oversees and manages the legal aspects of the Bank’s New York lending transactions, including with respect to regulatory and compliance matters. In addition, Mr. Nikolis manages the legacy real estate properties of National Westminster Bank plc, a United Kingdom based bank which had approximately £9.8 billion of revenue in fiscal 2006. Approximately 20 years ago, Mr. Nikolis began his involvement in the electric power sector as a project finance attorney at the firm of Chadbourne & Parke. From January 2000 to October 2005, Mr. Nikolis was a principal of Nikolis & Associates, LLC, a consulting firm focused on distressed debt providing turnaround strategies, debt restructuring, collateral sales and bankruptcy options for the maximization of asset and/or collateral value in distressed situations. From January 2003 to October 2005, Mr. Nikolis was also a member of Odysseus Energy Inc., a private equity group targeting distressed electric generating facilities. From March 1998 to January 2000, Mr. Nikolis managed the closure of Coutts & Co.’s New York office, the private banking subsidiary of NatWest. Between 1993 and 1998 he was Senior Vice President and Counsel for NatWest Markets, the former investment banking division of NatWest Plc., where he created and managed the unit responsible for managing corporate and project finance restructuring, problem loans, and all bankruptcy proceedings. From 1991 to 1993, Mr. Nikolis held a similar position with NatWest, USA where, inter alia, he managed the short term operation, financial restructuring and ultimate liquidation of over $1 billion of distressed co-generation and independent power production facilities.

Michael Bilirakis has been a director of our company since September 2007. In January 2007, Mr. Bilirakis returned to the practice of law, which he previously engaged in from 1968 to 1984, and established the Bilirakis Law Group. From January 1983 until his retirement in January 2007, Mr. Bilirakis served in the U.S. House of Representatives as a representative of the Ninth District of Florida. During his tenure, Mr. Bilirakis served on the House Energy and Commerce Committee for 22 years. From 1992 to 2006, Mr. Bilirakis served as a member of the North Atlantic Treaty Organization (NATO) Parliamentary Assembly, which brings together members of the U.S. Congress with members of parliaments throughout NATO to facilitate awareness and understanding of key security issues and to provide transparency of NATO policies.

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. Our Bylaws provide that the number of directors constituting our board of directors shall not be less than one nor more than nine. Upon completion of this offering our board of directors will have four members. The term of office of the first class of directors, consisting of Messrs. Nikolis and Bilirakis will expire at our first annual meeting of stockholders following the completion of this offering. The term of office of the second class of directors, consisting of Messrs. Catsimatidis and Turfitt, will expire at the second annual meeting following the completion of this offering.

Compensation for Officers and Directors

No executive officer has received any cash compensation for services rendered to us. No compensation of any kind, including finders, consulting fees or other similar compensation, including the issuance of any securities of the company, will be paid to any of our existing officers, directors, stockholders or any of their respective affiliates, prior to or in connection with a business combination. However, such individuals and entities will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

After our initial business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely, however, that the amount of such compensation will be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to our chief executive officer and other officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors, in accordance with the rules of the American Stock Exchange.

Director Independence

Our board of directors has determined that Theodore P. Nikolis and Michael Bilirakis are “independent directors” as such term is defined in the rules of the American Stock Exchange and Rule 10A-3 of the Exchange Act. We intend to locate and appoint at least one additional independent director to serve on the board of directors and one additional independent director to serve on each of our audit committee and nominating committee within one year of the completion of this offering.

Board Committees

Our board of directors has formed an audit committee and a governance and nominating committee. Each committee will be composed of two directors. We intend to locate and appoint at least one additional independent director to serve on each of the audit committee and nominating committee within one year of the completion of this offering.

Audit Committee

On completion of this offering, our audit committee will consist of Theodore P. Nikolis and Michael Bilirakis. As required by the rules of the American Stock Exchange, each of the members of our audit committee is financially literate. We will identify the director we consider to qualify as an “audit committee financial expert” and “financially sophisticated” as defined under SEC and American Stock Exchange rules, respectively, within one year of the completion of this offering.

The responsibilities of our audit committee will include:

•	meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;

•

appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;

•

overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;

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meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

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reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;

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establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	following the completion of this offering, preparing the report required by the rules of the SEC to be included in our annual proxy statement;

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monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•

reviewing and approving all payments made to our officers, directors and affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee consists of Theodore P. Nikolis and Michael Bilirakis.

The functions of our governance and nominating committee include:

•	recommending qualified candidates for election to our board of directors;

•	evaluating and reviewing the performance of existing directors;

•	making recommendations to our board of directors regarding governance matters, including our certificate of incorporation, bylaws and charters of our committees; and

•	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

Code of Ethics and Committee Charters

We adopted a code of ethics that applies to our officers, directors and employees. We have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 8-K.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

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None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

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In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated, with the exception of United Refining, Inc., Red Apple Group, Inc., United Acquisition Corp. and United Refining Company, for period commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination or our liquidation. They may have conflicting fiduciary duties in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the discussion below as well as the previous section entitled “Management—Directors and Executive Officers” and “Risk Factors—Risks Related to our Business. Our officers and directors currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.” Such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business combination.

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Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company, except for United Refining, Inc., Red Apple Group, Inc., United Acquisition Corp. and United Refining Company, which have agreed, for the period commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination or our liquidation, that they will not form, invest in or become affiliated with a blank check or blind pool company operating in or intended to acquire a business in the energy industry or another industry.

•

Since the existing stockholder owns shares of our common stock which will be released from escrow if a business combination is successfully completed and since the existing stockholder may own securities which will become worthless if a business combination is not consummated, our board, some of whose members have interests in the existing stockholder, may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Additionally, members of our executive management may enter into consulting, asset management or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of their stock.

•

Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

•

Our directors and officers may purchase shares of common stock as part of the units sold in this offering or in the open market. Our directors and officers have agreed to vote any shares of common stock acquired by them in this offering and any shares of common stock acquired by them after this offering in favor of a business combination.

•

If we were to make a deposit, down payment or fund a “no shop” provision in connection with a potential business combination, we may have insufficient funds available outside of the trust account to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, the existing stockholder may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, such existing stockholder may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

•

If our management negotiates to be retained post business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of certain other business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you any of the above-mentioned conflicts will be resolved in our favor.

Each of our officers and directors has pre-existing fiduciary obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities suitable to the entities to which they owe a pre-existing fiduciary obligation, our officers and directors will honor those fiduciary obligations, subject to the “right of first refusal” described below. Accordingly, they may not present opportunities to us that otherwise may be attractive to use unless the entities to which they owe a pre-existing fiduciary obligation and any successors to such entities have declined to accept such opportunities.

As set forth herein, all of our executive officers are officers of companies, both public and private and related to our sponsor, United Refining, Inc., that perform business activities in the energy industry similar to whose which we may perform after consummating a business combination, as well as in other industries in which we may consider a target business. In order to minimize potential conflicts of interest that may arise from these multiple entity affiliations, we have entered into a right of first refusal agreement with United Refining, Inc., Red Apple Group, Inc., United Acquisition Corp. and United Refining Company. According to this agreement, for the period beginning on the date of this prospectus and ending on earlier to occur of our consummation of a business combination or our dissolution and liquidation, we shall share business opportunities as follows:

•

We will have the first opportunity to consider any business opportunities meeting our 80.0% threshold requirements in any industry or business except with respect to transactions primarily involving the purchase of retail operations or the sale or lease of real estate in connection therewith.

•

United Refining, Inc. Red Apple Group, Inc., United Acquisition Corp. and United Refining Company will have the first opportunity to consider any business opportunities with respect to transactions primarily involving the purchase of retail operations or the sale or lease of real estate in connection therewith.

Decisions by us to release any of the above-named companies to pursue any specific business opportunity other than with respect to transaction primarily involving the purchase of retail operations or the sale or lease of real estate in connection therewith will be made by a majority of our independent directors.

We have entered into this business opportunity right of first refusal agreement with United Refining, Inc., Red Apple Group, Inc., United Acquisition Corp. and United Refining Company, in order to (i) provide greater certainty to the process by which we manage any potential conflict of interest and (ii) provide each of our and each of the other companies’ management with guidelines to permit each of them to fully and properly discharge their respect duties to each of us and the other companies. United Refining, Inc., Red Apple Group, Inc., United Acquisition Corp. and United Refining Company. have further agreed, for the period commencing on the date of this prospectus and extending until the earlier of the closing of our initial business combination or our liquidation, that they will not form, invest in or become affiliated with a blank check or blind pool company operating in or intended to acquire a business in the energy industry or another industry.

In connection with the stockholder vote required to approve the extended period or any business combination, the existing stockholder has agreed to vote the shares of common stock owned by it prior to or in this offering, in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving the extended period or a business combination. The existing stockholder and our directors and officers have agreed that if they acquire shares of our common stock in or following this offering, they will vote such acquired shares of common stock in favor of the extended period or a business combination. Accordingly, any shares of common stock acquired by our existing stockholder or our directors and officers in the open market will not have the same right to vote as public stockholders with respect to the extended period or a potential business combination (since they are required to vote in favor of a business combination). Additionally, neither the existing stockholder nor our directors and officers will have redemption rights with respect to shares of common stock acquired during or subsequent to this offering (since they may not vote against a business combination), except upon our dissolution and liquidation. In addition, with respect to shares of common stock owned by our sponsor prior to this offering, including the common stock underlying the insider warrants, it has agreed to waive its respective rights to participate in any liquidation distribution, including the liquidation of our trust account to our public stockholders, occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by it prior to this offering and not with respect to any shares of common stock acquired in the open market.

While we do not intend to pursue a business combination with any company that is affiliated with our sponsor, executive officers or directors, we are not prohibited from pursuing such a transaction. In the event we seek to complete a business combination with such a company, we would obtain an opinion from an independent investment banking firm which is a member of FINRA and is reasonably acceptable to the representatives of the underwriters that such a business combination is fair to our stockholders from a financial point of view. Such opinion will be included in our proxy solicitation materials, furnished to stockholders in connection with their vote on such a business combination and we expect that such independent banking firm will be a consenting expert.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of insider warrants and the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5.0% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Common Stock
	Before the Offering (1)		As Adjusted for the Offering (1)
Name and Address of Beneficial Owners (2)	Number of Shares (3)	Percentage of Common Stock	Number of Shares (3)	Percentage of Common Stock
United Refining, Inc.(4)	6,250,000	100.0%	6,250,000	20.0%
John A. Catsimatidis (4)	6,250,000	100.0%	6,250,000	20.0%
Myron L. Turfitt	—	—	—	—
James E. Murphy	—	—	—	—
John R. Wagner	—	—	—	—
Theodore Nikolis	—	—	—	—
Michael Bilirakis	—	—	—	—
All Directors and Officers as a Group (6 persons)	6,250,000	100.0%	6,250,000	20.0%

(1)	Assumes only the sale of 25,000,000 units in this offering, but not the exercise of the 25,000,000 warrants comprising such units or the 6,125,000 insider warrants.
(2)	Unless otherwise indicated, the business address of each of the stockholders is 823 Eleventh Avenue, New York, New York 10019.
(3)	Unless otherwise indicated, all ownership is direct beneficial ownership.
(4)	Mr. Catsimatidis may be deemed to beneficially own the shares owned by United Refining, Inc by virtue of his indirect ownership and control of United Refining, Inc.

Our sponsor has agreed that prior to the consummation of the offering, it will purchase in a private placement transaction 6,125,000 warrants from us at a price of $2.00 per warrant. These insider warrants have terms and provisions that are identical to the warrants being sold in this offering, respectively, except that (i) the insider warrants will not have a claim to the funds held in the trust account, (ii) the insider warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (iii) the insider warrants will be nonredeemable so long as they are held by our sponsor or its permitted assigns and (iv) the insider warrants are exercisable (a) on a “cashless” basis at any time after they become exercisable, if held by our sponsor or its permitted assigns and (b) in the absence of an effective registration statement covering the shares of common stock underlying the warrants. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes, while remaining in escrow. The $12,250,000 purchase price of the insider warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $12,250,000 purchase price of the insider warrants will become part of the liquidation amount distributed to our public stockholders from our trust account and the insider warrants will become worthless.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholder’s collective ownership at 20.0% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain the existing stockholder’s collective ownership at 20.0% of our issued and outstanding shares of common stock upon consummation of this offering, in each case, without giving effect to the private placement.

All of the shares of common stock outstanding prior to the effective date of the registration statement will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	one year following the consummation of a business combination and three years from the date of this prospectus, but in no event less than one year from the consummation of a business combination; and

•

the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares of common stock will not be able to sell or transfer their securities except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, the existing stockholder will not receive any portion of the liquidation proceeds with respect to common stock owned by them prior to this offering, including the common stock underlying the insider warrants.

All of the warrants sold in the private placement will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until one day after the consummation of the business combination. During the escrow period, the holders of these warrants will not be able to sell or transfer their securities except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow). If we are forced to liquidate, all of the existing stockholder’s shares will be cancelled.

Mr. Catsimatidis is deemed to be our “parent” and “promoter,” as these terms are defined under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On June 25, 2007, we issued 10,000,000 shares of our common stock to our sponsor, United Refining, Inc., for an aggregate amount of $25,000 in cash, at a purchase price of approximately $0.0025 per share. On September 6, 2007, we effected a .625-for-one reverse stock split effectively increasing the per share price to $0.004 per share.

Immediately after this offering and the private placement, our existing stockholder will beneficially own 20.0% of the then issued and outstanding shares of our common stock. Because of this ownership block, this stockholder may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

Our sponsor has agreed that prior to the consummation of the offering, it will purchase in a private placement transaction 6,125,000 warrants from us at a price of $2.00 per warrant. These insider warrants have terms and provisions that are identical to the warrants being sold in this offering, respectively, except that: (i) the insider warrants will not have a claim to the funds held in the trust account, (ii) the insider warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (iii) the insider warrants will be nonredeemable so long as they are held by our sponsor or its permitted assigns and (iv) the insider warrants are exercisable (a) on a “cashless” basis at any time after they become exercisable, if held by our sponsor or its permitted assigns and (b) in the absence of an effective registration statement covering the shares of common stock underlying the warrants. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes, while remaining in escrow. The $12,250,000 purchase price of the insider warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $12,250,000 purchase price of the insider warrants will become part of the liquidation amount distributed to our public stockholders from our trust account and the insider warrants will become worthless.

The holders of a majority of: (i) the shares of common stock held by our existing stockholder and (ii) the shares of common stock issuable upon exercise of the insider warrants will be entitled to make up to two demands that we register these securities pursuant to an agreement to be signed on the date of this prospectus. Such holders may elect to exercise these registration rights at any time commencing on or after the date on which these securities are released from escrow. In addition, these stockholders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Because the insider warrants sold in the Regulation D private placement were originally issued pursuant to an exemption from the registration requirements under the Securities Act, the holders of the warrants purchased in the Regulation D private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. Our insider warrants will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus.

In order to protect the amounts held in the trust account, our sponsor has agreed to indemnify us for claims of creditors, vendors, service providers and target businesses that have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. In the event that the proceeds in the trust account are reduced and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action against on our behalf against our sponsor to enforce its indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. If our independent directors choose not to enforce the indemnification obligations of our sponsor, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $19.65, plus interest then held in the trust account.

Our sponsor has loaned an aggregate of $300,000 to us as of the effective date of the registration statement to cover expenses related to this offering, such as SEC registration fees, AMEX listing fees, FINRA registration fees and legal and accounting fees and expenses. The loan will be payable without interest on the earlier of December 31, 2008 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. Accountable out-of-pocket expenses incurred by our officers and directors will not be repaid out of proceeds held in the trust account until these proceeds are released to us upon the completion of a business combination, provided there are sufficient funds available for reimbursement after such consummation.

Other than the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders, consulting fees or other similar compensation, including the issuance of any securities of the company, will be paid to our existing stockholder, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates prior to or with respect to a business combination.

Our existing stockholder, officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our disinterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

Our amended and restated certificate of incorporation authorizes the issuance of up to 75,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Prior to the effective date of the registration statement, 6,250,000 shares of common stock will be outstanding, held by our existing stockholder. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants shall trade separately on the 10th day following the earlier to occur of: (i) the expiration of the underwriters’ over-allotment option or (ii) its exercise in full. In no event will the common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the over-allotment option. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and any securityholder of our common stock and warrants may elect to combine them together and trade them as a unit. Securityholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Form 8-K to individual unit holders, the Form 8-K will be available on the SEC’s website after filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the stockholder vote required to approve any business combination, our existing stockholder has agreed to vote the shares of common stock owned by it prior to this offering in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our existing stockholder has also agreed that if it acquires shares of common stock in or following this offering, it will vote such acquired shares of common stock in favor of a business combination.

In accordance with Article Sixth of our amended and restated certificate of incorporation (which Article Sixth cannot be amended without the affirmative vote of at least 95.0% of the outstanding common stock), we will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30.0% of the shares of common stock sold in this offering both exercise their redemption rights on a cumulative basis discussed below and vote against the business combination. For purposes of seeking approval of the majority of the shares of common stock voted by the public stockholders, non-votes will have no effect on the approval of the extended period or a business combination once a quorum is obtained. We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any meeting at which a vote shall be taken to approve a business combination.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50.0% of the shares of common stock eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by                     , 2009 [24 months from the date of this prospectus] or             , 2010 [30 months from the date of this prospectus] in the event our stockholders approve the extended period, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate our trust account because we have not consummated a business combination within the required time periods, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes payable and amounts disbursed for working capital purposes, which taxes shall be paid from the trust account), and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholder has agreed to waive its rights to participate in any liquidation occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by it prior to this offering including the shares of common stock underlying the insider warrants.

Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no redemption, preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to redeem their shares of common stock to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. The actual per-share redemption price will be equal to the amount in the trust account, which shall include $12,250,000 from the purchase of the insider warrants by our sponsor, inclusive of any interest (net of any taxes due on such interest and franchise taxes, which taxes shall be paid from the trust account, and calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock sold in this offering. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. Our existing stockholder, directors and officers are not entitled to redeem any of their shares of common stock acquired prior to this offering, in this offering, or after this offering into a pro rata share of the trust account.

Due to the fact that our amended and restated certificate of incorporation authorizes the issuance of up to 75,000,000 shares of common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Prior to the consummation of this offering, there will be 6,125,000 warrants outstanding representing the insider warrants. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $14.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

The warrants shall trade separately on the 10th day following the earlier to occur of (i) the expiration of the underwriters’ over-allotment option or (ii) its exercise in full. In no event will the warrants begin to trade separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the over-allotment option.

We may redeem the outstanding warrants included without the consent of the representative or any third party in the units sold in this offering and the warrants issued upon exercise of the representative’s unit purchase option:

•	in whole and not in part,

•	at a price of $0.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our common stock equals or exceeds $28.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption. The insider warrants are nonredeemable so long as they are held by the insiders or their designees.

The redemption provisions for our warrants have been established at a price which is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption price of $28.50 or the warrant exercise price of $14.00 after we call the warrants for redemption.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a degree of liquidity to cushion against a negative market reaction, if any, to our redemption call.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The material provisions of the warrants are set forth herein and a copy of the warrant agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore are unable to deliver registered shares of common stock, the warrants may become worthless. Such expiration would result in each holder paying the full unit purchase price solely for the shares of common stock underlying the unit. Additionally, the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock.

Because the warrants sold in the Regulation D private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of warrants purchased in the Regulation D private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares of common stock issuable upon their exercise.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Our sponsor has agreed that, prior to the consummation of the offering, it will purchase in a private placement transaction 6,125,000 warrants from us at a price of $2.00 per warrant. These insider warrants have terms and provisions that are identical to the warrants being sold in this offering, respectively, except that (i) the insider warrants will not have a claim to the funds held in the trust account, (ii) the insider warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (iii) the insider warrants will be nonredeemable so long as they are held by our sponsor or its permitted assigns and (iv) the insider warrants are exercisable (a) on a “cashless” basis at any time after they become exercisable, if held by our sponsor or its permitted assigns and (b) in the absence of an effective registration statement covering the shares of common stock underlying the warrants. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes, while remaining in escrow. The $12,250,000 purchase price of the insider warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $12,250,000 purchase price of the insider warrants will become part of the liquidation amount distributed to our public stockholders from our trust account and the insider warrants will become worthless.

The price of the warrants has been arbitrarily established by us and the representative of the underwriters after giving consideration to numerous factors, including but not limited to, the pricing of units in this offering, the pricing associated with warrants in other blank-check financings in both the public after-market and any pre-offering private placement, and the warrant purchase obligations of managers in similar type transactions. No particular weighting was given to any one aspect of those factors considered. We have not performed any method of valuation of the warrants. As part of the negotiations between the representative of the underwriters and the sponsor, the sponsor agreed to purchase the warrants directly from us and not in open market transactions. By making a direct investment in us, the amount held in the trust account pending a business combination has been increased.

The insider warrants will become worthless if we do not consummate a business combination. The personal and financial interests of our affiliates may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Purchase Option

We have agreed to sell to the representatives of the underwriters, for $100, an option to purchase up to a total of 1,250,000 units at $25.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, including the registration rights afforded to the holders of such option, see the section appearing elsewhere in this prospectus entitled “Underwriting—Purchase Option.”

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. In addition, our board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we may increase the size of the offering pursuant to Rule 462(b) under the Securities Act. Further, our ability to declare dividends may be limited to restrictive covenants if we incur any indebtedness.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares of Common Stock Eligible for Future Sale

Immediately after this offering, we will have 31,250,000 shares of common stock outstanding, or 35,000,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 25,000,000 shares sold in this offering, or 28,750,000 shares of common stock if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 6,250,000 shares of common stock are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Notwithstanding this restriction, these

6,250,000 shares of common stock have been placed in escrow and will not be transferable until the earlier of one year from the consummation of a business combination or three years from the date of this prospectus and will only be released prior to that date subject to certain limited exceptions, such as our liquidation prior to a business combination (in which case the certificate representing such shares of common stock will be destroyed), and the consummation of a liquidation, merger, stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

Additionally, after this offering there will be 6,125,000 insider warrants outstanding that upon full exercise will result in the issuance of 6,125,000 shares of common stock to the holders of the insider warrants. Such insider warrants and the underlying shares of common stock are subject to registration as described below under “Registration Rights.”

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares of common stock that does not exceed the greater of either of the following:

•

1.0% of the number of shares of common stock then outstanding, which will equal 250,000 shares of common stock immediately after this offering (or 287,500 if the over-allotment option is exercised in full); and

•

if the common stock is listed on a national securities exchange or on The Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares of common stock proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares of common stock without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

As of the date of this prospectus, such restricted shares would include the 6,250,000 shares of common stock purchased at inception by our sponsor and some of our officers and directors, and the 6,125,000 shares underlying the insider warrants.

Registration Rights

The holders of a majority of all of (i) the 6,250,000 shares of common stock owned or held by the existing stockholder; (ii) the 6,125,000 shares of common stock issuable upon exercise of the 6,125,000 insider warrants, will be entitled to make up to two demands that we register these securities pursuant to an agreement to be signed prior to or on the effective date of the registration statement. Such holders may elect to exercise these registration rights at any time commencing on or after the date on which these securities are released from escrow. In addition, these stockholders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option.

Amendments to Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation to be filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including:

•	a requirement that all proposed business combinations be presented to stockholders for approval regardless of whether or not Delaware law requires such a vote;

•

a prohibition against completing a business combination if 30.0% or more of our stockholders exercise their redemption rights (on a cumulative basis with the stockholders who previously exercised their redemption rights in connection with the stockholder vote required to approve the extended period) in lieu of approving a business combination;

•

the right of stockholders voting against the extended period or a business combination to surrender their shares of common stock for a pro rata portion of the trust account in lieu of participating in the corporation’s continued existence or a proposed business combination;

•

a requirement that in the event we do not consummate a business combination by                     , 2009 [24 months from the date of this prospectus] (or                 , 2010 [30 months from the date of this prospectus] in the event our stockholders approve the extended period) our corporate existence will cease;

•	a prohibition against the consummation of any other merger, acquisition, divestiture, asset purchase or similar transaction prior to the business combination;

•

a limitation on stockholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon the liquidation of our trust account or upon the exercise of their redemption rights; and

•	the bifurcation of our board of directors into two classes and the establishment of related procedures regarding the standing and election of such directors.

Our amended and restated certificate of incorporation and the underwriting agreement that we will enter into with the underwriters in connection with this offering, prohibit the amendment or modification of any of the foregoing provisions (in the case of the provision concerning the termination of our company’s existence, except with respect to the proposal to approve the extended period) prior to the consummation of a business combination unless the affirmative vote of at least 95.0% of the outstanding common stock approve an amendment or modification to the foregoing provisions. Additionally our board of directors has undertaken not to amend or modify the foregoing provisions. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law, although, pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions. As a result, without the affirmative vote of at least 95.0% of the outstanding common stock, the board of directors will not, and pursuant to the underwriting agreement cannot, at any time prior to the consummation of a business combination, propose any amendment or modification of our amended and restated certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions. We believe that a vote for such an amendment or waiver would likely take place only to allow additional time to consummate a pending business combination. In such a case, stockholders would receive a proxy statement related to such action approximately 30 (but not less than 10 nor more than 60) days before the meeting date schedule to vote thereupon.

Listing of Securities

We have applied to have our units, common stock and warrants listed on the on the American Stock Exchange under the symbols “    ”, “    ” and “    ”, respectively. We anticipate that our units will be listed on the American Stock Exchange on or promptly after the effective date of the registration statement. Following the date the common stock and warrants are eligible to trade separately, we anticipate that the common stock and warrants will be listed separately and as a unit on the on the American Stock Exchange.

Delaware anti-takeover law

Pursuant to our amended and restated certificate of incorporation, we have opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15.0% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10.0% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85.0% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

UNDERWRITING

Deutsche Bank Securities Inc. and Maxim Group LLC are acting as joint bookrunning managers of the offering and are acting as the joint representatives of the underwriters named below. Subject to the terms and conditions in the underwriting agreement, each underwriter named below has agreed to purchase from us, on a firm commitment basis, the respective number of units shown opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Underwriter	Number of Units
Deutsche Bank Securities Inc.
Maxim Group LLC

Total	25,000,000

The underwriting agreement provides that the underwriters are committed to purchase all of the units offered by this prospectus if they purchase any of the units. This commitment does not apply to the units subject to an over-allotment option granted by us to the underwriters to purchase additional units in this offering. The underwriting agreement also provides that the obligations of the underwriters to pay for and accept delivery of the units are subject to the passing upon of certain legal matters by counsel and certain other conditions.

Underwriting Terms

Pursuant to the underwriting agreement, we have granted to the underwriters an option, exercisable for 45 days after the date of this prospectus, to purchase up to an additional 3,750,000 units from us on the same terms and at the same per unit price as the other units being purchased by the underwriters from us. The underwriters may exercise the option solely to cover over-allotments, if any, in the units that the underwriters have agreed to purchase from us. If the over-allotment option is exercised in full, the total public offering price, underwriting discounts and commissions (including the non-accountable expense allowance) and proceeds to us before expenses will be $575,000,000, $39,500,000 and $535,500,000, respectively.

The following table shows the public offering price, underwriting fees and expenses to be paid by us to the underwriters and the proceeds of the public offering, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option
Public offering price	$20.00	$500,000,000	$575,000,000
Underwriting Discount (1)	$0.80	$20,000,000	$23,000,000
Deferred underwriting compensation (2)	$0.60	$15,000,000	$17,250,000
Proceeds before other expenses (3)	$18.60	$465,000,000	$534,750,000

(1)	Does not include an additional 3.0% of the gross proceeds, or $0.60 per unit ($15,000,000) payable to the underwriters from the sale of 25,000,000 units in this offering ($17,250,000 if the over-allotment option is exercised in full) that will be paid to the underwriters only upon consummation of a business combination (and then only with respect to those units as to which the component shares have not been redeemed) which amounts are reflected in this table as deferred underwriting compensation. If a business combination is not consummated and we are liquidated, such amounts will not be paid to the underwriters, but rather will be distributed among our public stockholders.
(2)

The per unit deferred underwriting compensation is $0.60 with respect to units sold in the offering. The underwriters have agreed to forego their deferred underwriting compensation with respect to each share that we redeem for cash upon the approval of the extended period or upon the consummation of a business combination, as the case may be. The underwriters have agreed to forfeit their deferred underwriting compensation in the event a business combination is not consummated and our trust account is liquidated to our public stockholders as part of our plan of dissolution and liquidation.

(3)	Additional expenses attributable to this offering are estimated to be approximately $1,050,000.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event that the underwriters were to exercise their over-allotment option to purchase securities in excess of its short position, then the distribution will not be deemed to have been completed until all of the securities have been sold.

We have agreed to sell the units to the underwriters at the initial public offering price less the underwriting discount set forth on the cover page of this prospectus. We have advanced $50,000 to Maxim Group LLC for expenses. In the event the offering is terminated, Maxim Group LLC will return to us the amount previously advanced by us less the underwriters’ actual out-of-pocket expenses incurred in connection with the offering.

We estimate that the total expenses of the offering payable by us, not including underwriting discounts, commissions and not taking into consideration the underwriters’ over-allotment option, will be approximately $1,050,000. These expenses include, but are not limited to, SEC registration fees, FINRA filing fees, AMEX filing fees, accounting fees and expenses, legal fees and expenses, printing and engraving expenses and transfer agent fees.

The underwriters will initially offer the units to be sold in this offering directly to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $[            ] per unit. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $[            ] per unit on sales to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.

We have agreed to sell to the representatives of the underwriters for $100, an option to purchase up to 1,250,000 units at $25.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option commences on the later of the consummation of a business combination or 180-days from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 1,250,000 units, the 1,250,000 shares of common stock and the 1,250,000 warrants underlying such units, and the 1,250,000 shares of common stock underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the FINRA Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a 180-day period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Thereafter, such units will be transferable provided such transfer is in accordance with the provisions of the Securities Act. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the option grants to holders demand and “piggyback” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price. We will set aside and at all times have available a sufficient number of shares of common stock to be issued upon exercise of such units.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe .PDF format will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of units offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. The “Restricted Period” under Regulation M for this offering will have ended when (i) all of the Units have been sold, (ii) there are no more selling efforts, (iii) there is no more stabilization, and (iv) the over-allotment option has been exercised or has expired. However, the underwriters may engage in the following activities in accordance with the rules:

•

Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•

Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•

Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the American Stock Exchange or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

For a period of 24 months (or 30 months in the event stockholders approve a proposal to extend our corporate life from 24 months to 30 months) from the consummation of this offering, we have granted the representatives of the underwriters the right of first refusal to act as lead underwriters or minimally as a co-managers with at least 50.0% of the economics; or, in the case of a three-handed deal, 33.0% of the economics, for any and all future public and private equity and debt offerings, excluding ordinary course of business financings such as bank lines of credit, accounts receivable, factoring and financing generated by us or any of our successors or subsidiaries.

Neither Deutsche Bank Securities Inc., Maxim Group LLC nor any other FINRA member firm participating in this offering has provided any services to us in connection with a potential business combination or additional capital raising activities. Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in arm’s length negotiations.

The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Foreign Regulatory Restrictions on Purchase of the Units

We have not taken any action to permit a public offering of the units outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of units and the distribution of the prospectus outside the United States.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer of our units described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to our units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our units may be made to the public in that Relevant Member State at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

Italy. This offering of the units has not been cleared by Consob, the Italian Stock Exchanges regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no units may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the units be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the units or distribution of copies of this prospectus or any other document relating to the units in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Germany. The offering of the units is not a public offering in the Federal Republic of Germany. The units may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaufspropsektgestz), as amended, and any other applicable German law. No application has been made under German law to publicly market the units in or out of the Federal Republic of Germany. The units are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The units will only be available to persons who, by profession, trade or business, buy or sell shares for their own or a third party’s account.

France. The units offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorité des Marchés Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the units offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Monétaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are “qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the shares offered by this prospectus may be effected only in compliance with the above mentioned regulations.

“Les actions offertes par ce document d’information ne peuvent pas être, directement ou indirectement, offertes ou vendues au public en France. Ce document d’information n’a pas été ou ne sera pas soumis au visa de l’Autorité des Marchés Financiers et ne peut être diffusé ou distribué au public en France. Les investisseurs en France ne peuvent acheter les actions offertes par ce document d’information que pour leur compte propre et conformément aux articles L. 411-1, L. 441-2 et L. 412-1 du Code Monétaire et Financier et du décret no. 98-880 du 1 octobre 1998, sous réserve qu’ils soient des investisseurs qualifiés au sens du décret susvisé. Chaque investisseur doit déclarer par écrit qu’il est un investisseur qualifié au sens du décret susvisé. Toute revente, directe ou indirecte, des actions offertes par ce document d’information au public ne peut être effectuée que conformément à la réglementation susmentionnée.”

Switzerland. This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The units are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a public offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

United Kingdom. In the United Kingdom, the units offered by this prospectus are directed to and will only be available for purchase to a person who is an exempt person as referred to at paragraph (c) below and who warrants, represents and agrees that: (a) it has not offered or sold, and will not offer or sell, any units offered by this prospectus to any person in the United Kingdom except in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of section 85 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”); and (b) it has complied and will comply with all applicable provisions of FSMA and the regulations made thereunder in respect of anything done by it in relation to the units offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it is a person who falls within the exemptions to Section 21 of the FSMA as set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“the Order”), being either an investment professional as described under Article 19 or any body corporate (which itself has or a group undertaking has a called up share capital or net assets of not less than £500,000 (if more than 20 members) or otherwise £5 million) or an unincorporated association or partnership (with net assets of not less than £5 million) or is a trustee of a high value trust or any person acting in the capacity of director, officer or employee of such entities as defined under Article 49(2)(a) to (d) of the Order, or a person to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated. The investment activity to which this document relates will only be available to and engaged in only with exempt persons referred to above. Persons who are not investment professionals and do not have professional experience in matters relating to investments or are not an exempt person as described above, should not review nor rely or act upon this document and should return this document immediately. It should be noted that this document is not a prospectus in the United Kingdom as defined in the Prospectus Regulations 2005 and has not been approved by the Financial Services Authority or any competent authority in the United Kingdom.

Israel. The units offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA). The units may not be offered or sold, directly or indirectly, to the public in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering of the units or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the units being offered. Any resale, directly or indirectly, to the public of the units offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Sweden. Neither this prospectus nor the units offered hereunder have been registered with or approved by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Trading Act (1991:980) (as amended), nor will such registration or approval be sought. Accordingly, this prospectus may not be made available nor may the units offered hereunder be marketed or offered for sale in Sweden other than in circumstances which are deemed not to be an offer to the public in Sweden under the Financial Instruments Trading Act. This prospectus may not be distributed to the public in Sweden and a Swedish recipient of the prospectus may not in any way forward the prospectus to the public in Sweden.

Norway. This prospectus has not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 1997, as amended. This prospectus has not been approved or disapproved by, or registered with, either the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises. This prospectus may not, either directly or indirectly be distributed to Norwegian potential investors.

Denmark. This prospectus has not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act No. 171 of 17 March 2005, as amended from time to time, or any Executive Orders issued on the basis thereof and has not been and will not be filed with or approved by the Danish Financial Supervisory Authority or any other public authority in Denmark. The offering of units will only be made to persons pursuant to one or more of the exemptions set out in Executive Order No. 306 of 28 April 2005 on Prospectuses for Securities Admitted for Listing or Trade on a Regulated Market and on the First Public Offer of Securities exceeding EUR 2,500,000 or Executive Order No. 307 of 28 April 2005 on Prospectuses for the First Public Offer of Certain Securities between EUR 100,000 and EUR 2,500,000, as applicable.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP, New York, New York is passing on the validity of the securities offered in this prospectus. Such firm has acted as counsel to Maxim Group LLC in the past, and expects to do so again in the future. Lowenstein Sandler PC, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of United Refining Energy Corp. as of August 31, 2007 and for the period from June 25, 2007 (inception) to August 31, 2007, appearing in this prospectus and registration statement have been audited by BDO Seidman, LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1) appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

UNITED REFINING ENERGY CORP.

(A Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholder of

United Refining Energy Corp.

We have audited the accompanying balance sheet of United Refining Energy Corp. (a development stage company) as of August 31, 2007, and the related statements of operations, stockholder’s equity and cash flows for the period from June 25, 2007 (date of inception) through August 31, 2007. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Refining Energy Corp. as of August 31, 2007, and the results of its operations and its cash flows for the period from June 25, 2007 (date of inception) to August 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the company will continue as a going concern. As discussed in Note 1 to the financial statements, the company’s business plan is dependent upon obtaining adequate financial resources through a proposed public offering. This condition raises substantial doubt about the company’s ability to continue as a going concern. Management’s plans regarding this matter are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP

New York, New York

October 19, 2007

UNITED REFINING ENERGY CORP.

(A Development Stage Company)

BALANCE SHEET

August 31, 2007

ASSETS
Current Assets, Cash	$22,702

Deferred offering costs	259,971

Total Assets	$282,673

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Accrued offering costs	$59,738
Note payable—stockholder	200,000

Total Current Liabilities	259,738

STOCKHOLDER’S EQUITY
Preferred Stock, $.0001 par value 1,000,000 shares authorized, none issued & outstanding	0
Common Stock, $.0001 par value, 75,000,000 shares authorized; 6,250,000 shares issued and outstanding	625
Additional paid in capital	24,375
Deficit accumulated during the development stage	(2,065)

Total Stockholder’s Equity	22,935

Total Liabilities and Stockholder’s Equity	$282,673

See notes to financial statements.

UNITED REFINING ENERGY CORP.

(A Development Stage Company)

STATEMENT OF OPERATIONS

For the period from June 25, 2007 (Inception) to August 31, 2007

Formation and operating costs	$2,065

Net loss for the period	($2,065)

Weighted average number of shares outstanding	6,250,000

Net loss per share—basic and diluted	$0.00

See notes to financial statements.

UNITED REFINING ENERGY CORP.

(A Development Stage Company)

STATEMENT OF STOCKHOLDER’S EQUITY

For the period from June 25, 2007 (Inception) to August 31, 2007

	Shares	Amount	Additional Paid in Capital	Deficit Accumulated During the Development Stage	Total
Issuance of common stock to initial stockholder at $0.0001 per share	6,250,000	$625	$24,375	$—	$25,000
Net loss for the period	—	—	—	(2,065)	(2,065)

Balance at August 31, 2007	6,250,000	$625	$24,375	$(2,065)	$22,935

See notes to financial statements.

UNITED REFINING ENERGY CORP.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the period from June 25, 2007 (Inception) to August 31, 2007

Cash flows from operating activities:
Net loss for the period	$(2,065)

Net cash used in operating activities	(2,065)

Cash flows from financing activities:
Proceeds from note payable	200,000
Proceeds from issuance of common stock	25,000
Deferred offering costs	(200,233)

Net cash provided by financing activities	24,767

Net increase in cash at end of period	$22,702

Supplemental disclosure of non-cash financing activity:
Accrued offering costs	$59,738

See notes to financial statements.

UNITED REFINING ENERGY CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

August 31, 2007

NOTE 1—ORGANIZATION AND BUSINESS OPERATIONS

United Refining Energy Corp. (the “Company”) is a newly organized Business Combination Company™, or BCC™. A BCC™ is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or any other similar business combination, an unidentified operating business or assets in the energy industry, with a particular focus on businesses or assets involved in the refining of petroleum products, but will not be limited to pursuing acquisition opportunities only within that industry.

As of August 31, 2007, the Company had not yet commenced any operations. All activity through August 31, 2007 relates to the Company’s formation and the proposed public offering described below.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully consummate a Business Combination. Upon the closing of the Proposed Offering, substantially all of the proceeds will be held in a trust account (“Trust Account”) and invested only in “government securities” or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of a first Business Combination or (ii) dissolution and liquidation of the Company. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 30.0% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their redemption rights described below, the Business Combination will not be consummated. The Company’s stockholder prior to the Proposed Offering, has agreed to vote the founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company redeem his or her shares. The per share redemption price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding up to one share less than 30.0% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by the Initial Stockholder.

As indicated in the accompanying financial statements, at August 31, 2007, the Company has no operations. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty are discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, indicate that the Company may be unable to continue operations as a going concern.

On September 6, 2007, the Company’s Board of Directors approved a .625-for-one reverse stock split. All share and per share data in these financial statements have been adjusted to give effect to the reverse split.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements include the accounts of the Company. The Company has not commenced operations. All activity through August 31, 2007, is related to the Company’s formation and preparation of the Proposed Offering. The Company has selected August 31, 2007 as its fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual amounts could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents. The Company’s policy is to limit the amount of credit exposure to any one financial institution and place investments with financial institutions evaluated as being creditworthy, or in short-term money market funds which are exposed to minimal interest rate and credit risk.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. At August 31, 2007, a deferred income tax asset relating to the Company’s net operating loss is offset by a full valuation allowance based upon a lack of earnings history for the Company.

At August 31, 2007, the Company’s net operating loss carryforward was approximately $700. Realization of the future tax benefits is dependent on many factors, including the Company’s ability to generate taxable income within the loss carryforward period, which runs through 2027.

Loss Per Common Share

Basic loss per share is computed by dividing net income (loss) applicable to common stock by the weighted average common shares outstanding during the period.

Basic earnings (loss) per share excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or redeemed for common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. At August 31, 2007, there were no such potentially dilutive securities. Therefore, basic and diluted loss per share were the same for the period from inception (June 25, 2007) through August 31, 2007.

Deferred offering costs:

Deferred offering costs consist principally of legal, accounting and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital or charged to expense if not completed.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3—PROPOSED PUBLIC OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 25,000,000 units (“Units”). The Company also will sell in a private placement immediately prior to this offering 6,125,000 warrants for proceeds of $12,250,000. In addition, the Company will grant the underwriters an option (the “Over-Allotment Option”), exercisable not later than 45 days after the sale of the Units, to purchase up to 3,750,000 additional Units to cover over-allotments. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one Callable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $14.00 commencing the later of the consummation of a Business Combination with a target business or one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Warrants will be callable at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $28.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of the call is given. The Company may not call the warrants unless the warrants and the shares of common stock underlying the warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the call. The sale of the warrants to the sponsor will not result in the recognition of any stock-based compensation expense because they are being sold at or above fair market value.

The Company has agreed to sell the Units issued in the Proposed Offering to the underwriters at a price per share equal to $18.60 (discount and expenses of $1.40 per share), resulting in an aggregate underwriting fee to the underwriters of $35,000,000 if the Over-Allotment Option is not exercised and $39,500,000 if the Over-Allotment is exercised. The Company has agreed to sell to the representatives of the underwriters for $100, an option to purchase up to a total of 1,250,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the units have an exercise price of $25.00 per unit (125% of the exercise price of the units sold in the offering). This option is exercisable commencing on the later of the consummation of a business combination and one year from the effective date of the registration statement and expiring five years from the effective date of the registration statement. The option and the 1,250,000 units, the 1,250,000 shares of common stock and the 1,250,000 warrants underlying such units, and the 1,250,000 shares of common stock underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the FINRA Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend, our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below the exercise price of the warrants included in the option. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $10,550,000 using an expected life of five years, volatility of 48.85% and a risk-free interest rate of 4.95%. The expected volatility of approximately 48.85% was estimated by management based on an evaluation of the historical volatilities of public entities in the energy/refining industry. The Company has no trading history, and as a result it is not possible to value this option based on historical trades. Management believes that this volatility is a reasonable benchmark to use in estimating the value of this option. The actual volatility of this option will depend on many factors that cannot be precisely valued.

Immediately after the Proposed Offering (assuming no exercise of the underwriters’ over-allotment option), there will be 10,125,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of the outstanding warrants and the purchase option granted to the representatives of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance.

NOTE 4—COMMITMENT

The Company utilizes certain administrative, technology and secretarial services, as well as certain limited office space provided by United Refining, Inc. United Refining Inc. has agreed that, until the acquisition of a target business by the Company, it will make such services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay United Refining, Inc. $7,500 per month for such services commencing on the effective date of the Proposed Offering.

NOTE 5—NOTE PAYABLE

On June 28, 2007, pursuant to a promissory note of the same date, United Refining Inc. provided a no-interest loan to the Company in the aggregate amount of $200,000 to be repaid on the earlier of December 31, 2008 or the consummation of the offering from the proceeds of this offering. The proceeds of this loan will be used to cover pre-offering expenses.

NOTE 6—SUBSEQUENT EVENT

On September 18, 2007, pursuant to a promissory note of the same date, United Refining, Inc. provided a no-interest loan to the Company in the amount of $100,000 to be repaid on the earlier of December 31, 2008 or the consummation of the offering from the proceeds of this offering. The proceeds of this loan will be used to cover pre-offering expenses.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Until                  , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

United Refining Energy Corp.

$500,000,000

25,000,000 Units

Deutsche Bank Securities

Maxim Group LLC

Prospectus

                    , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee (1)	$1,000
SEC registration fee	$31,500
FINRA filing fee	$75,500
AMEX Filing Fee	$85,000
Accounting fees and expenses	$75,000
Printing and engraving expenses	$75,000
Legal fees and expenses (2)	$650,000
Miscellaneous (3)	$57,000

Total	$1,050,000

(1)	In addition to the initial acceptance fee that is charged by American Stock Transfer & Trust Company, as trustee following the offering, the registrant will be required to pay to American Stock Transfer & Trust Company annual fees of approximately $3,000 for acting as trustee, approximately $4,800 for acting as transfer agent of the registrant’s common stock, approximately $2,400 for acting as the warrant agent of the registrant’s warrants, and approximately $1,800 for acting as escrow agent.
(2)	Includes a portion of the legal fees ($200,000) related to the offering that is being deferred and will be paid, without contingency, from interest income earned from the trust account released to us for working capital purposes.
(3)	This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
United Refining, Inc.	6,250,000

Total	6,250,000

Such shares of common stock were issued on June 25, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to “accredited investors” as defined in Rule 501(a) of the Securities Act. The shares of common stock issued to the persons above were sold for an aggregate offering price of $25,000 at a purchase price of $0.004 per share. No underwriting discounts or commissions were paid with respect to such sales.

Prior to the consummation of the offering the sponsor will purchase 6,125,000 insider warrants from us. These insider warrants will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to “accredited investors” as defined in Rule 501(a) of the Securities Act. No underwriting discounts or commissions were paid with respect to such sales. A private placement subscription agreement has been entered into between the Company and our sponsor in connection with these insider warrants and is attached as an exhibit. Our sponsor has subscribed for and, prior to the consummation of the offering, will purchase the insider warrants.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholder’s collective ownership at 20.0% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain the existing stockholder’s collective ownership at 20.0% of our issued and outstanding shares of common stock upon consummation of this offering, in each case without giving effect to the private placement.

Item 16.	Exhibits and Financial Statement Schedules.

See the Exhibit Index, which follows the signature page which is incorporated by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of November, 2007.

UNITED REFINING ENERGY CORP.

By:	/s/ JOHN A. CATSIMATIDIS
	Name:	John A. Catsimatidis
	Title:	Chairman and Chief Executive

Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/S/ JOHN A CATSIMATIDIS John A. Catsimatidis	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 6, 2007

* Myron L. Turfitt	President and Director	November 6, 2007

* James E. Murphy	Chief Financial Officer (Principal Financial and Accounting Officer)	November 6, 2007

* John R. Wagner	Secretary	November 6, 2007

* Theodore P. Nikolis	Director	November 6, 2007

* Michael Bilirakis	Director	November 6, 2007

*By:	/s/ JOHN A. CATSIMATIDIS
John A. Catsimatidis
As Attorney-in-Fact

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*

3.1	Certificate of Incorporation.*

3.2	Form of Amended and Restated Certificate of Incorporation.

3.3	Bylaws.*

4.1	Specimen Unit Certificate.

4.2	Specimen Common Stock Certificate.

4.3	Specimen Warrant Certificate.

4.4	Form of Unit Purchase Option.*

4.5	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.*

5.1	Opinion of Ellenoff Grossman & Schole LLP.

10.1	Form of Investment Management Trust Account Agreement between American Stock Transfer & Trust Company and the Registrant.*

10.2	Form of Securities Escrow Agreement among the Registrant, American Stock Transfer & Trust Company, and the Existing Stockholder.*

10.3	Form of Registration Rights Agreement among the Registrant and the Existing Stockholder.*

10.4	Form of Letter Agreement by and between the Registrant and the Sponsor.

10.5	Form of Letter Agreement by and between the Registrant and John A. Catsimatidis.

10.6	Form of Letter Agreement by and between the Registrant and Myron L. Turfitt.

10.7	Form of Letter Agreement by and between the Registrant and James E. Murphy.

10.8	Form of Letter Agreement by and between the Registrant and John R. Wagner.

10.9	Form of Letter Agreement by and between the Registrant and Theodore P. Nikolis.

10.10	Administrative Services Agreement between the Registrant and Sponsor.

10.11	Amended and Restated Subscription Agreement between the Registrant and the Sponsor.*

10.12	Promissory Note, dated June 25, 2007, issued to Sponsor in the amount of $200,000.*

10.13	Right of First Refusal Agreement by and among United Refining Energy Corp., Red Apple Group, Inc., United Acquisition Corp., United Refining, Inc. and United Refining Company.*

10.14	Form of Letter Agreement by and between the Registrant and Michael Bilirakis.

10.15	Promissory Note, dated September 18, 2007, issued to Sponsor in the amount of $100,000.*

14	Code of Business Conduct and Ethics.*

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).

24	Power of Attorney (Included on Signature Page of this registration statement).*

99.1	Audit Committee Charter.*

99.2	Corporate Governance and Nominating Committee Charter.*

*	Previously filed.